UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
COSTAR GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

OUR MISSION	We are digitizing the world’s real estate, empowering all people to discover properties, insights, and connections that improve their businesses and lives.

OUR

VALUES

Integrity

We uphold the highest ethical standards at all times. We earn our colleagues’, customers’, and stakeholders’ trust by saying and doing the right thing.

Respect for the Individual

We value diversity and cherish uniqueness. We are inclusive always. CoStar is for all people, without exception. We recognize that the thoughts and feelings of others are as important and valuable as our own.

Work-Life Balance

We work hard and take pride in our professional accomplishments. We are committed to creating value for our customers, while still recognizing the need to have a sacrosanct place for our personal lives and families.

Cohesive Innovation

We create products of vital utility, delivering information and tools that are critical to the success of our customers and industry. Our solutions mobilize individuals to enable them to make confident, intelligent decisions.

Embrace and Drive Change

At our core we are about change. We challenge the status quo and constantly seek a better way.

Build Awesome Things

We work passionately to design and build awe-inspiring, beautiful products that delight and improve the lives of billions of people. We know that design matters.

Keep the Customer at the Center of All We Do

We succeed only when our customers succeed. We treat each of our customers the way we would prefer to be treated when buying a product or service. We invest in and enjoy the strong bonds and long-lasting, authentic friendships built with our customers.

The Best Teams Anywhere

We hire the best. We work and learn alongside exceptionally talented peers who are passionate about building the best possible workplace and taking our business to great heights. We have a zero-tolerance policy for jerks.

Continuous Learning

We are curious. We want to learn, grow, and better ourselves. We view mistakes as a necessary part of learning. Through the expertise we develop, we are better partners to our clients, stockholders, communities, and colleagues.

Be Collaborative

We are all part of the bigger team, and we are at our best when we communicate, empathize, and collaborate.

2026 PROXY STATEMENT

MESSAGE FROM OUR FOUNDER AND CHIEF EXECUTIVE OFFICER

Dear Fellow Stockholders,

2025 was a pivotal year for CoStar Group, as we continued to execute on our proven value creation playbook and strengthen our global leadership in the digital transformation of the $300+ trillion real estate industry. We have a strong foundation and continue to expand and evolve our platforms to drive our next chapter of profitable growth and margin expansion.

Our core businesses are profitable, stable, and growing – underscored by our 59th consecutive quarter of double-digit revenue growth in the fourth quarter of 2025. In 2025, we achieved record revenue of $3.2 billion, an increase of 19% over 2024. Adjusted EBITDA for 2025 surged 83% to $442 million, reflecting the immense operating leverage inherent in our platform as we transition from a phase of major investment to one of profitable growth.

I am particularly proud of the progress we are seeing with Homes.com. The platform now attracted 35,000 agent subscribers – 76% of whom are on annual contracts – generating over $100 million in annualized run-rate revenue. In just two years, Homes.com has become the fastest-growing residential real estate portal network in the U.S., reaching more than 2.1 billion views and 108 million average monthly unique visitors in 2025.

Delivering on Our Proven Value Creation Strategy

Following recommendations from the Capital Allocation Committee and a comprehensive Board review in 2025, we implemented key business, financial, and governance initiatives focused on accelerating profitability for Homes.com, making disciplined investments in our core platforms, delivering incremental capital returns to stockholders, aligning executive compensation with stockholders’ interests, strengthening corporate governance, and enhancing investor transparency. Our strategic plan has been informed by extensive stockholder engagement, which is integral to the success of the Company. Since the start of 2026, I have greatly valued meeting with 500 stockholders around the world. We appreciate your continued support and feedback.

We continue to invest in expanding our commercial product offerings, including the addition of real estate lease benchmarking, a loan origination module, new homes construction information and analytics, hospitality profit/loss benchmarking, and further international expansion. In 2025, we acquired Matterport, the global leader in 3D digital twin technology, and Domain, one of Australia’s most recognized and trusted property platforms.

These investments enable us to enhance and better execute our proven value creation playbook to unlock the tremendous value of our digital ecosystem and build upon our deep history of developing and expanding industry-leading platforms through disciplined acquisitions and organic investments.

In particular, Homes.com has reached an inflection point. With the bulk of the investment phase complete, Homes.com is generating positive network effects across our ecosystem, contributing to improved performance at Apartments.com and enabling broader technology integration, including advancements in AI.

In February 2026, we launched Homes Ai – the most sophisticated vertical AI application in real estate. We believe this innovation marks a new era for our business that will allow us to transform each of our platforms and meaningfully differentiate CoStar Group from the rest of the industry. We see meaningful opportunities to extend our Homes Ai and broader AI capabilities across our portfolio – including Apartments.com, CoStar, LoopNet, Land.com, and BizBuySell – ushering in what we believe will be a new era of intelligent, conversational real estate discovery.

As we execute against our strategy, we are committed to being disciplined in our capital allocation and mindful of near-term stockholder returns. To that end, we completed the prior $500 million share repurchase authorization on an accelerated timeframe and the Board authorized a new $1.5 billion share repurchase program.

CoStar Group’s operational and financial achievements would not have been possible without the hard work and dedication of our talented global team of over 8,000 employees. During the year, 13% of employees moved into new roles within the Company, and we maintained an average monthly retention rate of 99%. We are grateful for their continued contributions and commitment to CoStar Group.

Our focus remains on increasing long-term stockholder value, and we look forward to continued stockholder engagement as we work to advance our next chapter. Thank you for your ongoing support and investment in CoStar Group.

Sincerely,

ANDREW C. FLORANCE Founder, Chief Executive Officer, and Director

2026 PROXY STATEMENT

MESSAGE FROM OUR

BOARD CHAIR

Dear Fellow Stockholders,

It is an honor to serve as Chair of the Board of Directors of CoStar Group, alongside a deeply engaged and experienced group of directors. Our Board is actively engaged in overseeing management and supporting long-term value creation on your behalf.

Over the past year, our Board focused on three priorities that we heard matter most to our stockholders: aligning executive compensation with pay-for-performance, disciplined capital allocation, and sustained investment in strategic initiatives to drive durable long-term value creation.

Meaningful Stockholder Engagement and Executive Compensation Alignment

Following the annual meeting of stockholders in 2025, Robert Musslewhite, Chair of our Compensation Committee, and/or I, met personally with 100% of the Company’s top 50 stockholders that responded to the Company’s outreach and agreed to discuss our executive compensation program.

Stockholders we met with emphasized the importance of rigorous performance alignment, transparency, and accountability. In response, the Board—led by the Compensation Committee—redesigned our 2026 executive compensation program with more rigorous, predominantly quantitative performance goals, a simplified structure, and clearer pay-for-performance alignment.

The Board will continue to assess the program regularly and engage with stockholders to ensure it remains fit for purpose.

Disciplined Capital Allocation and Strategic Oversight

The Board maintained close oversight of capital allocation throughout 2025, informed by recommendations of the Capital Allocation Committee, as CoStar Group continues to scale its platforms and pursue opportunities to expand its leadership across commercial and residential real estate globally.

After careful evaluation, the Board supports disciplined investment in Homes.com to advance our long-term strategic direction and strengthen our position in the residential marketplace.

Collaborative Board–Management Partnership

Throughout these efforts, the Board has worked in close partnership with our founder-led management team—providing oversight, strategic guidance, and support, while respecting management’s role in day-to-day execution. This collaborative relationship is a defining strength of our governance approach and positions the Company well for continued success.

Board Refreshment and Ongoing Governance Evolution

The Board remains focused on ensuring we have the right skills, perspectives, and experience to guide the Company’s strategy. As a result of our ongoing refreshment efforts, half of our directors have joined within the past three years.

The Board remains firmly committed to strong governance, active stockholder engagement, and disciplined oversight of strategy, compensation, and capital allocation.

On behalf of the Board, thank you for your continued trust and investment in CoStar Group. We respectfully ask for your support on the proposals presented at this year’s Annual Meeting.

Sincerely,

LOUISE S. SAMS Board Chair, CoStar Group, Inc.

2026 PROXY STATEMENT

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, JUNE 23, 2026 | 10:00 A.M., EASTERN TIME Exclusively online at www.virtualshareholdermeeting.com/CSGP2026

Items of Business

1.	To elect eight nominees named in the attached proxy statement to serve on our Board of Directors for a one-year term expiring at the 2027 Annual Meeting of Stockholders;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026;

3.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;

4.	To approve the CoStar Group, Inc. 2026 Employee Stock Purchase Plan; and

5.	To transact any other business properly presented before the Annual Meeting.

Review your proxy statement and vote in one of three ways:

Internet Visit the website on your proxy card or voting instruction form

By Telephone Call the telephone number on your proxy card or voting instruction form

By Mail Sign, date, and return your proxy card or voting instruction form in the enclosed envelope

Proposals to be Voted on and Board

Voting Recommendations

PROPOSAL		RECOMMENDATION OF THE BOARD	PAGE

1	Election of eight director nominees named in this proxy statement	FOR each of the nominees	14

2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for 2026	FOR	39

3	Non-binding Advisory vote to approve the compensation of the named executive officers	FOR	42

4	Approval of the CoStar Group, Inc. 2026 Employee Stock Purchase Plan	FOR	88

Record Date

The Board of Directors has fixed Monday, April 27, 2026, as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting (or any adjournment or postponement of it). Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting.

Participation in Virtual Annual Meeting

We are pleased to invite you to participate in our Annual Meeting, which will be conducted exclusively online at www.virtualshareholdermeeting.com/CSGP2026. Please see “Other Information” beginning on page 92 of this Proxy Statement for additional information.

Voting

Your vote is very important to us. Please act as soon as possible to vote your shares, even if you plan to participate in the Annual Meeting. For specific instructions on how to vote your shares, please see “Other Information” beginning on page 92 of this Proxy Statement.

By Order of the Board of Directors,

Gene Boxer

General Counsel and Corporate Secretary

April 30, 2026

2026 PROXY STATEMENT 1

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 23, 2026: The Notice of Meeting and this Proxy Statement, as well as our Annual Report to Stockholders (the “2025 Annual Report”), are available on our corporate website at https://investors.costargroup.com/financials-filings. We are furnishing proxy materials to some of our stockholders through the Internet instead of through the mail. On or about April 30, 2026, we mailed to stockholders as of the record date a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice tells you how to access this Proxy Statement and our 2025 Annual Report, as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, please follow the instructions in the Notice.

2026 PROXY STATEMENT 2

ii	Glossary of Terms

1	Proxy Summary

13	Proxy Statement
14	Proposal 1 – Election of Directors
	15	Board Composition
	17	Board and Committee Evaluation Process
	18	Director Nominees
	26	Board Leadership Structure
	26	The Board’s Role in Risk Oversight
	28	Board Committees
	30	Corporate Governance Overview
	32	Director Compensation
	33	Director Stock Ownership Policy
	34	Certain Relationships and Related Party Transactions
	36	Executive Officers
39	Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm
	39	Ernst & Young LLP Fees and Services
	40	Audit Committee Pre-Approval Policy
	41	Report of the Audit Committee
42	Proposal 3 – Advisory Resolution to Approve Executive Compensation
45	Compensation Discussion and Analysis

	46	2025 Business Highlights
	50	Executive Compensation Philosophy, Program Objectives, and Practices
	50	Pay for Performance
	52	How Executive Compensation Decisions are Made
	54	Executive Compensation Design and Award Decisions for 2025
	61	Equity Incentive Compensation
	66	Company Compensation Policies and Practices
	66	Risk Assessment in Compensation Programs
	68	Employment Agreements
	69	Executive Severance Plan
	70	Compensation Committee Report

	71	2025 Summary Compensation Table
	73	2025 Grants of Plan-Based Awards
	74	Outstanding Equity Awards at 2025 Fiscal Year-End
	76	Option Exercises and Stock Vested in 2025
	76	Non-Qualified Deferred Compensation in 2025
	76	Potential Payments Upon Termination or Change of Control
	77	Termination and Change of Control Provisions Pursuant to Employment Agreements
	77	Change of Control Provisions Under the Company’s 2016 Plan and 2025 Plan
	79	Equity Compensation Plan Information
	79	CEO Pay Ratio
	81	Pay Versus Performance
	84	Narrative Disclosure to Pay Versus Performance Table

86	Stock Ownership Information
	87	Delinquent Section 16(a) Reports
88	Proposal 4 – Approval of the Costar Group, Inc. 2026 Employee Stock Purchase Plan
	89	Summary of the 2026 Employee Stock Purchase Plan
	90	U.S. Federal Income Tax Consequences
	91	New Plan Benefits

92	Other Information

	92	Attending the Annual Meeting of Stockholders
	92	Notice of Business to Come Before the Annual Meeting
	92	Voting Information
	94	Multiple Stockholders Sharing the Same Address
	94	Stockholder Proposals and Nominations for Directors for the 2027 Annual Meeting of Stockholders
	95	Availability of Form 10-K

A-2	Appendix A - Information Regarding Non-GAAP Financial Measures

B-1	Appendix B - Costar Group, Inc. 2026 Employee Stock Purchase Plan

2026 PROXY STATEMENT i

GLOSSARY OF TERMS

The following abbreviations or acronyms used in this Proxy Statement are defined below:

ABBREVIATION OR ACRONYM	DEFINITION

2016 Plan	CoStar Group 2016 Stock Incentive Plan, as amended from time to time

2025 Annual Report	CoStar Group Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026

2025 Plan	CoStar Group 2025 Stock Incentive Plan, as amended from time to time

2026 ESPP	CoStar Group, Inc. 2026 Employee Stock Purchase Plan

Adjusted EBITDA	EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring and related costs, including certain advisory fees, and settlements and impairments incurred outside the Company’s ordinary course of business

AI	Artificial Intelligence

Annual Meeting	CoStar Group’s 2026 Annual Meeting of Stockholders

ASC	Accounting Standards Codification

Audit Committee	Audit Committee of the Board

Board (also “Board of Directors”)	The Board of Directors of CoStar Group

By-Laws	Fourth Amended and Restated By-Laws of CoStar Group

Capital Allocation Committee	Capital Allocation Committee of the Board

CD&A	Compensation Discussion and Analysis

CIC	Change in Control

Code	Internal Revenue Code of 1986, as amended and in effect from time to time

CoStar Group (also “CoStar,” “we,” “us,” “our,” or the “Company”)	CoStar Group, Inc., a Delaware corporation, one or more of its consolidated subsidiaries or operating segments, or the entirety of CoStar Group, Inc. and its consolidated subsidiaries

Compensation Committee	Compensation Committee of the Board

Domain	Domain Holdings Australia Pty Limited

Domain Acquisition	CoStar’s acquisition of Domain completed on August 27, 2025, pursuant to the Scheme Implementation Deed

DSUs	Deferred Stock Units

EBITDA	Net income (loss) before interest (expense), net; other income (expense), net; loss on debt extinguishment; income taxes; depreciation; and amortization

EPS	Earnings per share

ESPP	Employee Stock Purchase Plan

Exchange Act	Securities Exchange Act of 1934, as amended

FASB	Financial Accounting Standards Board

GAAP	Generally accepted accounting principles in the U.S.

LTI	Long-term incentive

Matching RSUs	Awards of matching restricted stock units awarded under the Company’s MSPP

Matterport	The legal entity Matterport, LLC, formerly known as Matterport Inc., a Delaware corporation and provider of a technology platform that uses spatial data to transform physical buildings and spaces into dimensionally accurate, digital images

Matterport Acquisition	CoStar’s acquisition of Matterport completed on February 28, 2025, pursuant to the Matterport Merger Agreement

2026 PROXY STATEMENT ii

ABBREVIATION OR ACRONYM	DEFINITION

MSPP	CoStar Group Management Stock Purchase Plan as it may be amended and restated from time to time

Nasdaq	Nasdaq Global Select Market

NEO	Named executive officer for purposes of Item 402 of Regulation S-K

Net New Bookings	Net new bookings is an operating metric calculated based on the annualized amount of change in the Company’s sales bookings resulting from new subscription-based contracts, changes to existing subscription-based contracts, and cancellations of subscription-based contracts for the period reported, and information regarding net new bookings is not comparable to, nor should it be substituted for, an analysis of the Company’s revenues over time

Nominating and Corporate Governance Committee	Nominating and Corporate Governance Committee of the Board

Notice	Notice of Internet Availability of Proxy Materials

NPS	Net promoter score

PCAOB	Public Company Accounting Oversight Board

PSU	Performance Stock Unit

RSA	Restricted Stock Award

RSU	Restricted Stock Unit

SEC	U.S. Securities and Exchange Commission

STI	Short-term incentive

TSR	Total shareholder return

2026 PROXY STATEMENT iii

ABOUT US

CoStar Group (NASDAQ: CSGP) is a global leader in commercial real estate information, analytics, online marketplaces, and 3D digital twin technology. Founded in 1986, CoStar Group is dedicated to digitizing the world’s real estate, empowering all people to discover properties, insights, and connections that improve their businesses and lives. CoStar Group’s major brands include CoStar, a leading global provider of commercial real estate data, analytics, and news; LoopNet, the most trafficked commercial real estate marketplace; Apartments.com, the leading platform for apartment rentals; Homes.com, the fastest-growing residential real estate marketplace; and Domain, one of Australia’s leading property marketplaces. CoStar Group’s industry-leading brands also include Matterport, a leading spatial data company whose platform turns buildings into data to make every space more valuable and accessible, STR, a global leader in hospitality data and benchmarking; Ten-X, an online platform for commercial real estate auctions and negotiated bids; and OnTheMarket, a leading residential property portal in the United Kingdom.

CoStar Group’s websites attracted over 139 million average monthly unique visitors in the fourth quarter of 2025, serving clients around the world. Headquartered in Arlington, Virginia, CoStar Group is committed to transforming the real estate industry through innovative technology and comprehensive market intelligence. From time to time, we plan to utilize our corporate website as a channel of distribution for material Company information. For more information, visit CoStarGroup.com.

Our Global Presence

14 Countries with presence	+8,000 Employees	86 Offices

Our Brands

From offices, hospitality, and industrial properties, to apartments, residential, and retail, to land and businesses for sale, we cover the entire real estate landscape, providing solutions that meet the needs of all of our audiences.

CoStar Group™

CoStar™ LoopNet™ Homes.com™

Apartments.com™ Matterport® Domain

STR Ten-X™ BizBuySell™ Land.com™

CoStar REAL ESTATE MANAGER™ VL VISUAL LEASE

THOMAS DAILY BUREAUXLOCAUX BUSINESS IMMO OnTheMarket

2026 PROXY STATEMENT 1

PROXY SUMMARY

BUSINESS HIGHLIGHTS

The Company continued to advance its key strategic priorities in 2025, including 1) delivering solid financial performance, 2) enhancing long term stockholder value, 3) executing on its residential strategy, and 4) gaining operating leverage across the global CoStar platform. CoStar Group is well-positioned to drive accelerating profitability and sustained long-term stockholder value creation in 2026 and beyond.

Financial Performance

•	Delivered revenue of $3.25 billion in 2025, an increase of 19% year-over year

•	Net income was $7 million for full year 2025

•	Generated Adjusted EBITDA of $442 million, which represents an 83% year-over-year increase, reflecting operating leverage and disciplined execution following major strategic investments

•	Achieved record Net New Bookings for $308 million in 2025

•	Commercial segment revenue grew 18% year-over-year to $1.8 billion, while Residential segment revenue increased 20% to $1.5 billion, reflecting strength across both core growth engines

Long-Term Stockholder Value

•	Entered a phase of significant EBITDA expansion, positioning the Company to drive accelerating profitability in 2026

•	Provided five-year financial objectives including mid-teens revenue growth and a 35% Adjusted EBITDA margin

•

Completed a $500 million share repurchase program in 2025 and authorized a new $1.5 billion repurchase program, reinforcing the Board’s commitment to disciplined capital allocation and stockholder returns

Leveraging Global Platform

•	Global technology companies use a unified platform across geographies to rapidly innovate and drive operating efficiencies

•

Strengthened technology position and platform through the Matterport Acquisition in February 2025, adding a global 3D digital twin platform that will unlock significant value across the global platform with over 14 million spaces and over 70 billion square feet digitized across 177 countries

•

Expanded CoStar Group’s international footprint through the Domain Acquisition, establishing a leading residential and commercial real estate marketplace platform in Australia and creating a scalable foundation for long-term international growth

TOTAL REVENUE	REVENUE INCREASED	NET INCOME
$3.25B	19%YoY	$7M

ADJUSTED EBITDA(1) $442M	ADJUSTED EBITDA(1) INCREASED	HIGHEST IN HISTORY $308M NET NEW BOOKINGS
83%YOY

(1)	Adjusted EBITDA is a non-GAAP measure. See Appendix A for a reconciliation of Adjusted EBITDA to Net Income and for a discussion of management’s use of non-GAAP measures and other operating metrics.

2026 PROXY STATEMENT 2

PROXY SUMMARY

STOCKHOLDER ENGAGEMENT

Stockholder Feedback is Integrated into Board Decisions and Discussions

We believe that effective governance includes year-round engagement with our stockholders. Our Investor Relations team includes employees whose full-time year-round responsibilities include engaging with our investors, communicating with management to inform them on topics discussed and feedback received in the course of their engagement meetings. Our dedicated Investor Relations team receives and responds to investor telephone and email correspondence. We meet regularly with our investors, large and small, to discuss business strategy, performance, executive compensation philosophy and programs, and corporate governance. In addition, the Board receives letters from investors, and our directors review our responses and provide direction as necessary.

STOCKHOLDER OUTREACH AND ENGAGEMENT

Spring

- Publish annual report and proxy statement
- Conduct proactive outreach with stockholders to address questions and discuss Annual Meeting voting items
- Quarterly Earnings Call and post-earnings call feedback
- Hold Annual Meeting

Summer

- Review and discuss Annual Meeting Results and stockholder feedback received
- Analyze and summarize key themes and perspectives from stockholder engagement activities and voting outcomes
- Report proxy season outcomes to the Nominating and Corporate Governance Committee and Compensation Committee
- Quarterly Earnings Call and post-earnings call feedback

Fall

- Conduct proactive outreach to understand stockholders perspective, address questions, and discuss CoStar Group governance and compensation practices.
- Report on engagement conversations to the Nominating and Corporate Governance Committee, Compensation Committee, and Full Board
- Quarterly earnings call and post-earnings call feedback

Winter

- Incorporate stockholder feedback into planning on governance, compensation, and other key topics
- Publish Annual Report on Form 10-K
- Quarterly Earnings Call and post-earnings call feedback
- Publish Corporate Responsibility Report on Website

2026 PROXY STATEMENT 3

PROXY SUMMARY

We Listen to Our Stockholders

We regularly engage with our stockholders to understand their perspectives on our business and executive compensation program. Since January 2025, our management team met with 92% of our top 25 stockholders to discuss Company performance, our products and services, capital allocation matters, corporate governance, and executive compensation.

Stockholder Response Summary

Following extensive engagement with our stockholders during 2025, the Company implemented several enhancements to its governance and capital allocation profile and took actions to return capital to stockholders, as outlined below.

STRONG GOVERNANCE AND REGULAR BOARD REFRESHMENT	DISCIPLINED INVESTMENTS ACROSS COSTAR GROUP	DEEPENING COMMITMENT TO RETURNING CAPITAL TO STOCKHOLDERS
Added three independent directors, two of whom were designated by D.E. Shaw and Third Point	Formed a Capital Allocation Committee comprised of independent directors (including D.E. Shaw’s and Third Point’s designees) to support a comprehensive review of our capital structure, capital allocation priorities, and financial targets	Accelerated the completion of a $500 million share repurchase program initiated in 2025
Appointed a new independent Board Chair	Developed a plan unanimously approved by the Capital Allocation Committee to moderate investment in Homes.com by $300 million in 2026 and $100+ million annually thereafter to achieve break-even exiting 2029	Authorized a new $1.5 billion repurchase program in January 2026
Acted on stockholder feedback, approved a redesigned executive compensation program for 2026, featuring more rigorous and quantitative goals, enhanced transparency, and a simplified structure	Deployed AI technology initiatives across the entire CoStar Group organization and enhancing and expanding commercial product offerings

2026 PROXY STATEMENT 4

PROXY SUMMARY

SAY-ON-PAY ENGAGEMENT & RESPONSIVENESS

In addition, our Board and Compensation Committee Chairs, supported by our management team, met with stockholders in response to the 2025 Say-On-Pay vote.

Board Chair or Compensation Committee Chair Participation

Participated in meetings with **25%** of shares outstanding
100%
of Top 50 Stockholders Offered

2026 PROXY STATEMENT 5

PROXY SUMMARY

Board Acted on Stockholder Feedback on Executive Compensation

Informed by investor feedback, our newly refreshed Compensation Committee made significant changes to executive compensation for the 2026 executive compensation program. Our enhanced executive compensation program directly responds to feedback received in the fall of 2025 from 21 of the top 50 stockholders, representing approximately 33% of the outstanding shares of CoStar common stock. Read more about our receptive response and new executive compensation programs on page 47.

WHAT WE HEARD	CHANGED FOR 2026?	WHAT WE DID

Enhance Goal Rigor in setting targets		Established symmetrical slopes for performance metrics, increased relative TSR (rTSR) target and capped rTSR payout based on absolute TSR

Reduce Weighting of Qualitative Goals of short-term incentives of non-CEO NEOs		Increased the portion of short-term incentive payout based on objective financial metrics from 50-65% for 2025 to 80% for 2026

Give Heavier Weighting to PSUs as preferred vehicle		Set LTI mix of 80% PSUs for the CEO and 60% PSUs for the other executive officers

Update Performance Metrics to ensure alignment with value creation, including TSR and per-share metrics		Balanced EBITDA with Organic Revenue metric for STI metrics and replaced Revenue with EPS and rTSR for LTI metrics

Simplify the Design of executive compensation structure		Eliminated stock options and annual Performance-Based Restricted Stock in favor of a mix of PSUs and time-based RSUs

Enhance Disclosures on compensation framework and the Committee’s decision making		Committed to updating disclosures to provide greater clarity and detail

Remove Tax Gross-up from CEO’s employment agreement		Eliminated legacy 280G excise tax gross-up

Enhance Clawback Policy		Expanded existing clawback policy to include time-based RSUs

Increase CEO’s Stock Ownership Guidelines		Increased minimum stock ownership requirements for CEO from 6x to 10x base salary

2026 INVESTOR ROADSHOW

In early 2026, the CEO, CFO, and Head of Investor Relations engaged with a broad group of stockholders through an investor roadshow. These meetings provided an opportunity to communicate about CoStar Group’s strategic priorities and long-term objectives. During our engagement process, in addition to discussing our governance updates, we demonstrated the Homes.com product, including our new AI capabilities. Our CEO reported investor feedback on these matters to our Board.

2026 PROXY STATEMENT 6

PROXY SUMMARY

EXECUTIVE COMPENSATION

As illustrated in the charts below, the Company emphasizes long-term equity awards and annual performance-based cash incentives so that a majority of each executive’s total compensation opportunity is linked directly to the Company’s stock price or otherwise tied to performance. For 2025, 94.6% of target total direct compensation for our CEO and an average of 87.3% for the other NEOs was in the form of variable, at-risk pay. Moreover, 100% of long-term incentive awards for our CEO and 100% of long-term incentive awards for our other NEOs was in the form of performance-based compensation (performance stock awards, performance-based restricted stock, and stock options).

2026 PROXY STATEMENT 7

PROXY SUMMARY

KEY GOVERNANCE POLICIES & BEST PRACTICES

CoStar is committed to effective corporate governance, guided by active engagement with our stockholders and a continued focus on transparency, accountability, and long-term value creation. Our strong governance framework is anchored by an independent Board, robust oversight practices, and a risk oversight structure designed to support sustainable growth and protect stockholder interests.

INDEPENDENT BOARD CHAIR WITH CLEARLY DEFINED AND ROBUST RESPONSIBILITIES	• Our Board Chair works with the Board and management to implement sound corporate governance practices.

MAJORITY VOTING FOR DIRECTORS	• Paired with our director resignation policy, we believe majority voting for directors strengthens board accountability and corporate governance oversight.

ANNUAL ELECTION OF DIRECTORS

•

All of our directors are elected annually by our stockholders, providing a regular opportunity to evaluate the performance of the directors, and demonstrating meaningful accountability of directors to stockholders.

ANNUAL BOARD AND COMMITTEE SELF EVALUATIONS	• Each year the Board and each committee evaluates its performance and identifies areas for continued improvement.

HIGHLY INDEPENDENT BOARD

•

All directors are independent except for our CEO.

•

Strong and engaged independent Board Chair.

•

Executive sessions of the independent directors are held at Board meetings without management present.

ONGOING BOARD REFRESHMENT

•

Half of our independent directors have been added to the Board since 2023.

•

Directors will not be re-nominated for election by the Board if he or she would be 75 years or older at the time of the election unless Board determines continued service will be a benefit to the Company.

STOCKHOLDER RIGHTS	• CoStar provides for stockholder-friendly proxy access. • No supermajority voting requirements. • No “poison pill” or “stockholder rights” plan. • One class of voting stock.

YEAR-ROUND STOCKHOLDER ENGAGEMENT

•

Our Board takes the perspectives of our stockholders into account as it considers appropriate changes. In addition to our annual meeting each year, we provide stockholders with opportunities to deliver feedback on a variety of areas such as our corporate governance and compensation programs.

•

Our proactive stockholder engagement program allows for an open dialogue with our stockholders, promoting transparency and accountability.

ROBUST STOCK OWNERSHIP GUIDELINES

•

Our executive officers and directors are subject to robust stock ownership guidelines: directors 5x annual cash retainer, executives 2x base salary and CEO 10x base salary.

•

These robust guidelines align our executive officers and directors with stockholders.

2026 PROXY STATEMENT 8

PROXY SUMMARY

OUR BOARD OF DIRECTORS

The below summarizes information about our director nominees and their Audit, Compensation, and Nominating and Corporate Governance Committee assignments. Our director nominees possess a broad range of skills, experiences, backgrounds, and viewpoints that we believe are essential to an effective Board. Detailed information about each director nominee’s qualifications, skills, experiences, and expertise can be found beginning on page 18.

2026 Director Nominees

The table below provides current membership information for each of the Audit, Compensation, and Nominating and Corporate Governance Committees.

NAME AND PRINCIPAL OCCUPATION	AGE	DIRECTOR SINCE	OTHER PUBLIC COMPANY BOARDS	A	C	NCG

Andrew C. Florance Founder and Chief Executive Officer, CoStar Group, Inc.	62	1987	0

Louise S. Sams Board Chair, CoStar Group, Inc.; Former EVP & General Counsel, Turner Broadcasting System, Inc. Independent	68	2019	2

John L. Berisford Former President, S&P Global Ratings Independent	62	2025	0

Angelique G. Brunner Chief Executive Officer and Founder, EB5 Capital Independent	54	2023	0

Rachel C. Glaser Former Chief Financial Officer, Etsy, Inc. Independent	64	2025	1

John W. Hill Founder and Chief Executive Officer, J Hill Group Independent	71	2012	0

Christine M. McCarthy Former Executive Vice President and Chief Financial Officer, The Walt Disney Company Independent	70	2025	2

Robert W. Musslewhite Former Chief Executive Officer, Definitive Healthcare Corp Independent	56	2019	1

COMMITTEES

A Audit C Compensation NCG Nominating and Corporate Governance  Chair  Member

2026 PROXY STATEMENT 9

PROXY SUMMARY

Director Nominee Experience Highlights

Our director nominees have a broad range of skills and experiences, including some or significant experience in the following:

Key Director Attributes

Tenure
2
4.86
Average
Independent
Years
4
2
0-3 years
3-7 years
>7 years

*	Key Director Attributes are as of April 28, 2026.

2026 PROXY STATEMENT 10

PROXY SUMMARY

Board Refreshment and Tenure Profile

We regularly evaluate the Board’s composition to ensure that we have the right mix of skill and experience and tenure profile to oversee the ongoing execution of our strategy as we work to enhance stockholder value. We also regularly engage with our stockholders to understand their perspectives on many important topics. Our Board values the views of our stockholders regarding board composition and tenure and, in response to stockholder input, has made board refreshment a priority. Since 2023, we have significantly refreshed the Board by adding an independent director in 2023, and replacing three retired directors with three new independent directors in 2025. As a result, more than half of our independent directors have joined since 2023, bringing fresh perspectives and capital allocation and capital deployment experiences to support our long-term growth strategy.

Committee Rotations

In 2025, the Board reconstituted its committees as part of its ongoing evaluation of Board composition and committee effectiveness. Following the re-election of directors at the 2025 Annual Meeting of Stockholders, the Board reconstituted the independent committees to align committee leadership and membership with directors’ skills, experience, and the Company’s evolving priorities. Mr. Hill advised the Board of his intention to step down as Chair of the Audit Committee, following the 2026 Annual Meeting, while remaining a member of the Audit Committee to ensure a smooth transition. In connection with this change, the Board expects to appoint Ms. Glaser as Chair of the Audit Committee.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

John W. Hill (Chair) Angelique G. Brunner Rachel C. Glaser Louise S. Sams	Robert W. Musslewhite (Chair) John L. Berisford Angelique G. Brunner	Louise S. Sams (Chair) Rachel C. Glaser Christine M. McCarthy

Communicating with Our Directors

Any stockholder or other interested party may communicate with our independent directors, a committee of the Board of Directors, the independent Board Chair, or the Board generally. The Corporate Secretary opens and retains a copy of the contents of such correspondence and promptly forwards such correspondence to the Chair of the Nominating and Corporate Governance Committee and, if addressed to a particular committee or Board member, to that committee’s Chair or such Board member. The Corporate Secretary, together with the Chair of the Nominating and Corporate Governance Committee and his duly authorized agents, are responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Chair of the Nominating and Corporate Governance Committee is responsible for evaluating the materiality of each stockholder communication and determining which stockholder communications will be presented to the full Board, individual directors or other appropriate body. All concerns related to audit or accounting matters will be referred to the Audit Committee.

Attn: Corporate Secretary CoStar Group, Inc. 1201 Wilson Boulevard Arlington, Va 22209

2026 PROXY STATEMENT 11

PROXY SUMMARY

CORPORATE RESPONSIBILITY HIGHLIGHTS

Our corporate responsibility program reflects our commitment to operating responsibly while supporting the communities where we live and work—through employee engagement, community investment, workforce development, and efforts to reduce our environmental impact.

56 Average training hours per employee	50 Volunteer events in 2025	$3.2M+ Donated to more than 85 partners

10%
COMBINED REDUCTION ACROSS SCOPES 1, 2 & 3 GHG EMISSIONS

HUMAN CAPITAL MANAGEMENT

We measure our success in providing a positive work environment through a yearly Employee Engagement Survey administered by a third-party agency. Surveying our employees each year gives us an opportunity to see where we are excelling and what areas need improvement. The results of these surveys have helped us innovate how we look at employee programs, benefits, environment, and our internal protocols.

In 2025, 91% of employees participated in the survey, and we celebrate our outstanding employee engagement scores, with an overall engagement score of 81%. We are proud to have a highly engaged workforce, reflected in our average monthly employee retention rate of 99%.

99% Average monthly employee retention rate	81% Overall engagement score	13% Employees moved to new roles internally in 2025

2026 PROXY STATEMENT 12

COSTAR GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JUNE 23, 2026

The Board of Directors (the “Board”) of CoStar Group, Inc. (“CoStar,” “CoStar Group,” “we,” “our,” “us,” or the “Company”) solicits your proxy for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Eastern Time, on Tuesday, June 23, 2026, and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held online only as a live webcast via the internet at www.virtualshareholdermeeting.com/CSGP2026. The webcast replay of the Annual Meeting will be made available in the Investors section of CoStar Group’s website after completion of the Annual Meeting and will remain available for a period of time following the call.

We are mailing the Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders eligible to vote at the Annual Meeting on or about April 30, 2026. If you are a registered stockholder, to be admitted to the Annual Meeting, you will need to enter the 16-digit control number found on your Notice or proxy card. If your shares are held in brokerage accounts and your voting instruction form or the Notice indicates that you may vote those shares through the www.proxyvote.com website, then you may be admitted to the Annual Meeting using the 16-digit control number indicated on that voting instruction form or the Notice. Otherwise, stockholders who hold their shares in brokerage accounts should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

The Annual Meeting will include a question and answer session, and stockholders may submit questions appropriate to our business during the Annual Meeting. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/CSGP2026. Questions pertinent to meeting matters that comply with the meeting rules of conduct will be answered during the question and answer session, subject to time constraints. However, we reserve the right to exclude questions that are not pertinent to meeting matters, irrelevant to the business of the Company, derogatory or in bad taste, or relate to pending or threatened litigation, personal grievances or are otherwise inappropriate. Questions that are substantially similar may be grouped and answered once to avoid repetition. If there are any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, management expects to post answers to those questions on the “Investor Relations” section of the Company’s website at investors.costargroup.com as soon as practicable after the meeting.

We encourage you to access the Annual Meeting 15 minutes before it begins to avoid any delay from technical issues. If you encounter technical issues accessing the virtual Annual Meeting, you can contact the technical support number posted on the login page at www.virtualshareholdermeeting.com/CSGP2026.

2026 PROXY STATEMENT 13

Proposal 1

ELECTION OF DIRECTORS

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated all eight of the current directors for reelection, all of whom were last elected at the 2025 Annual Meeting of Stockholders. On April 27, 2026, Nana Banerjee resigned from the Board and the Board size was reduced to eight directors. Dr. Banerjee’s resignation was due to personal reasons unrelated to the Company and was not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

Each director elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until his or her successor is elected and qualified. We know of no reason why any nominee would be unable to serve. If any nominee becomes unable to serve prior to the Annual Meeting, the Board may reduce the size of the Board or designate substitute nominees, and proxies that do not withhold authority to vote for directors will be voted for such substitute nominees. In no event may proxies be voted for a greater number of persons than the number of nominees named.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES

2026 PROXY STATEMENT 14

PROPOSAL 1 – ELECTION OF DIRECTORS

Board Composition

Our Nominating and Corporate Governance Committee reviews and assesses with the Board the Board’s membership criteria on an annual basis. These criteria include independence, judgment, integrity, ability to commit sufficient time and attention to the activities of the Board, absence of potential conflicts with the Company’s interests, knowledge, business experience, skills and background, including an understanding of and experience with real estate, information services, marketplace and technology industries, and finance, capital allocation, and marketing expertise.

In addition, the Nominating and Corporate Governance Committee evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Nominating and Corporate Governance Committee believes the Board will find valuable in the future given the Company’s current standing and strategic plans. This evaluation enables the Nominating and Corporate Governance Committee to assess its effectiveness at achieving these Board membership objectives. Our Board believes that a balanced range of director skills, experience, and tenure is a strategic asset for stockholders. The Board’s tenure profile includes directors with deep institutional knowledge of CoStar and its competitive environment, complemented by directors who bring a variety of professional backgrounds and fresh perspectives. This approach to Board refreshment balances continuity and experience with the addition of new viewpoints.

Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee identifies nominees for director, and considers recommendations from other members of the Board, officers and employees of CoStar, and other sources that the Nominating and Corporate Governance Committee deems appropriate, which may include professional search firms. The Nominating and Corporate Governance Committee will also consider Board nominees suggested by stockholders if such recommendations are submitted timely, and include the required information specified in our By-Laws, as described under “Stockholder Proposals and Nominations for Directors for the 2027 Annual Meeting of Stockholders” below.

The Company may require any proposed nominee to furnish other information as reasonably required to determine eligibility to serve as a director of the Company, including information regarding the proposed nominee’s independence. There is no difference in the manner by which the Nominating and Corporate Governance Committee evaluates prospective nominees for director based on the source from which the individual was first identified.

When evaluating nominees for director, the Nominating and Corporate Governance Committee considers candidates consistent with the Board membership criteria described above. If the nominee is a director standing for reelection, that individual’s past contribution, engagement, and commitment to CoStar are also considered. The Nominating and Corporate Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not establish minimum qualifications or attributes.

John L. Berisford, Rachel C. Glaser, and Christine M. McCarthy, appointed in 2025, were identified through a rigorous director search process led by a special committee of the Board, leveraging an external search firm. The process included an extensive evaluation of candidates against the Board membership criteria described above and supportive engagement with certain stockholders. The special committee conducted multiple rounds of review, interviews, and deliberations to ensure that the selected directors would complement the Board’s existing strengths.

We expect that our Board members will have a varied portfolio of skills, experiences, and backgrounds and that each will contribute to the composition of the Board so that, collectively, the Board will possess the necessary skills, experience, and background to oversee our business and affairs in light of the Company’s current standing and strategic plans.

Below is a list of key skills and experience that our directors bring to our Board that we consider important in light of our current business and structure.

2026 PROXY STATEMENT 15

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR SKILLS/EXPERIENCE

Industry I Commercial Real Estate: Experience in the real estate, information services, and technology industries areas is valuable in understanding our growth and development efforts, as well as the market segments in which we operate.

Public Company Governance: Experience with reporting obligations, investor interaction, public company governance, knowledge and understanding of governance planning, and experience in encouraging management accountability and protecting stockholder interests.

Global Business: Broad exposure to companies or organizations that have a significant global presence, including developing and managing business in markets around the world.

Financial Accounting and Reporting: Experience in accounting or financial reporting, including understanding of internal controls; experience in overseeing such reporting and controls.

Legal, Public Policy, and Regulatory: Expertise in compliance with applicable governmental regulations; experience in legal and regulatory matters, and corporate compliance and ethics policies; experience in managing the effects of government policies and regulations.

Business Development and M&A: Expertise in and understanding of business development, strategic planning, and implementation; experience in leading strategy discussion at the board level; experience with developing and implementing strategies for growth, including mergers and acquisitions and divestitures.

Talent Management and Executive Compensation: Broad experience in executive development, performance, and compensation; experience with HR processes and strategies and efforts to attract, motivate, and retain candidates for key positions; experience in talent development.

Marketing and Sales: Experience with enhancing sales in existing markets; experience in developing new products and services and markets for growth; experience in marketing communication, brand strategy development, and advertising.

Risk Management: Experience in the management of critical business and/or legal risk; understanding of risk management functions, including risk identification/classification, crisis management, and similar functions; ability to think strategically about risk and provide oversight and advice relating to risk.

Senior Management and Leadership: Experience as chief executive officer, president, chairman, or at similar leadership position in a large company or other large organization.

Cybersecurity and Data Privacy: Experience in overseeing and managing cybersecurity and data privacy risks; history of leadership roles in cybersecurity risk management; degrees, certifications, or other background in cybersecurity.

Corporate Responsibility and Sustainability: Experience in overseeing and managing Corporate Responsibility practices and initiatives; skills and knowledge in climate-related strategic planning, risk mitigation, and management; ability to provide oversight and advice relating to climate-related risks.

AI/ Generative AI (GenAI) Strategy & Governance: Experience in deploying or overseeing AI/GenAI to support business strategy, innovation, and performance; familiarity with AI governance frameworks and board oversight structures, including evaluating opportunities and risks and overseeing frameworks or responsible use of AI.

 VERY SKILLED/EXPERIENCED       SOME SKILL/EXPERIENCE

2026 PROXY STATEMENT 16

PROPOSAL 1 – ELECTION OF DIRECTORS

Tenure and Board Refreshment Profile

As previously disclosed, as a result of the Board’s ongoing refreshment and succession planning process and in accordance with support agreements we entered into with certain stockholders, the Board elected each of John L. Berisford, Rachel C. Glaser, and Christine M. McCarthy as new Board members, effective April 6, 2025. Each of these new directors has been determined to (i) be an “independent director” under Nasdaq listing standards and (ii) have no transactions with “related persons,” as defined under the Exchange Act. These new independent directors bring significant experience and expertise relevant to our business and strategy, and we are confident they will help us extend our long track record of creating value for stockholders. Ms. Glaser is a seasoned executive with considerable financial expertise and relevant marketplace experience. Ms. McCarthy is a recognized corporate finance leader with over 30 years of experience. Mr. Berisford is an accomplished executive who most recently served as President of S&P Global Ratings.

As a result, three of our seven independent directors have joined since April 2025, bringing fresh perspectives and experiences to support our long-term growth strategy.

Board and Committee Evaluation Process

The Nominating and Corporate Governance Committee oversees the annual Board and committee evaluation process. Generally, the Board and each committee conduct self-evaluations by means of written questionnaires completed by each director and committee member. The anonymous responses are summarized and provided by the Corporate Secretary without attribution and provided to the Board and each committee at each of their next respective meetings to facilitate an examination and discussion by the Board and each committee of the effectiveness of the Board and committees, Board and committee structure and dynamics, areas for possible improvement, and enhancement of individual director contributions. The Nominating and Corporate Governance Committee reviews and establishes the Board and committee evaluation process each year. From time to time, it may determine to use an independent third party in the evaluation process.

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board determined it was appropriate to implement its standard process for the 2025-2026 self-evaluation cycle. In addition, each standing committee conducted its own self-evaluation.

Over the past few years, the evaluation process has highlighted opportunities to strengthen the Board’s practices, structures, and communications. Key themes identified in the evaluation process over the past few years include:

•	Board composition in support of long-term strategy

•	Balance and scope of topics and materials covered in Board and Committee meetings

•	Communication between the Board and its Committees

2026 PROXY STATEMENT 17

PROPOSAL 1 – ELECTION OF DIRECTORS

Andrew C. Florance FOUNDER AND CHIEF EXECUTIVE OFFICER Director Since: 1987 Age: 62 Education: • B.A., Economics, Princeton University

REASONS FOR NOMINATION

Andrew Florance provides the Board with founder-level insight into CoStar Group’s strategy, competitive positioning, and platform development. Since launching the Company in 1987, he has overseen its evolution into a scaled, multi-brand enterprise serving commercial and residential real estate markets. His long-standing leadership, direct involvement in product innovation and capital deployment, and deep understanding of the information services industry provides the Board with valuable perspective on CoStar Group’s key strategic initiatives, operating discipline, and sustained value creation priorities.

KEY SKILLS AND QUALIFICATIONS

•

Industry / Commercial Real Estate: As Founder and Chief Executive Officer, Mr. Florance has led CoStar Group’s growth from inception through its 1998 initial public offering and into an S&P 500 and NASDAQ-100 company operating across global real estate data, analytics, online marketplaces, and 3D digital twin technology platforms. Under his leadership, CoStar Group has expanded its coverage across office, industrial, retail, multifamily, hospitality, and residential markets, establishing a scaled and comprehensive global digital real estate ecosystem. In 2026, Mr. Florance was named among the top ten most powerful executives in the U.S. residential real estate industry by the Swanepoel Power 200. He was also named a Washingtonian Magazine “Tech Titan” in 2025 for the fourth consecutive year and was included on Commercial Observer’s 2025 Power 100 list.

•

Business Development and M&A: Mr. Florance has led more than 40 strategic acquisitions across 14 countries, broadening CoStar Group’s data assets, marketplace capabilities, and reach in existing and adjacent markets. His disciplined approach to both strategic acquisitions and organic investments have supported the continued growth and diversification of CoStar Group’s platforms and revenue streams. In 2025, he led the acquisition of Domain, one of Australia’s most recognized and trusted property platforms, leading to a record number of monthly unique platform visitors within just weeks of acquisition, and the purchase of Matterport, the global leader of 3D digital twin technology for property marketing and visualization. With the 2021 acquisition of Homes.com, Mr. Florance has scaled the CoStar platform to become the second-largest residential real estate portal in the U.S., with 108 million average monthly unique visitors and nearly $100 million in annual run-rate revenue.

•

Marketing and Sales: Mr. Florance has built and scaled CoStar Group’s subscription-based business model – leading to durable revenue growth, leverageable margin structures, and robust free cash flow. He spearheaded the digitization of the real estate industry, with CoStar Group now serving clients around the world and attracting over 139 million average monthly unique visitors across the Company’s platforms. He has guided pricing strategy, sales execution, and brand positioning across asset classes, reinforcing CoStar Group’s recurring revenue foundation.

CAREER HIGHLIGHTS

CoStar Group, Inc. (Nasdaq: CSGP), a leading global provider of real estate information, analytics, online marketplaces, and 3D digital twin technology

•

Founder and Chief Executive Officer (since 1987)

2026 PROXY STATEMENT 18

PROPOSAL 1 – ELECTION OF DIRECTORS

Louise S. Sams

BOARD CHAIR

Director Since: 2019

Age: 68

Committees:

•

Nominating and Corporate Governance (Chair)

•

Audit

Other Public Company Directorships (past five years):

•

Rollins, Inc. (NYSE: ROL)
(since 2022)

•

Loop Industries, Inc. (Nasdaq: LOOP)
(since 2021)

•

D&Z Media Acquisition Corp. (former NYSE: DNZ) (2021-2023)

Education:

•

B.A., English, Princeton University

•

J.D., University of Virginia School of Law

REASONS FOR NOMINATION

Louise Sams is a seasoned public company executive with deep experience overseeing large-scale businesses where corporate value was driven by proprietary data, technology platforms, and intellectual property. She has led the protection and commercialization of high-value content assets across global distribution channels, providing directly relevant insight for CoStar Group’s datacentric analytics and subscription based business model. Her background in enterprise risk management, compliance, and strategic transactions supports disciplined growth and long-term stockholder value creation.

KEY SKILLS AND QUALIFICATIONS

•

Legal, Public Policy, Regulatory: Ms. Sams brings extensive experience navigating complex legal and regulatory environments across global jurisdictions. As General Counsel of Turner Broadcasting System, she led global legal and compliance functions spanning corporate governance, major strategic transactions, intellectual property and licensing, employment matters, and international content distribution.

•

Business Development and M&A: As President of Turner Broadcasting System International, Ms. Sams oversaw production, distribution, and ad sales for all children’s and general entertainment networks outside North America, as well as global joint ventures, and led the distribution and commercial operations for CNN’s international services, which ranked as the leading media brand across EMEA and Asia in combined television and digital reach by the end of her tenure. She brings significant transaction experience from her involvement in Turner’s landmark $7.5 billion merger with Time Warner Inc., complemented by her early career advising public companies on M&A and securities law at White & Case LLP.

•

Risk Management: As General Counsel of Turner Broadcasting System, Ms. Sams oversaw enterprise risk management and controls related to data- and content-driven operations, information security, and intellectual property, and developed systems designed to mitigate cybersecurity and regulatory risk. Her experience supports effective Board oversight of CoStar Group’s proprietary data assets and analytics platforms, as well as the responsible use and protection of information critical to long-term value creation.

CAREER HIGHLIGHTS

Turner Broadcasting System, Inc.– a television and media conglomerate

•

Executive Vice President and General Counsel (2000-2019)

•

President, Turner Broadcasting System International, Inc. (2003-2012)

•

Various positions of increasing responsibility (1993-2000)

White & Case LLP – a global law firm

•

Associate (1986-1993)

2026 PROXY STATEMENT 19

PROPOSAL 1 – ELECTION OF DIRECTORS

John L. Berisford

INDEPENDENT DIRECTOR

Director Since: 2025

Age: 62

Committees:

•

Compensation

Other Public Company

Directorships (past five years):

•

Heidrick & Struggles International, Inc.
(former Nasdaq: HSII) (2023-2025)

•

CRISIL Ltd. (NSE: CRISIL) (2016-2023)

Education:

•

B.A., Political Science, West Liberty University

•

M.A., Labor and Industrial Relations, West Virginia University

REASONS FOR NOMINATION

John Berisford’s career spans senior leadership roles in global information services enterprises operating at scale. He has led high-margin, subscription-based businesses built on proprietary data and analytics, offering relevant perspective on CoStar Group’s data-centric platform and recurring-revenue growth model. His experience in enterprise transformation and integration execution, human capital strategy, and risk management supports effective oversight of disciplined growth and long-term stockholder value creation.

KEY SKILLS AND QUALIFICATIONS

•

Legal, Public Policy, and Regulatory: As President of S&P Global Ratings, Mr. Berisford led the company’s flagship business, representing more than 50% of total profit, through a period of growth, transformation, and global expansion, including expanding the credit ratings business into China’s market. He has established extensive trusted relationships with 28 global credit rating regulators, providing relevant experience navigating complex regulatory frameworks across multiple jurisdictions.

•

Business Development and M&A: At S&P Global, Mr. Berisford was instrumental in creating and executing the company’s growth strategy following the sale of McGraw Hill Education, helping lead its evolution from a diversified publishing and media conglomerate into a focused global information services provider with best-in-class data and analytics. As President of S&P Global Ratings, he led the company’s Integration Management Office following the merger with IHS Markit, overseeing large-scale integration initiatives. Earlier in his career, he helped lead the integration of the Pepsi Bottling Group into PepsiCo, bringing experience in executing complex corporate transactions and enterprise-wide strategic initiatives.

•

Talent Management and Executive Compensation: Mr. Berisford brings deep human capital leadership experience from serving as Executive Vice President of Human Resources at S&P Global and from his 22-year tenure at PepsiCo, including as Chief Human Resources Officer of the Pepsi Bottling Group. His background supports effective Board oversight of executive compensation, succession planning, and leadership development.

CAREER HIGHLIGHTS

S&P Global, Inc. (NYSE: SPGI) – a global provider of credit ratings, benchmarks, analytics, and data to the capital and commodity markets

•

President, S&P Global Ratings (2015-2022)

•

Executive Vice President, Human Resources (2014- 2015)

McGraw Hill Companies (now S&P Global, Inc.) – a publishing and financial information services company

•

Executive Vice President, Human Resources (2011-2014)

PepsiCo, Inc. (Nasdaq: PEP) – a global food and beverage company

•

Chief Human Resources Officer, Pepsi Bottling Group (2005-2011)

•

Various positions within human resources of increasing responsibility (1989-2005)

2026 PROXY STATEMENT 20

PROPOSAL 1 – ELECTION OF DIRECTORS

Angelique G. Brunner

INDEPENDENT DIRECTOR

Director Since: 2023

Age: 54

Committees:

•

Audit

•

Compensation

Other Public Company

Directorships (past five years):

•

Cushman & Wakefield Ltd
(NYSE: CWK) (2020-2023)

Education:

•

B.A., Public Policy, Brown University

•

M.P.A., Princeton University

REASONS FOR NOMINATION

Angelique Brunner brings over 25 years of experience across finance, commercial real estate, and global capital markets. She has structured and deployed capital for large-scale real estate development projects while working extensively with international investors and navigating complex regulatory environments. Her experience in commercial real estate finance, cross-border capital flows, and market dynamics supports the Board’s oversight of CoStar Group’s development and expansion in existing and adjacent markets and position in capital markets.

KEY SKILLS AND QUALIFICATIONS

•

Industry / Commercial Real Estate: As Founder and Chief Executive Officer of EB5 Capital, Ms. Brunner oversees the development and management of approximately $1 billion in assets across more than 30 U.S. real estate development projects spanning multifamily, hospitality, mixed-use, and other commercial asset classes. She leads the firm’s commercial real estate investments, including deal origination, investor engagement, and strategic execution. During her tenure at Fannie Mae and other companies, she completed more than $3 billion in debt and equity transactions, gaining insight into housing finance, capital structures, and real estate market fundamentals.

•

Global Business: Ms. Brunner has worked with more than 1,900 clients across 75 countries, structuring cross-border investments in U.S. real estate projects. Her experience provides perspective on international investor considerations and market dynamics influencing real estate markets. She received a presidential appointment to the U.S. Trade Representative’s Trade Advisory Committee on Africa.

•

Legal, Public Policy, and Regulatory: Ms. Brunner brings extensive experience navigating complex federal regulatory frameworks and alternative financing structures in support of economic development initiatives. Her background provides insight into legislative and foreign investment policy affecting real estate development and international capital formation. Ms. Brunner maintains active engagement with leading real estate and business organizations, including the Urban Land Institute and the Real Estate Executive Council, providing ongoing exposure to commercial real estate market trends, institutional capital perspectives, and industry leadership dialogue.

CAREER HIGHLIGHTS

EB5 Capital – a commercial real estate investment firm

•

Founder and Chief Executive Officer (since 2008)

Federal National Mortgage Association (“Fannie Mae”) (OTCMKTS: FNMA) – a government-sponsored enterprise providing financing to the U.S. housing market

•

Senior Business Manager (2006-2008)

Neighborhood Development Company – a Washington, D.C.– based real estate development firm focused on urban infill and mixed-use projects in emerging neighborhoods

•

Vice President for Finance (2004-2006)

2026 PROXY STATEMENT 21

PROPOSAL 1 – ELECTION OF DIRECTORS

Rachel C. Glaser

INDEPENDENT DIRECTOR

Director Since: 2025

Age: 64

Committees:

•

Audit

•

Nominating and Corporate Governance

Other Public Company Directorships (past five years):

•

The New York Times Company (NYSE: NYT) (since 2018)

Education:

•

B.A., Psychology, University of California, Berkeley

•

M.B.A., University of Southern California

REASONS FOR NOMINATION

Rachel Glaser is a seasoned public company executive with nearly four decades of financial leadership and corporate development experience across global businesses, including marketplace-, subscription-, and ad-based content platforms. She has guided companies through growth and portfolio evolution while overseeing complex financial operations and corporate development initiatives. Her experience shaping business strategy, capital allocation, and investor engagement provides valuable perspective to the CoStar Group Board.

KEY SKILLS AND QUALIFICATIONS

•

Financial Accounting and Reporting: As Chief Financial Officer of Etsy, Inc., Leaf Group Ltd., and Move, Inc. (“Move”), Ms. Glaser led global financial operations and oversaw profitable growth strategy, including forecasting and analytics, corporate development, tax and treasury, accounting, SEC reporting, and investor relations. Across her roles, she oversaw capital allocation strategy and balance sheet management, and she led multiple convertible debt offerings and share repurchase programs. During her tenure, Etsy’s consolidated gross merchandise sales increased fourfold and revenue increased sixfold, while the company generated more than $3 billion in net cash from operating activities.

•

Global Business: Ms. Glaser has deep experience managing the financial and operational complexities, global data, and analytics necessary to scale two-sided global online marketplaces. At Etsy, she helped expand the company’s international multi-brand platform, growing global buyers from 33 million to 96 million and sellers from 2 million to 9 million between 2017 and 2023.

•

Business Development and M&A: At Etsy, Ms. Glaser led the $1.625 billion acquisition of Depop in 2021 as part of the company’s multi-brand strategy. Earlier, as Chief Financial Officer of Move, the parent company of Realtor.com, Ms. Glaser helped lead Move’s sale to News Corp in 2014. Her insight into competitive dynamics, monetization models, and data-driven infrastructure supports disciplined evaluation of strategic investments and long-term value creation.

CAREER HIGHLIGHTS

Etsy, Inc. (NYSE: ETSY) – a global online marketplace

•

Chief Financial Officer (2017-2025)

Leaf Group Ltd. (former NYSE: LEAF) – a digital media and marketplace operator

•

Chief Financial Officer (2015-2017)

Move, Inc. – an operator of online real estate marketplaces, including Realtor.com®

•

Chief Financial Officer (2012-2015)

MyLife.com – a subscription-based online background and people search platform

•

Chief Operating and Financial Officer (2008-2011)

Yahoo Inc. – a multinational digital media and technology company

•

Senior Vice President, Finance (2005-2008)

The Walt Disney Company (NYSE: DIS) – a global media and entertainment company

•

Vice President, Finance and Operations (1992-2005)

•

Various positions of increasing responsibility (1986-2005)

2026 PROXY STATEMENT 22

PROPOSAL 1 – ELECTION OF DIRECTORS

John W. Hill INDEPENDENT DIRECTOR Director Since: 2012 Age: 71 Committee: • Audit (Chair) Education: • B.S., Accounting, University of Maryland

REASONS FOR NOMINATION

John Hill offers more than 40 years of experience in accounting, auditing, financial management, and leadership across complex organizations. He has led large-scale financial restructurings, enhanced internal controls, and overseen governance and organizational transformation initiatives. Mr. Hill’s extensive financial expertise supports disciplined Board oversight of financial reporting, enterprise risk management, and long-term financial resiliency.

KEY SKILLS AND QUALIFICATIONS

•

Financial Accounting and Reporting: As Chief Financial Officer of the City of Detroit following its bankruptcy, Mr. Hill restructured the City’s financial operations, reduced debt service expenses, and strengthened financial transparency. Under his leadership, Detroit achieved multiple credit rating upgrades, exited federal and state financial oversight for the first time in approximately 40 years, and implemented enhanced budgeting, reporting, and long-term financial planning frameworks.[i]

•

Risk Management: As Detroit’s Chief Financial Officer, Mr. Hill reinforced financial controls, compliance systems, and accountability structures. Through his leadership of J Hill Group, he has advised organizations on strengthening financial management and governance frameworks, including internal control enhancement and risk oversight. His experience supports effective Board oversight of operational, financial, and cybersecurity risk.

•

Legal, Public Policy, and Regulatory: Mr. Hill has operated within complex federal, state, and municipal regulatory environments. In his leadership roles in Detroit and previously with the District of Columbia Financial Control Board, he worked within government oversight frameworks to restore fiscal stability and strengthen compliance processes, providing perspective on regulatory risk and governance oversight.

CAREER HIGHLIGHTS

J Hill Group – a professional services practice focused on operational improvement

•

Founder and Chief Executive Officer (since 2012)

City of Detroit, Michigan

•

Chief Financial Officer (2013-2018)

Federal City Council – a nonprofit civic leadership organization

•

Chief Executive Officer (2004-2012)

In2Books, Inc. – a nonprofit advancing youth literacy

•

Chief Executive Officer (2002-2004)

Andersen, LLP – a global tax and advisory firm

•

Partner (1999-2002)

District of Columbia Financial Control Board – an oversight body created by U.S. Congress

•

Executive Director (1995-1999)

2026 PROXY STATEMENT 23

PROPOSAL 1 – ELECTION OF DIRECTORS

Christine M. McCarthy

INDEPENDENT DIRECTOR

Director Since: 2025

Age: 70

Committee:

•

Nominating and Corporate Governance

Other Public Company Directorships (past five years):

•

Flutter Entertainment PLC (NYSE: FLUT) (since 2024)

•

Procter & Gamble Co (NYSE: PG) (since 2019)

Education:

•

B.A., Biology, Smith College

•

M.B.A., University of California, Los Angeles

REASONS FOR NOMINATION

Christine McCarthy is a seasoned corporate finance executive with more than 30 years of leadership experience in complex global organizations. She has guided financial strategy and capital deployment through periods of significant transformation. Her experience overseeing global real estate portfolios, large-scale transactions, and enterprise technology governance provides valuable perspective for a data-driven business focused on disciplined growth and sustainable financial performance.

KEY SKILLS AND QUALIFICATIONS

•

Financial Accounting and Reporting: As Executive Vice President and Chief Financial Officer of The Walt Disney Company, Ms. McCarthy led Disney’s global finance organization, overseeing financial planning and analysis, tax, treasury, cybersecurity and risk management. She guided financial operations through a period of significant strategic transformation, maintaining disciplined capital deployment and delivering annual revenue growth from $52.5 billion to over $82 billion during her tenure.

•

Industry / Commercial Real Estate: In prior roles, Ms. McCarthy led Disney’s global corporate real estate function, overseeing portfolio strategy, facilities, and strategic capital investment decisions across the company’s international asset base. Her experience evaluating real estate investments, optimizing asset utilization, and aligning real estate strategy with business objectives offers insight into enterprise-level real estate economics relevant to CoStar Group.

•

Business Development and M&A: She was a core member of Disney’s acquisition teams for more than 20 years and worked on and led significant international transactions. As Chief Financial Officer at Disney, she oversaw the $71 billion acquisition of 21st Century Fox in 2019. She also guided Disney Accelerator, the business development program designed to identify innovative technologies and business concepts to expand the breadth of the company’s portfolio of experiences.

CAREER HIGHLIGHTS

The Walt Disney Company (NYSE: DIS) (“Disney”) – a global media and entertainment company

•

Executive Vice President and Chief Financial Officer (2015-2023)

•

Senior Executive Vice President, Corporate Real Estate, Alliances & Treasurer (2000-2015)

Imperial Bancorp – a bank holding company

•

Executive Vice President and Chief Financial Officer (1997-1999)

First Interstate Bancorp – a bank holding company (1981-1996)

•

Executive Vice President & Chief Financial Officer (1993-1996)

2026 PROXY STATEMENT 24

PROPOSAL 1 – ELECTION OF DIRECTORS

Robert W. Musslewhite

INDEPENDENT DIRECTOR

Director Since: 2019

Age: 56

Committee:

•

Compensation (Chair)

Other Public Company Directorships (past five years):

•

Cardinal Health Inc (NYSE: CAH) (since 2025)

•

Definitive Healthcare Corp. (Nasdaq: DH) (2021-2024)

Education:

•

B.A., Economics, Princeton University

•

J.D., Harvard Law School

REASONS FOR NOMINATION

Robert Musslewhite is an experienced public company chief executive with a strong track record of leading subscription-based and analytics-driven businesses. He has scaled SaaS and analytics platforms, executed strategic transactions, and integrated technology-enabled businesses in highly competitive markets. His expertise in capital allocation and enterprise risk oversight provides valuable perspective as CoStar Group continues to scale its global digital real estate ecosystem and expand its data, analytics, and AI capabilities.

KEY SKILLS AND QUALIFICATIONS

•

Marketing and Sales: Mr. Musslewhite has extensive experience leading commercial organizations and driving sustained revenue growth in subscription-based businesses. As Chief Executive Officer of Definitive Healthcare, he directed global go-to-market initiatives, sharpened market positioning, and expanded recurring revenue through focused customer acquisition and account development strategies. At The Advisory Board Company, he accelerated top-line growth from approximately $200 million to $800 million by scaling a research, analytics, and technology-enabled services model and broadening the company’s client base.

•

Business Development and M&A: As Chief Executive Officer of OptumInsight, Optum’s $19 billion publicly reported business unit, Mr. Musslewhite led numerous health care technology and services acquisitions, most notably the $13 billion acquisition of Change Healthcare. As Chief Executive Officer of The Advisory Board Company, Mr. Musslewhite evaluated strategic alternatives and led significant transactions, including the $1.3 billion sale of its healthcare business to Optum and the $1.5 billion sale of its education business to Vista Equity Partners. He also led the founding of Evolent Health within the Advisory Board, ultimately launching its IPO into a public company (EVH).

•

Risk Management: Across senior leadership roles at Definitive Healthcare, OptumInsight, and The Advisory Board Company, Mr. Musslewhite oversaw complex, data-intensive businesses operating in highly regulated environments. He managed operational, technology, data privacy, and strategic risks while scaling SaaS-oriented and service-based platforms.

CAREER HIGHLIGHTS

Definitive Healthcare Corp. (Nasdaq: DH) – a healthcare data and analytics company

•

Chief Executive Officer (2022-2024)

•

President (2021-2022)

Optum – a health services and technology division of UnitedHealth Group

•

Chief Executive Officer, OptumInsight (2019-2021)

•

Chief Executive Officer, Optum360 (2019)

•

Various other Chief Executive positions (2017-2019)

The Advisory Board Company (former Nasdaq: ABCO, acquired by Optum in 2017) – a healthcare research, consulting, and technology firm

•

Chairman and Chief Executive Officer (2013-2017)

•

Chief Executive Officer (2008-2017)

McKinsey and Company – a premier global management consulting firm

•

Associate Principal (2001-2008)

2026 PROXY STATEMENT 25

PROPOSAL 1 – ELECTION OF DIRECTORS

Board Leadership Structure

Ms. Sams, an independent director, serves as Board Chair, and Mr. Florance serves as Chief Executive Officer and director of CoStar Group. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Board Chair, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board at the particular time. The Board believes the advisability of having separate or combined Board Chair and Chief Executive Officer positions is dependent upon the strengths of the individual or individuals that hold these positions and the most effective means of leveraging their strengths to lead the Board, set Board agendas, and identify and oversee key issues in light of the challenges and circumstances facing the Company, which may change over time. During a period in which the Board Chair and Chief Executive Officer positions are combined, a Lead Director would be appointed from our independent directors. Our stockholders would be notified of a combination of the Board Chair and Chief Executive Officer roles promptly upon the Board’s decision to do so.

The Board has determined that the Company’s current leadership structure is in the best interest of the Company’s stockholders. This structure provides a greater role for the independent directors in overseeing the Company and in setting agendas and establishing Board priorities and procedures and it also permits our Chief Executive Officer to focus on managing the Company’s day-to-day operations. Our Board Chair’s responsibilities include:

•	Serving as Board Chair of regular sessions of the Board and managing the overall Board process;

•	Presiding over separate executive sessions with the independent directors;

•

Working with the CEO and committee chairs to ensure meeting agendas cover appropriate topics and that schedules for Board and committee meetings permit sufficient time for discussion of all agenda items;

•	Modeling culture, philosophy, inclusivity, and values expected of all directors;

•	Conducting individual meetings with other directors, including the Chief Executive Officer, and management team to encourage open communication and collaboration;

•	Representing the Board on occasions where it is important for the Board to respond on matters independently from the Company’s management team;

•	Providing guidance and direction to the Chief Executive Officer and management team; and

•	Engaging with stockholders, through verbal or written communications, and presiding over the Company’s Annual Meeting of Stockholders.

The Board’s Role in Risk Oversight

One of the Board’s functions is oversight of risk management, which is administered both through the full Board and through Board committees that oversee specific risks. The committees of the Board, specifically, Audit, Nominating and Corporate Governance, and Compensation, regularly report out to the full Board on their areas of oversight, as described below.

The Company faces a variety of risks, including macroeconomic risks, such as inflation, economic downturns, or recession; business-specific risks related to the Company’s strategic position, operations, financial structure, legal and regulatory compliance, cybersecurity and corporate governance; and event-specific risks, such as natural disasters, pandemics or wars. The Company believes that an effective risk management system should:

•	Timely identify the material risks that the Company faces;

•	Communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee;

•	Implement appropriate and responsive risk management strategies consistent with the Company’s risk profile; and

•	Integrate risk management into Company decision-making.

The Audit Committee also works with the Company’s management to assess, analyze, and address the most likely areas of future risk for the Company.

The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day operations. Management is responsible for identifying risk and risk controls related to significant business activities and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to control risk.

2026 PROXY STATEMENT 26

PROPOSAL 1 – ELECTION OF DIRECTORS

Management, typically the Chief Financial Officer or General Counsel, periodically discusses with the Board or appropriate Board committee the significant voluntary and involuntary risks that the Company faces and how the Company seeks to control risk if and when appropriate. When appropriate, other members of management provide information to the Board or appropriate Board committees with respect to a specific area of potential risk and how the Company manages or seeks to control the identified risk.

In some cases, as with risks related to product or service acceptance, capital allocation, or AI strategy, risk oversight is addressed as part of the full Board’s engagement with the Chief Executive Officer and management. In other cases, a Board committee is responsible for oversight of specific risk topics in which case management meets directly with the Board committee.

The Audit Committee oversees risks related to cybersecurity, generative AI, internal control over financial reporting, and auditor independence. The Audit Committee also oversees management’s implementation of controls and procedures addressing cybersecurity and AI risks, and periodically receives reports from the Company’s Chief Technology Officer and Vice President, Cybersecurity on these matters. The General Counsel reports to the Audit Committee on a quarterly basis regarding the effectiveness of the Company’s legal and ethical compliance program, including compliance hotline activity and significant litigation matters. The Audit Committee also oversees the Company’s corporate responsibility and climate-related risks and opportunities. In addition to overseeing the related reporting, disclosures, controls, and assurances over those activities, the Audit Committee reviews voluntary reports released by the Company covering its approach to building a foundation of responsible business strategies that drive value for its people, communities, and stockholders, such as its recent Corporate Responsibility Reports. These reports can be found on our Corporate Responsibility website at https://investors.costargroup.com/corporate-responsibility.

The Compensation Committee oversees the assessment of risks related to the Company’s design and administration of its compensation and equity policies and programs applicable to officers and employees and succession planning. For more information see also Compensation Discussion and Analysis – Company Compensation Policies and Practices – Risk Assessment in Compensation Programs.

The Nominating and Corporate Governance Committee oversees Board structure, governance, and independence, receives reports on the Company’s political contributions from management on a periodic basis, and assesses potential risks and impacts associated with such political activities. The Nominating and Corporate Governance Committee also reviews the Company’s published reports of U.S. Political Contributions and Industry Trade Association Memberships available in the “Investors” section of the Company’s website under “Corporate Governance” and “Governance Documents” at https://investors.costargroup.com/corporate-governance/governance-documents.

Board and Committee Oversight over Cybersecurity

As noted above, the Board has delegated oversight over cybersecurity risk to the Audit Committee and receives reports from the Audit Committee at Board meetings at least biannually. The Company has developed a robust information security risk management infrastructure that leverages our internal Threat Management and Privacy teams and external third-party assessors to continuously refine protocols for cybersecurity and information security risks. Our internal teams utilize a third-party information security risk management process to evaluate cybersecurity impact of proposed software prior to adoption, performing privacy impact assessments as applicable. As of the date of this filing, the Company is not aware of and has not experienced any third-party information security breaches. In addition to our internal teams’ capabilities, we engage a third-party managed detection and response provider and an external data protection officer, to which our Threat Management team gives regular reports for monitoring. CoStar leverages a multi-line defense model and aims to inform and continuously improve its cybersecurity program through third-party assessments and engagement with industry associations.

2026 PROXY STATEMENT 27

PROPOSAL 1 – ELECTION OF DIRECTORS

Board Committees

Our By-laws provide that the Board may delegate responsibility to committees. The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. In April 2025, the Board established a Capital Allocation Committee, which terminated by the terms of its charter on January 27, 2026. For more information about the Capital Allocation Committee, please see — Capital Allocation Committee below.

AUDIT COMMITTEE

4 Meetings in 2025	Members • John W. Hill (Chair) • Angelique G. Brunner • Rachel C. Glaser • Louise S. Sams	Independence Each member of the committee is independent and financially literate.	Audit Committee Financial Expert Each of Mr. Hill and Mses. Brunner and Glaser meet the requirements defined in SEC rules.

Role and Responsibilities

The Audit Committee assists the Board in fulfilling its oversight responsibilities as to accounting policies, internal controls, the outside auditor’s qualifications, independence and performance, compliance with legal and regulatory requirements, cybersecurity and information security, and generative AI risk management, and the results of the annual audit of our annual consolidated financial statements and the interim reviews of our quarterly consolidated financial statements. The Audit Committee also produces the report of the Audit Committee included in this Proxy Statement. The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee. This charter is available in the “Investors” section of the Company’s website under “Corporate Governance” and “Governance Documents” at https://investors.costargroup.com/corporate-governance/governance-documents.

COMPENSATION COMMITTEE

4 Meetings in 2025 and 3 Written Consents	Members • Robert W. Musslewhite (Chair) • John L. Berisford • Angelique G. Brunner	Independence Each member of the committee is independent.

Role and Responsibilities

The Compensation Committee operates under a written charter adopted by the Board and reviewed annually by the Compensation Committee. This charter is available in the “Investors” section of the Company’s website under “Corporate Governance” and “Governance Documents” at https://investors.costargroup.com/corporate-governance/governance-documents. The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s executive officers; reviews and approves the corporate goals and objectives relative to the compensation of our CEO and other executive officers; reviews the evaluations of the performance of our CEO in light of these established goals and objectives; reviews and recommends the compensation of our non-employee directors; administers and approves the issuance of equity awards under our stock plans; oversees the assessment of risks related to our compensation policies and programs applicable to our officers and employees; reviews director and officer compliance with our stock ownership guidelines; retains and approves the compensation of any compensation advisors and such compensation advisor’s independence; and produces the Compensation Committee Report included in this Proxy Statement. In addition, the Board has designated the Compensation Committee as the Administrator of the 2025 Plan, 2026 ESPP, MSPP, and the Company’s annual cash incentive plan.

Compensation Committee Interlocks and Insider Participation

The following directors served on the Compensation Committee during part of the year ended December 31, 2025: Messrs. Berisford, Hill, Klein, Musslewhite and Nassetta and Mses. Brunner and Sams. None of the members of the Compensation Committee that served during 2025 is an officer or employee or former officer of our Company or had any relationship that is required to be disclosed as a transaction with a related person. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

2026 PROXY STATEMENT 28

PROPOSAL 1 – ELECTION OF DIRECTORS

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

2 Meetings in 2025	Members • Louise S. Sams (Chair) • Rachel C. Glaser • Christine M. McCarthy	Independence Each member of the committee is independent.

Role and Responsibilities

The Nominating and Corporate Governance Committee recommends to the Board director candidates for election; assesses the contributions and independence of incumbent directors in determining whether to recommend them for reelection at each annual stockholder’s meeting; reviews and recommends to the Board retirement and other tenure policies for directors; oversees evaluation of the Board and its committees; receives reports from management regarding the company’s political contributions; and performs a leadership role in shaping the Company’s corporate governance. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board and reviewed annually by the Nominating and Corporate Governance Committee. This charter is available in the “Investors” section of the Company’s website under “Corporate Governance” and “Governance Documents” at https://investors.costargroup.com/corporate-governance/governance-documents.

Capital Allocation Committee

On April 5, 2025, in connection with the execution of (a) the Support Agreement, dated as of April 6, 2025, among the Company, D. E. Shaw Valence Portfolios, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C., and (b) the Support Agreement, dated as of April 6, 2025, among the Company and Third Point LLC, our Board established the Capital Allocation Committee to review and make recommendations to the Board regarding the Company’s capital structure, capital allocation priorities, and financial targets, including for international expansion and significant investments by the Company’s major brands, including, but not limited to, CoStar, Apartments.com, LoopNet, and Homes.com. The Capital Allocation Committee’s review also focused on operational performance, including the setting of near-term and long-term financial targets for resource and capital allocation to ensure adequate returns on investment spend, as well as the evaluation of alternatives to capitalize the value of the Company’s investments and brands if they fail to meet such targets.

CAPITAL ALLOCATION COMMITTEE

6 Meetings in 2025	Members • Andrew C. Florance (Chair) • John L. Berisford • Christine M. McCarthy • Robert W. Musslewhite	Independence Each member of the committee is independent other than Mr. Florance.	Term of Committee April 5, 2025 – January 27, 2026

Role and Responsibilities

The Capital Allocation Committee met six times between April 2025 and December 2025, and its authority automatically terminated following its delivery of its final recommendations to the Board on January 27, 2026, in accordance with the terms of its charter. The Capital Allocation Committee, following its review of the strategy of the business, the long-range financial plan for CoStar Group, operational and financial performance data for Homes.com, a detailed long-range financial plan for Homes.com (including breakeven and net present value analysis), cash flow analysis to determine degrees of freedom with respect to incremental capital return, and historical internal rate of return, unanimously recommended to the Board at its final meeting in December 2025, the following three proposals: (i) a $1.5 billion share repurchase program, (ii) the 2026 proposed budget, and (iii) the long-range projections for Homes.com. The Board unanimously approved all three proposals.

2026 PROXY STATEMENT 29

PROPOSAL 1 – ELECTION OF DIRECTORS

2026 – Board Oversight over Capital Allocation

Following the automatic termination of the Capital Allocation Committee in January 2026, the Board determined to reserve capital allocation matters for itself. Since January 2026, capital allocation matters have been overseen by the full Board at each quarterly Board meeting, reflecting the Board’s view that decisions relating to capital deployment, liquidity, and long-term investment priorities are integral to the Company’s overall strategy and risk oversight. This approach helps ensure that all directors participate in the evaluation of significant capital allocation decisions and their alignment with stockholder interests.

Corporate Governance Overview

Principles of Corporate Governance

The Board, based on the recommendation of the Nominating and Corporate Governance Committee, regularly reviews and evaluates the Company’s corporate governance practices. The Board has adopted the Company’s Principles of Corporate Governance, which guides its members in the exercise of its responsibilities. The Company’s Principles of Corporate Governance can be found in the “Investors” section of the Company’s website under “Corporate Governance” and “Governance Documents” at https://investors.costargroup.com/corporate-governance/governance-documents.

Director Retirement Policy

In April 2025, the Board amended the Principles of Corporate Governance to adopt a retirement policy providing that no director will be nominated for election or re-election to the Board if he or she would be 75 or older at the time of the election, unless the Nominating and Corporate Governance Committee and Board determine that the continued service of the director on the Board would be of benefit to the Company.

Meeting Attendance

Directors are expected to attend all meetings of the Board and the committees on which they serve. During 2025, the Board held eight meetings and acted by unanimous written consent two times. During 2025, each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by each committee of the Board on which the director served, during the period in which the director so served.

We encourage, but do not require, directors to attend the Annual Meetings of Stockholders. In 2025, no directors attended the Annual Meeting of Stockholders.

Executive Sessions

On a quarterly basis, time is set aside for the non-management directors to meet in executive session without management present. Ms. Sams, the Board Chair, presides over these executive sessions. Executive sessions of independent directors enable the Board to discuss matters, such as strategy, Chief Executive Officer and senior management performance and compensation, and board effectiveness, without management present. Any director may request additional executive sessions of independent directors.

Majority Voting Standard

In a non-contested election, directors are elected by a majority of votes cast by stockholders (i.e., if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election). A non-contested election is an election where the number of nominees does not exceed the number of directors to be elected.

The Nominating and Corporate Governance Committee has established procedures for any director who is not elected to tender his or her resignation. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. In determining whether to recommend that the Board accept any resignation offer, the Nominating and Corporate Governance Committee may consider all factors that the Committee’s members believe are relevant. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the election results. In deciding whether to accept the resignation offer, the Board will consider the factors considered by the Nominating and Corporate Governance Committee and any additional information and factors that the Board believes to be relevant. If the Board accepts a director’s resignation offer pursuant to this process, the Nominating and Corporate Governance Committee will recommend to the Board and the Board will thereafter determine whether to fill the vacancy or reduce the size of the Board. Any director who tenders his or her resignation pursuant to this provision will not participate in the proceedings of either the Nominating and Corporate Governance Committee or the Board with respect to his or her own resignation offer.

2026 PROXY STATEMENT 30

PROPOSAL 1 – ELECTION OF DIRECTORS

In a contested election, the director nominees who receive the plurality of votes cast are elected as directors. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than other nominees are elected to the Board, regardless of whether they receive a majority of votes cast. An election is considered contested under our By-Laws if there are more nominees than positions on the Board to be filled at the meeting of stockholders as of the fifth business day prior to the date on which we file our definitive proxy statement with the SEC.

Proxy Access

Our By-Laws allow eligible stockholders to propose director nominees for inclusion in the proxy statement in addition to the nominees proposed by the Board. The proxy access By-Law permits stockholders owning 3% or more of our issued and outstanding shares of common stock for at least three years to nominate candidates for election to our Board. The number of candidates that may be so nominated is limited to the greater of two or the largest whole number that does not exceed 20% of our Board. The number of stockholders who may aggregate their shares to meet the 3% ownership threshold is limited to 20. The stockholder(s) and nominee(s) must also satisfy the other requirements contained in our By-Laws.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (which we refer to as our Code) that applies to all of our employees, officers, directors, and contractors, including those officers responsible for financial reporting. We intend to disclose any amendment or waiver of a provision of the Code that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information in the “Investors” section of the Company’s website under “Corporate Governance” and “Governance Documents” at https://investors.costargroup.com/corporate-governance/governance-documents and/or in our public filings with the SEC.

Director Independence

Our Principles of Corporate Governance require that a substantial majority of our Board be comprised of directors who meet the definition of independence under Rule 5605(a)(2) of the Nasdaq listing rules. Our committee charters likewise require that our standing Audit, Compensation, and Nominating and Corporate Governance Committees be comprised only of independent directors. Additionally, the Audit Committee members must be independent under Rule 10A-3 promulgated under the Exchange Act. The Compensation Committee members must qualify as “non-employee directors” under Rule 16b-3 promulgated under the Exchange Act.

Utilizing this criteria, as well as all relevant facts and circumstances, the Board annually assesses the independence from management of all non-management directors and committee members by reviewing the commercial, financial, familial, employment and other relationships between each director and the Company, its auditors, and other companies that do business with CoStar Group. Because of our worldwide reach, it is not unusual for CoStar Group to engage in ordinary course of business transactions involving the sale of subscription services, the purchase of commercial services, or a contribution to local charities with entities affiliated with one of our directors, or their immediate family members. The Board considered these transactions in determining director independence and determined that such transactions did not impair any director’s independence.

After analysis and recommendation by the Nominating and Corporate Governance Committee, the Board determined that:

•	Messrs. Berisford, Hill, and Musslewhite, and Mses. Brunner, Glaser, McCarthy, and Sams are each independent as defined under Rule 5605(a)(2) of the Nasdaq listing rules

•	Our Audit Committee members (Mr. Hill and Mses. Brunner, Glaser, and Sams) are independent under Section 10A-3 of the Exchange Act.

Former Directors

The Board also determined that former directors Messrs. Banerjee, Klein and Nassetta and Ms. Kaplan were each independent as defined under Rule 5605(a)(2) of the Nasdaq listing rules during their Board service. As noted above, it is not unusual for CoStar Group to engage in ordinary course of business transactions involving the sale of subscription services, the purchase of commercial services, or a contribution to local charities with entities affiliated with one of our directors, or their immediate family members. The Board considered these transactions in determining director independence and determined that the transactions were not material, the terms between the parties were no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and such transactions did not impair any director’s independence.

2026 PROXY STATEMENT 31

PROPOSAL 1 – ELECTION OF DIRECTORS

Director Compensation

The Compensation Committee annually reviews director compensation for service on the Board and its committees and recommends director compensation and any changes to such compensation to the Board for approval. The Board annually reviews and approves director compensation based on the recommendations of the Compensation Committee. Directors who are also employees of the Company do not receive any additional compensation for service on the Board.

Under our prior director compensation program in effect for 2025, our non-employee directors were paid an annual cash retainer of $50,000 and our Board Chair was paid an additional annual cash retainer of $70,000. Annual cash retainers are prorated for any partial years of service.

Each of our non-employee directors (including our Board Chair) received an annual equity award with an approximate grant date value of $250,000, 100% of which was in the form of restricted stock. In addition, in 2025, each of our non-employee directors received additional annual equity awards, all of which were also in the form of restricted stock, for service on the Board committees with the following approximate grant date values:

COMMITTEE	MEMBER	CHAIR

Audit Committee	$15,000	$30,000

Compensation Committee	$12,000	$25,000

Nominating and Corporate Governance Committee	$12,000	$25,000

Annual restricted stock awards for non-employee directors are granted on or around the date of the first regular Board meeting following the date of the annual meeting of stockholders, and vest in four equal installments over a four-year period from the grant date of such award; provided, however, that all vesting ceases if the director resigns from our Board or otherwise ceases to serve as a director, unless the Board determines otherwise in certain limited circumstances. The number of shares of restricted stock subject to each award is determined by dividing the total dollar amount of such award by the closing price of the Company’s common stock on the date of grant.

In addition to the annual cash retainers and annual equity awards, we also reimburse our non-employee directors for their travel, lodging, and other reasonable expenses incurred in attending meetings of our Board and Board committees.

2025 Non-Employee Director Compensation

NAME(1)	FEES EARNED OR PAID IN CASH ($)(2)	STOCK AWARDS ($)(3)	TOTAL ($)

John L. Berisford	$36,986	$262,000	$298,986

Angelique G. Brunner	$50,000	$277,000	$327,000

Rachel C. Glaser	$36,986	$277,000	$313,986

John W. Hill	$50,000	$280,000	$330,000

Laura Cox Kaplan	$25,000	—	$25,000

Michael R. Klein	$20,000	—	$20,000

Christine M. McCarthy	$36,986	$262,000	$298,986

Robert W. Musslewhite	$50,000	$275,000	$325,000

Christopher J. Nassetta	$25,000	—	$25,000

Louise S. Sams	$105,000	$290,000	$395,000

(1)	Board Member Changes in 2025. Messrs. Klein and Nassetta and Ms. Kaplan retired from the Board on April 6, 2025, and Mses. Glaser and McCarthy, and Mr. Berisford joined the Board on April 6, 2025.
(2)

Annual Retainers. This column shows the amount of cash compensation earned in 2025 for Board and committee service. Annual cash retainers are prorated for partial years of service and are paid to directors in biannual installments and to the Chair in monthly installments.

(3)

Stock Awards. To align our non-employee directors’ annual compensation with stockholder interests, each non-employee director receives a restricted stock award for service on the Board and its committees. This column shows the aggregate grant date fair value of shares of restricted stock granted in 2025 to each non-employee director, computed in accordance with FASB Accounting Standards Codification Topic 718, “Compensation – Stock Compensation.” The following table shows the aggregate number of shares of unvested restricted stock held by each non-employee director as of December 31, 2025. Other than as set forth below, the non-employee directors did not hold any other outstanding equity awards at fiscal year-end.

2026 PROXY STATEMENT 32

PROPOSAL 1 – ELECTION OF DIRECTORS

Shares of Unvested Restricted Stock Held by Directors as of 12/31/2025

NAME	AGGREGATE SHARES OF UNVESTED RESTRICTED STOCK HELD AS OF 12/31/2025

John L. Berisford	2,973

Angelique G. Brunner	7,528

Rachel C. Glaser	3,143

John W. Hill	8,869

Laura Cox Kaplan(a)	0

Michael R. Klein(a)	0

Christine M. McCarthy	2,973

Robert W. Musslewhite	8,202

Christopher J. Nassetta(a)	0

Louise S. Sams	8,678
(a)

The information reported for Ms. Kaplan and Messrs. Klein and Nassetta reflects that any unvested restricted stock held by each of these former directors prior to April 6, 2025, the day they retired from the Board, was forfeited.

Director Stock Ownership Policy

Under the Company’s Director Stock Ownership Policy, each non-employee director is required to own shares of the Company’s common stock with a value equal to five times the annual director cash retainer. Newly appointed directors are required to meet the ownership requirement on or before the first December 31st following the fifth anniversary of the date of their appointment to the Board. The Stock Ownership Policy also includes certain share retention obligations that apply to directors who have not met the minimum equity ownership requirements by the end of their phase-in period or who cease to hold the minimum equity ownership at any time following such date. The current directors are all in compliance with our Director Stock Ownership Policy. The number of shares of unvested restricted stock held by each non-employee director as of December 31, 2025, is shown above in footnote to the Shares of Unvested Restricted Stock Held by Directors as of December 31, 2025.

2026 Director Compensation Program

In December 2025, the Compensation Committee undertook a comprehensive review of the Company’s non-employee director compensation program. In conducting its review, the Committee evaluated the structure and competitiveness of the existing program, considered evolving market practices, and reviewed director compensation data for a group of peer companies. The Compensation Committee conducted this review with the assistance of its independent compensation consultant, which provided comparative market data and analysis to inform the Compensation Committee’s evaluation.

Following its review and the Compensation Committee’s recommendation, the Board approved a revised non-employee director compensation program, effective January 1, 2026.

The most significant changes to the program are as follows:

•	Cash Compensation for Committee Service. Committee Chairs and Committee members will receive cash retainers for their service on Board committees, rather than restricted stock awards.

•

Revised Equity Vesting Structure. All restricted stock awards granted to non-employee directors will vest in full on the first anniversary of the grant date, rather than vesting ratably over four years.

The Board believes these changes better align the director compensation program with market practice, simplify the program’s design, and continue to appropriately align directors’ interests with those of our stockholders.

2026 PROXY STATEMENT 33

PROPOSAL 1 – ELECTION OF DIRECTORS

The schedule of annual cash retainers (the “Cash Retainers”) under the 2026 Director Compensation Program (the “Program”) for the non-employee directors is as follows:

POSITION	AMOUNT

Annual Cash Retainer	$75,000

Non-Executive Chair of the Board	$125,000

Chair of Audit Committee	$30,000

Chair of Compensation Committee	$25,000

Chair of Nominating and Corporate Governance Committee	$25,000

Member of Audit Committee	$15,000

Member of Compensation Committee	$12,000

Member of Nominating and Corporate Governance Committee	$12,000

Non-employee directors are eligible to earn a Cash Retainer for each position in which they serve. The Cash Retainers are earned on a quarterly basis and are paid in arrears. In the event a non-employee director does not serve as a non-employee director, or in the applicable position, for an entire calendar quarter, the Cash Retainer paid to such non-employee director will be prorated for the portion of such calendar quarter actually served.

NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION

The annual equity award component of the Program is granted in the form of restricted stock, consistent with prior years; however, the vesting terms have changed. The Program provides for the following terms:

Restricted Stock Awards. A non-employee director who (i) has been serving as a non-employee director as of the date of any annual meeting and (ii) will continue to serve as a non-employee director immediately following such meeting, will be automatically granted an award of restricted stock on the date of such annual meeting, which will consist of a number of shares (rounded up to the nearest whole number) equal to $250,000 divided by the closing price of the Company’s common stock on the date of grant.

Terms of Restricted Stock Awards Granted to Non-Employee Directors.

1. Restricted Stock Awards. Each restricted stock award will vest in a single installment on the earlier of (i) the date of the next annual meeting occurring after the date of grant or (ii) the first anniversary of the date of grant, subject to the non-employee director continuing in service as a non-employee director through such vesting date.

2. Forfeiture of Restricted Stock Awards. Unless the Board otherwise determines, any portion of a restricted stock award, which is unvested at the time of a non-employee director’s termination of service on the Board as a non-employee director, will be immediately forfeited upon such termination of service and will not become vested.

Certain Relationships and Related Party Transactions

Review and Approval of Related Party Transactions

The Board recognizes that Related Party transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. The Board has delegated authority to the Audit Committee to review and approve Related Party transactions, and the Audit Committee has adopted a written policy as detailed below, for the review, approval, or ratification of Related Party transactions.

A Related Party transaction, otherwise known as an “Interested Transaction” under our policy, is any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements, or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (b) the Company or any of its subsidiaries is a participant, and (c) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). An Interested Transaction does not include a transaction in which a Related Party has an indirect interest solely as a result of being (1) a director or a less than 10% beneficial owner of an equity interest in another entity, or both, or (2) a limited partner in a partnership in which the Related Party has an interest of less than 10%. A “Related Party” is any (a) person who is or was (since the beginning of the Company’s last fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director of the Company, (b) greater than 5% beneficial owner of the Company’s outstanding common stock, or (c) Immediate Family Member of

2026 PROXY STATEMENT 34

PROPOSAL 1 – ELECTION OF DIRECTORS

any of the foregoing. An “Immediate Family Member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons and daughters-in-law, brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

The Audit Committee reviews all of the material facts of all Interested Transactions and either approve or disapprove of the entry into the Interested Transaction, subject to a limited list of enumerated transactions that are deemed to be pre-approved as described in the Interested Transactions policy. In determining whether to approve an Interested Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction.

Related Party Transactions

During 2025, no Related Party transaction (or “Interested Transaction”) occurred between the Company and any Related Party.

2026 PROXY STATEMENT 35

PROPOSAL 1 – ELECTION OF DIRECTORS

Executive Officers

Below is biographical information about each of our current executive officers as defined by the Exchange Act, including ages as of April 1, 2026.

Founder and Chief Executive Officer Employee since 1987 Age 62

EXPERIENCE

Mr. Florance founded the Company in 1987. As Founder and Chief Executive Officer of the Company, Mr. Florance has directed the Company’s successful expansion from start-up, to its initial public offering in July 1998, to its market-leading position today. In his role, Mr. Florance manages an international service platform that includes the United States, United Kingdom, France, Spain, Germany, Canada, Australia, and several other countries throughout Asia Pacific and Latin America. While leading CoStar, he has identified, negotiated, and closed more than 40 acquisitions across 14 countries.

EDUCATION

B.A. (Economics), Princeton University

Chief Financial Officer Employee since 2024 Age 56

EXPERIENCE

Mr. Lown joined the Company in July 2024. Prior to his appointment as Chief Financial Officer, Mr. Lown served as executive vice president and chief financial officer of Freddie Mac from 2020 to 2024, where he was responsible for the company’s accounting, capital oversight, sustainability, financial controls, investor relations, financial planning and reporting, procurement, and tax functions. Prior to Freddie Mac, Mr. Lown served as executive vice president and chief financial officer at Navient Corporation from 2017 to 2020. Prior to joining Navient, Mr. Lown spent 11 years at Morgan Stanley, where he held various roles, including Managing Director of the Financial Institutions Group, where he co-led the Global FinTech and North America Banks and Diversified Finance practices.

EDUCATION

B.A. (International Relations), University of Lynchburg

M.B.A., University of Virginia Darden School of Business

2026 PROXY STATEMENT 36

PROPOSAL 1 – ELECTION OF DIRECTORS

Senior Vice President, Global Operations Employee since 1999 Age 59

EXPERIENCE

Ms. Ruggles joined the Company in November 1999 as a Field Research Photographer. With over 26 years at CoStar Group, including more than 10 years as Senior Vice President of Global Operations, Ms. Ruggles leads the commercial real estate industry’s largest professional research organization. Ms. Ruggles has served in various roles of increasing responsibility, including Field Research Operations Manager from 2000 to 2006, Director of Field Research from 2006 to 2009, Senior Director of Field Research from 2009 to 2013, Vice President of Field Research from 2013 to 2016, Senior Vice President of Portfolio Research from early 2016 until October 2016, and Senior Vice President, Global Research from 2016 until her appointment as Senior Vice President, Global Operations in 2022. Her work focuses on integrating leadership, cross-functional team management, and project oversight to maintain the most comprehensive database of property records, market analytics, and performance insights. At CoStar Group, Ms. Ruggles oversees research operations, photography, news, and customer service. During her tenure, she launched CoStar’s research coverage of numerous markets throughout the United States, facilitating the Company’s national expansion, launched research coverage in Canada, Europe and most recently Australia. Her commitment to innovation has been demonstrated through initiatives such as establishing the Richmond Research Headquarters and introducing advanced tools for data collection and visualization.

EDUCATION

B.A. (Photography), Savannah College of Art and Design

Chief Technology Officer Employee since 1999 Age 59

EXPERIENCE

Mr. Simuro joined the Company in December 1999 as Director of Information Systems. He served as Senior Vice President of Information Systems from May 2005 to January 2008 and was promoted to Chief Information Officer in January 2008. Most recently, in March 2015, Mr. Simuro was promoted to Chief Technology Officer. Prior to joining CoStar, Mr. Simuro was Director of Data Warehousing at GRC International (“GRC”). Prior to GRC, Mr. Simuro was a technology consultant specializing in operational efficiency and database technologies.

EDUCATION

B.A. (Computer Science), State University of New York - Geneseo

M.S. (Information Systems), George Washington University

2026 PROXY STATEMENT 37

PROPOSAL 1 – ELECTION OF DIRECTORS

President, Marketplaces Employee since 2000(1) Age 60

EXPERIENCE

Mr. Saint is responsible for Apartments.com and its network of online apartment listing websites, as well as CoStar’s Land and Businesses For Sale marketplaces. Mr. Saint joined the Company as a result of the Company’s acquisition of LoopNet in 2012, and served as President of LoopNet from April 2012 until January 2016, when he took over as President of Apartments.com. In September 2018, he was promoted to President, Marketplaces. He had previously joined LoopNet as President of Cityfeet and Vice President of LoopNet Business Development in August 2007 upon the acquisition of Cityfeet, where he had served as Chief Executive Officer from January 2004 to August 2007.

EDUCATION

B.S. (Business Administration), Wake Forest University

M.B.A. (Finance and Real Estate), The Wharton School of the University of Pennsylvania

(1)	Includes years of service with acquired companies.

General Counsel and Corporate Secretary Employee since 2022 Age 51

EXPERIENCE

Mr. Boxer joined the Company in March 2022. Previously, Mr. Boxer served as Executive Vice President, Group General Counsel, of Sirius International Insurance Group from August 2016, and as its Chief Strategy Officer from September 2018 until February 2021. From January 2011 until October 2015, Mr. Boxer served as Global General Counsel of Cushman & Wakefield, where he headed the Legal and Compliance functions and served as a member of the Executive Committee and Global Management Committee, and Co-Chaired the Global Enterprise Risk Management Committee, of the firm. From October 2006 until January 2011, Mr. Boxer served as a senior member of the Restructuring Group and Legal Mergers & Acquisitions Group of American International Group, Inc. (AIG). Prior to October 2006, Mr. Boxer practiced at Milbank, LLP, focusing on mergers and acquisitions and securities offerings.

EDUCATION

B.S. (Finance and International Business), New York University, Leonard N. Stern School of Business

J.D., Boston University School of Law

2026 PROXY STATEMENT 38

Proposal 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee approved the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and the Company and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, the Board is asking stockholders to ratify this appointment. If a majority of stockholders do not ratify this appointment, the Audit Committee may reconsider such appointment and consider other accounting firms.

EY has served as the independent registered public accounting firm for the Company, its subsidiaries, and its predecessors since 1994. The Audit Committee believes that the appointment of EY as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders, because EY has deep institutional knowledge and expertise regarding the Company’s business and accounting policies and practices. This knowledge supports an effective and efficient audit process and helps maintain competitive fees. In addition, EY rotates the audit partners and the audit teams on a periodic basis. A representative from EY is expected to attend the Annual Meeting, and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026

Ernst & Young LLP Fees and Services

For the years ended December 31, 2024 and 2025, EY billed CoStar the fees set forth below, including expenses, in connection with services rendered to CoStar:

	YEAR ENDED DECEMBER 31, 2024	YEAR ENDED DECEMBER 31, 2025

Audit Fees(1)	$2,444,878	$3,260,424

Audit-Related Fees(2)	$260,000	$0

Tax Fees	$0	$0

All Other Fees(3)	$7,662	$0

Total	$2,712,540	$3,260,424

(1)

Audit Fees include fees in connection with CoStar’s: (i) annual consolidated financial statements; (ii) quarterly interim financial information; (iii) statutory audits required internationally; and (iv) registration statements.

(2)	Audit-Related Fees consist of attestation reports for service organizations.
(3)	All Other Fees consist of subscription fees for access to EY’s library of accounting and financial reporting guidance.

2026 PROXY STATEMENT 39

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is that all audit and non-audit services provided by CoStar’s independent registered public accounting firm shall either be approved before the independent registered public accounting firm is engaged for the particular services or shall be rendered pursuant to pre-approval procedures established by the Audit Committee. These services may include audit services and permissible audit-related services, tax services, and other services. Pre-approval spending limits for services to be performed by CoStar’s independent registered public accounting firm are established on an annual (for audit services) or periodic (for permissible non-audit services) basis, detailed as to a particular service or category of services to be performed. Any audit or non-audit service fees that may be incurred by CoStar that fall outside the pre-approved limits must be reviewed and approved by the Chair of the Audit Committee or the Audit Committee as a whole prior to the performance of services. CoStar’s independent registered public accounting firm reports to the Audit Committee on a quarterly basis on all services rendered by the independent registered public accounting firm that were pre-approved and all fees paid to the independent registered public accounting firm for such services since the previous quarter’s Audit Committee meeting. The Audit Committee may revise its pre-approval spending limits and policies at any time.

All fees paid to the independent registered public accounting firm in 2025 were pre-approved by the Audit Committee, and therefore no services were approved after the services were rendered pursuant to the “de minimis” exception established by the SEC for the provision of non-audit services.

2026 PROXY STATEMENT 40

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to GAAP.

In this context, the Audit Committee has:

•	reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements for the fiscal year ending December 31, 2025;

•	discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards of the PCAOB and the SEC;

•

received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence;

•	discussed with the independent registered public accounting firm its independence from the Company and management; and

•	considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the 2025 Annual Report for filing with the SEC.

By the Audit Committee

of the Board of Directors

John W. Hill, Chair

Angelique G. Brunner

Rachel C. Glaser

Louise S. Sams

2026 PROXY STATEMENT 41

Proposal 3

APPROVAL, ON A NON-BINDING ADVISORY BASIS OF THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY-ON-PAY)

In accordance with the requirements of Section 14A of the Exchange Act, we request that our stockholders cast a non-binding, advisory vote to approve the compensation of our NEOs identified in the section titled “Compensation Discussion and Analysis” set forth below in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement as well as the 2025 Summary Compensation Table and other accompanying disclosure. These sections provide detailed information about the compensation of our NEOs, including how our executive compensation policies operate and are designed to achieve our compensation objectives and the steps we have taken to address stockholder feedback solicited following our previous say-on-pay vote. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to the Company’s recent and long-term success.

We are asking stockholders to approve the following non-binding, advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of CoStar Group, Inc. approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2026 Annual Meeting of Stockholders.

This advisory resolution is non-binding on the Board and the Compensation Committee. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

At our annual meeting of stockholders held on June 8, 2023, our stockholders selected “1 Year” as the recommended frequency for future “say-on-pay” advisory votes. As a result, we expect to continue to submit our say-on-pay proposal to our stockholders at each annual meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

2026 PROXY STATEMENT 42

INTRODUCTION FROM THE COMPENSATION COMMITTEE

Robert W. Musslewhite, Chair	Angelique G. Brunner	John L. Berisford

Dear Fellow Stockholders,

We thank you for your continued support and engagement and for your investment in the Company. We are encouraged by the Company’s progress made during 2025 as we remain focused on building long-term value for stockholders.

As the newly reconstituted Compensation Committee of the Board of Directors of CoStar Group, our role is to oversee an executive compensation program that aligns pay with performance and supports the Company’s long-term strategy. Upon our appointment to the Compensation Committee following the 2025 Annual Meeting of Stockholders, a key part of our role was to speak directly to stockholders regarding the Company’s legacy executive compensation program. We carefully considered the feedback we received through our annual say-on-pay vote last year, as well as through ongoing outreach and dialogue, and we used that input to evaluate and refine our executive compensation program.

As a result of this outreach and evaluation, we implemented significant changes to our executive compensation framework for 2026. These changes represent a meaningful departure from the prior design and reflect our commitment to strong pay for performance alignment, increased rigor, transparency, and responsiveness to stockholder feedback.

The questions and answers below are intended to address the key topics most frequently raised by stockholders and proxy advisory firms, including our response to the say-on-pay vote, the actions we have taken, and how the redesigned program better aligns executive compensation with sustained performance.

Q: How did the Compensation Committee respond to stockholder concerns?

A: Following the say-on-pay vote, our Compensation Committee Chair and Board Chair, together with senior members of management, conducted extensive stockholder outreach. These discussions focused on understanding the specific drivers of the say-on-pay vote and identifying actions that would better align executive pay with performance and long-term stockholder value.

Q: How did stockholder feedback influence the Committee’s decisions?

A: Stockholder feedback was central to our deliberations. Investors consistently emphasized the need for stronger pay for performance alignment, increased rigor in performance goals, balanced risk, more objective financial metrics, and a simpler, more transparent long-term incentive structure. These themes directly shaped the program redesign.

2026 PROXY STATEMENT 43

INTRODUCTION FROM THE COMPENSATION COMMITTEE

Q: What changes have been made to strengthen pay for performance alignment?

A: For 2026, we implemented significant program-wide changes, including:

•	Rebalanced performance metrics in both short- and long-term incentive plans to better reflect both top line and bottom line performance;

•

Increased rigor of performance outcomes by establishing performance slope symmetry and raising the relative TSR (rTSR) target, which increases downside risk and reduces the likelihood of above target payouts absent sustained outperformance;

•

Placed greater reliance on objective financial measures in the short-term incentive plan, with 80% weighting (as compared to an average weighting of 56%) for non-CEO named executive officers and continued 100% weighting for the CEO;

•	Simplified the long-term incentive program by eliminating the one-year performance period based Restricted Stock Awards (“performance-based RSAs”) and stock options;

•	Placed greater emphasis on Performance Share Awards with a three-year performance period; and

•	Enhanced governance safeguards, including updates to clawback provisions, stock ownership guidelines, and executive severance policies.

Q: Why does the Compensation Committee believe these changes are appropriate?

A: We believe these changes materially strengthen the alignment between executive compensation and stockholder outcomes. The redesigned program places greater emphasis on sustained financial performance, increases accountability for underperformance, and improves transparency and evaluability for stockholders.

Based on our ongoing engagement, we understand that these changes have been well-received by our stockholders. We encourage you to review the Compensation Discussion and Analysis that follows for a more detailed discussion of our compensation philosophy and new program design.

We thank you for your ongoing participation and investment in CoStar Group and look forward to continuing an active and open dialogue.

Sincerely,

Robert W. Musslewhite, Chair

Angelique G. Brunner

John L. Berisford

2026 PROXY STATEMENT 44

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A summarizes our philosophy and objectives regarding compensation of our NEOs, including the policies and principles that determine the elements and amounts of executive compensation.

Our NEOs for 2025 were:

Andrew C. Florance Founder and Chief Executive Officer	Christian M. Lown Chief Financial Officer	Lisa C. Ruggles Senior Vice President, Global Operations	Frederick G. Saint President, Marketplaces	Frank A. Simuro Chief Technology Officer

TABLE OF CONTENTS:

46	Executive Summary

	46	2025 Business Highlights

	47	2025 Say-on-Pay Results, Stockholder Engagement, and Responsive Actions

	50	Executive Compensation Philosophy, Program Objectives, and Practices

52	How Executive Compensation Decisions are Made

54	Executive Compensation Design and Award Decisions for 2025

	55	2025 CEO Compensation

	56	2025 Base Salaries

	56	2025 Annual Cash Incentive Awards

	61	Equity Incentive Compensation

66	Company Compensation Policies and Practices

70	Compensation Committee Report

	71	2025 Summary Compensation Table

	73	2025 Grants of Plan-Based Awards

	74	Outstanding Equity Awards at 2025 Fiscal Year-End

	76	Option Exercises and Stock Vested in 2025

	76	Non-Qualified Deferred Compensation in 2025

	76	Potential Payments Upon Termination or Change of Control

	79	CEO Pay Ratio

	81	Pay Versus Performance

2026 PROXY STATEMENT 45

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

2025 Business Highlights

As described in more detail under “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Design and Award Decisions for 2025” below, our NEOs showed strong performance and leadership in both managing the Company and in driving a transformation of our businesses, building long-term value. Fiscal year 2025 reflected continued execution against the Company’s strategic and financial objectives including delivering strong financial performance, enhancing long term stockholder value and gaining operating leverage across the global CoStar platform while demonstrating disciplined execution following major strategic investments.

The Company delivered strong financial performance, exceeding expectations. We ended 2025 with 59 consecutive quarters of double-digit revenue growth with revenue of $3.25 billion, a 19% increase year over year.

Adjusted EBITDA reached $442 million up 83% year-over-year which was driven by sustained organic growth, effective price execution, and strong operating leverage.

Customer engagement was reflected in Net New Bookings of $308 million in 2025, the highest in the Company’s history.

The Company returned capital to stockholders by completing a $500 million share repurchase program in 2025.

While the Company delivered solid financial performance in 2025, the stock price during the fiscal year did not fully reflect these operating results. Instead, the stock price reflected broader market dynamics affecting the information and data services industry. Throughout 2025, the entire information and data services industry experienced continued stock volatility driven by uncertainty regarding the perceived threat of emerging AI technology. Despite these headwinds, management and the Board remain focused on driving long-term stockholder value through disciplined execution, sustained growth, and capital allocation aligned with stockholder interests.

2026 PROXY STATEMENT 46

COMPENSATION DISCUSSION AND ANALYSIS

2025 Say-on-Pay Results, Stockholder Engagement, and Responsive Actions

STOCKHOLDER ENGAGEMENT

At our 2025 Annual Meeting of Stockholders, our executive compensation program received the support of approximately 53% of votes cast, versus approximately 92% in the year prior. Our newly reconstituted Compensation Committee was disappointed with this result and, while we have regular outreach and ongoing discussions with stockholders to learn more about their perspectives, we expanded and deepened our engagement efforts to gather our stockholders’ feedback and understand their concerns.

Following our 2025 Annual Meeting, we engaged 100 % of our top 50 stockholders (representing over 77% of outstanding shares) and invited them to meet with our Board Chair, Compensation Committee Chair, and management team to discuss their views on our executive compensation program and related policies and practices. In response to our invitation, we held meetings with 21 stockholders who collectively represent 33% of outstanding shares. In each meeting where Board participation was requested, either Board Chair Louise Sams or Compensation Committee Chair Robert Musslewhite participated and spoke to stockholders, representing over 25% of our outstanding shares. The meetings were supported by Legal and Human Resources management team members.

STOCKHOLDERS REPRESENTING 77% Of Total Outstanding Shares	FEEDBACK PROVIDED BY 33% Of Total Outstanding Shares Provided Feedback	BOARD AND/OR COMPENSATION COMMITTEE CHAIR PARTICIPATION 100% Attended all Meetings Requested by Stockholders

We Listened to Stockholder Perspectives

While our stockholders had a diverse range of perspectives on our compensation program, below is a summary of the key areas of stockholder feedback and the responsive actions we have taken.

The 2025 executive compensation program had already been approved by the Compensation Committee prior to the 2025 say-on-pay vote and subsequent stockholder engagement. As such, all changes we made to the executive compensation program are effective for compensation awarded in 2026. We encourage stockholders to consider these changes in reviewing this year’s say-on-pay proposal.

WHAT WE HEARD	HOW WE RESPONDED	IMPACT OF ACTION

Enhance Goal Rigor in setting executive compensation targets

•

Established symmetrical ranges above and below target for our threshold and maximum performance goals

•

Increased rTSR target to 55th percentile, with threshold of 30th percentile

•

Changed TSR to weighted metric from modifier

•

rTSR payout is capped at 100% if absolute TSR is negative

Ambitious, stockholder-aligned goals are essential to the effectiveness of our incentive compensation plans

Reduce Weighting of Qualitative Goals of short-term incentives for all non-CEO NEOs

•

Increased the portion of short-term incentive payout based on objective financial metrics to 80% for all non-CEO NEOs

•

CEO’s short-term incentive payout will remain entirely driven (100%) by objective financial metrics

We increased the weighting of objective financial metrics to better align with stockholder interests

2026 PROXY STATEMENT 47

COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE HEARD	HOW WE RESPONDED	IMPACT OF ACTION

Give Heavier Weighting to Performance Stock Units (PSUs) as preferred vehicle for stockholders, especially when tied to rigorous, value-aligned metrics	• Set LTI mix of 80% PSUs for the CEO and 60% PSUs for the other executive officers

The majority of NEO pay will be conditioned on performance, with metrics that align to stockholder value creation

Eliminated the one-year performance period of the performance-based RSAs to increase reliance on long-term performance

Update Performance Metrics for both Short-Term and Long-Term Incentives to ensure alignment with value creation, including TSR and per-share metrics

•

Balanced EBITDA with Organic Revenue metric in Short-Term Incentive formula

•

Replaced Revenue with EPS and relative TSR in Long-Term Incentive formula

•

Relative TSR metric rewards top-decile performance

This combination of metrics reflects a strong emphasis on profitability, while driving organic growth

Eliminated duplication of metrics between the short- and long-term incentive programs

Use of rTSR fosters alignment between plan payouts, stockholder experience, and aligns with market practice

Simplify the Design of executive compensation structures	• Eliminated stock options and performance-based RSAs in favor of a mix of PSUs and time-based Restricted Stock Units (RSUs) • PSU design utilizes a three-year performance measurement period	Simplified plan design provides greater transparency to our stockholders and clarity for the executive officers

Enhance Disclosures for greater transparency into compensation framework and the Compensation Committee’s decision making

•

Updated disclosures to provide greater clarity and detail on executive compensation design and the Compensation Committee’s rationale

•

Provided full transparency on goal achievement in the settlement of the 2022-2024 and 2023-2025 Performance Stock Awards

Establishes clarity into how performance impacts pay and how the Compensation Committee thinks about pay decisions

Remove Tax Gross-up from CEO’s employment agreement

•

Modified CEO employment agreement to eliminate legacy 280G excise tax gross-up

•

Implemented Executive Severance plan that prohibits tax gross-ups and includes “double-trigger“ severance provisions in the event of a change in control

Incentivizes executives to remain focused on delivering stockholder value through potential organizational changes, with better alignment to stockholder expectations and peer company practices

Enhance Clawback Policy

•

Adopted a supplemental clawback policy to claw back compensation (including time-based RSUs) for felony-level crimes resulting in material financial or reputational harm or restrictive covenant breaches

Robust equity clawback policies deter misconduct and ensure accountability

Increase CEO’s Stock Ownership Guidelines	• Increased minimum stock ownership requirements for CEO from 6x to 10x base salary	Increased CEO stock ownership requirements align executive interests with stockholders

Quantum of CEO Pay Review Against Stockholder Expectations	• We took the actions described above to emphasize performance-based pay, update performance metrics and enhance goal rigor	We expect the quantum of CEO pay to more closely align with stockholder expectations following the changes described above

2026 PROXY STATEMENT 48

COMPENSATION DISCUSSION AND ANALYSIS

The tables below provide a side-by-side comparison of our prior executive compensation program and the revised program to clearly illustrate these changes.

	COMPARISON OF CEO COMPENSATION DESIGN		COMPARISON OF OTHER NEOS COMPENSATION DESIGN

	2025	2026	2025	2026
Performance Goals	100% EBITDA	50% Organic Revenue; 50% EBITDA	100% EBITDA	40% Organic Revenue; 40% EBITDA
% Individual Performance	0%	0%	35% – 50%	20%
Performance Slope	Asymmetrical	Symmetrical	Asymmetrical	Symmetrical

Three-Year Performance Stock Awards	40%	80%	40%	60%
Time Based-RSUs	–	20%	–	40%
Performance Based Restricted Stock Awards	45%	Eliminate	45%	Eliminate
Stock Options	15%	Eliminate	15%	Eliminate
Performance Goals	Three-Year Cumulative Revenue; Relative TSR Modifier ±20%	75% Adjusted EPS[1]; 25% Relative TSR[2] Three-Year Performance Period	Three-Year Cumulative Revenue; Relative TSR Modifier ±20%	75% Adjusted EPS; 25% Relative TSR[1] Three-Year Performance Period
Performance Slope	Asymmetrical	Symmetrical	Asymmetrical	Symmetrical
Relative TSR Target	50th Percentile	55th Percentile	50th Percentile	55th Percentile

(1)	Adjusted EPS = Non-GAAP Net Income per Share – Diluted.
(2)	Relative TSR payout capped at 100% if absolute TSR is negative.

2026 PROXY STATEMENT 49

COMPENSATION DISCUSSION AND ANALYSIS

Board Actions Rationale

In evaluating our executive compensation program, the Compensation Committee and the Board sought to reinforce a strong pay-for-performance philosophy, further align executive incentives with long-term stockholder value, and enhance the overall clarity of the program. The revised design places a greater emphasis on performance-based compensation tied to rigorous and ambitious goals, including the introduction of ‘super stretch’ performance levels that reward truly exceptional results. In addition, the Board simplified key program elements to improve transparency and ensure that stockholders can clearly understand how compensation outcomes relate to performance outcomes.

The Board believes these changes strengthen the alignment between pay and performance and support long-term value creation.

Executive Compensation Philosophy, Program Objectives, and Practices

In addition to attracting, motivating, and retaining talented executives, our executive compensation program is designed to hold our executives accountable for corporate results over the short and long-term, and to reward them for successful execution. As a result, a substantial portion of our executives’ overall compensation is tied to performance. The charts below illustrate the percentage of 2025 compensation (based on target award opportunities) that was performance-based and the percentage that was fixed.

Pay for Performance

The charts below illustrate the percentage of 2025 compensation (based on target award opportunities) that was performance-based (including cash incentives, restricted stock, the value of which was determined based on the executive’s performance in the prior fiscal year), long-term performance shares and stock options, and the percentage that was fixed (consisting solely of base salary).

Our executive compensation program links executive compensation to the attainment of challenging goals. Cash compensation includes payments under our executive annual cash incentive plan that are based on Company performance relative to operational goals as well as individual performance. Equity-based compensation is used to align executive compensation with the long-term interests of our stockholders.

2026 PROXY STATEMENT 50

COMPENSATION DISCUSSION AND ANALYSIS

We supplement our pay-for-performance philosophy with compensation practices intended to align the interests of management with those of our stockholders.

WHAT WE DO	WHAT WE DON’T DO

✓  Pay for Performance

At least 80% of our NEO’s target total compensation is performance-based and tied to performance metrics aligned with our short and long-term objectives. We tie short- and long-term incentive pay to objective performance metrics.

× Permit Hedging or Pledging of Company Stock We prohibit executive officers from hedging Company stock or margining or pledging shares

✓  Link executive compensation to stock price performance

Relative TSR is factored into determining performance share payouts. Further, a significant portion of each of our NEO’s pay is ultimately based on stock price performance.

× Encourage excessive or inappropriate risk taking through our compensation programs The independent compensation consultant conducts an annual risk assessment of our compensation programs

✓  Require meaningful stock ownership

Executive Stock Ownership Guidelines require executives to own shares of CoStar common stock with a value equal to a multiple of their base salary, depending on their position

× Guarantee minimum payouts We do not have guaranteed minimum payment levels for executives’ cash incentives or performance-based equity awards

✓ Use an independent compensation consultant In 2025, the Compensation Committee engaged an independent compensation consultant for advice on executive compensation	× Reprice underwater stock options Our stock incentive plan prohibits the repricing of options without stockholder approval

✓  Subject incentive compensation to robust clawback provisions

The company has a robust clawback policy that provides for mandatory recovery from current and former officers of cash and equity compensation that were erroneously received in the event of an accounting restatement as well as a supplemental clawback policy that expands the ability to recover compensation, including time-based equity, in certain misconduct-related circumstances

× Provide excessive perquisites We do not provide excessive perquisites to our NEOs or offer supplemental executive retirement plans or loans of any kind

✓ Use multiple performance metrics We structure our annual and long-term incentive compensation so that payouts are based on distinct performance metrics

×   Provide Golden Parachute Gross-Ups

We do not provide 280G golden parachute excise tax gross-ups to any executive. In January 2026, this provision was removed from our CEO’s employment agreement, which had been in place since 1998

✓ Engage directly with our stockholders We maintain direct and open communication with our stockholders throughout the year	× Do not include revenue contribution of acquired target during the year of acquisition for purposes of calculating performance for incentive compensation

✓ Equity awards granted to our NEOs after the 2025 Annual Meeting of Stockholders and the adoption of the 2025 Stock Incentive Plan include a Double Trigger termination protection

2026 PROXY STATEMENT 51

COMPENSATION DISCUSSION AND ANALYSIS

HOW EXECUTIVE COMPENSATION DECISIONS ARE MADE

Overview

The Compensation Committee annually establishes and reviews all forms of compensation for the Company’s NEOs, including base salaries, annual cash incentive bonuses, and both the terms and types of equity awards. The Compensation Committee reviews and discusses the performance of the CEO and sets the CEO’s compensation. For the other NEOs, the CEO conducts an annual performance evaluation of each and based on performance and competitive benchmarking reports, makes individual compensation recommendations for review and approval by the Compensation Committee. In making compensation determinations, the Compensation Committee utilizes the advice of its independent compensation consultant, reviews compensation-related policies, considers the feedback of long-term investors, analyzes competitive market information and peer group data, and assesses both absolute and relative performance, including stock price performance, operational results, and individual contributions.

Our Human Resources, Legal, and Finance teams support the Compensation Committee in the execution of its responsibilities. No NEO, including the CEO, has a role in determining their own compensation.

Role of the Independent Compensation Consultant

Historically, the Compensation Committee has retained Willis Towers Watson as its independent compensation consultant to assist the Compensation Committee in gathering comparison data and to provide information about trends in compensation among comparable companies. The Compensation Committee reviewed an assessment of the independence of, and any potential conflicts of interest raised by, Willis Towers Watson’s work for the Compensation Committee by considering, among other things, the factors prescribed by the SEC and Nasdaq, and concluded that Willis Towers Watson is independent and there are no such conflicts of interest.

In connection with the Compensation Committee’s executive compensation determinations in February 2025, the Compensation Committee engaged Willis Towers Watson for the following services:

•	Reviewed and recommended updates to the Company’s peer group;

•	Provided the Compensation Committee with a compensation analysis with respect to the competitiveness of the Company’s executive compensation programs;

•	Conducted a market study of executive compensation practices to help ensure that the Company’s compensation programs are reasonable and competitive; and

•	Conducted an assessment of potential risk factors associated with the design and administration of the Company’s executive compensation programs.

The Compensation Committee reviewed and considered the recommendations of Willis Towers Watson in connection with its executive compensation decisions for 2025.

Willis Towers Watson reported to the Compensation Committee when performing the executive compensation studies and, at the direction of the Compensation Committee chair, also worked directly with the Company’s management to discuss compensation initiatives, including the new executive compensation program for 2026 and to develop materials and proposals with respect to NEO compensation. In addition, management engaged Korn Ferry to advise on the new executive compensation program for 2026.

Competitive Analysis (Benchmarking)

The Compensation Committee, with assistance from its independent compensation consultant, annually reviews our compensation peer group. These peer companies consist of real estate and technology companies with similar business focus and operations that compete with us for executive talent and have similar market capitalization and annual revenue, among other criteria, used to evaluate similarity of company performance, company lifecycle, and business focus, including net income and EBITDA, operating cash flow, and employee count.

2026 PROXY STATEMENT 52

COMPENSATION DISCUSSION AND ANALYSIS

In December 2024, the Compensation Committee reevaluated our peer group (the “2024 Peer Group”), which positioned us at the 47th percentile on revenue and 57th percentile on Market Capitalization and, taking into account Willis Towers Watson’s review and recommendation, made adjustments noted below. Mercado Libre, Inc. and ServiceNow, Inc. were eliminated from the peer group because they no longer met any of the selection criteria. They were replaced with Autodesk, Inc. and DocuSign, Inc. which met the revenue and market capitalization criteria (the “2025 Peer Group”). These changes ensure continued alignment with our selection criteria. The resulting peer group positions us at the 49th percentile on revenue and 82nd percentile on market cap.

2024 PEER GROUP		2025 PEER GROUP

Akamai Technologies, Inc.	Paycom Software, Inc.	Autodesk, Inc. +	MSCI Inc.
ANSYS, Inc.	PTC Inc.	Akamai Technologies, Inc.	Paycom Software, Inc.
Equifax Inc.	ServiceNow, Inc. –	ANSYS, Inc.	PTC Inc.
FactSet Research	TransUnion	DocuSign, Inc. +	TransUnion
Systems, Inc.	Tyler Technologies, Inc.	Equifax Inc.	Tyler Technologies, Inc.
Fair Isaac Corporation	VeriSign, Inc.	FactSet Research	VeriSign, Inc.
Gartner, Inc.	Verisk Analytics, Inc.	Systems, Inc.	Verisk Analytics, Inc.
MercadoLibre –	Workday, Inc.	Fair Isaac Corporation	Workday, Inc.
MSCI Inc.	Zillow Group, Inc.	Gartner, Inc.	Zillow Group, Inc.

– Removed		+ Added

The following charts show CoStar’s position within the peer group on the two primary screening criteria, Revenue and Market Capitalization. Dollar values are presented in millions. Revenue was extracted from Standard and Poor’s Capital IC (CapIQ) financial database in November 2025, reflecting trailing 12-month data. Market Capitalization is as of September 1, 2025.

The Compensation Committee believes that comparing the compensation of each of the Company’s NEOs with executives in comparable positions at peer companies supports the Compensation Committee’s goal that the total compensation provided be set at an appropriate level to attract, reward, and retain top performers over the long term. Willis Towers Watson reviewed comparative data from the Company’s peer group, as described above, as well as data from a nationally recognized executive compensation survey using relevant revenue and industry benchmarks.

The Compensation Committee evaluates each component of the compensation program on a holistic basis and establishes target compensation levels considering market benchmarking, the Company’s objectives, individual performance, and internal pay equity.

2026 PROXY STATEMENT 53

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION DESIGN AND AWARD DECISIONS FOR 2025

In this section, we summarize each of the elements of our 2025 compensation program, as well as how each element is set and linked to performance. These 2025 elements were already approved and in place prior to the 2025 say-on-pay vote, subsequent stockholder engagement, and the significant changes described above in response to stockholder feedback. As such, except where otherwise noted, this section describes our prior executive compensation programs.

		COMPONENT	LINK TO PERFORMANCE
FIXED		Base Salary

Delivers market-competitive compensation designed to attract and retain highly qualified executive talent and compensates executives for their day-to-day responsibilities, reward sustained long-term performance, and offer an appropriate level of financial stability.

Reviewed annually in light of responsibilities, performance, internal pay equity, total compensation, and advice of Independent Compensation Consultant.

VARIABLE	VARIABLE CASH	Annual Cash Incentive Compensation

Offers an at-risk, variable cash incentive opportunity tied to annual performance, designed to motivate executives to achieve or exceed annual objectives while operating within appropriate risk parameters.

Variable based on the Company’s performance against established financial goals and achievement of individual goals for the prior year.

	VARIABLE EQUITY	Performance-Based Restricted Stock Award (45% of Equity)

Offer at-risk, equity-based pay opportunity tied to both performance and retention, with a performance-based grant and time-based vesting. Shares are granted at 0-200% of target award, with actual payout based on achievement of one-year net income goal set in the prior year. Once granted, shares vest over three years.

Note for 2026: Performance-based RSAs were removed from the Variable Equity mix in favor of time-based RSUs in a smaller proportion.

Three-Year Performance Stock Awards (40% of Equity)

Offer at-risk, equity-based pay opportunity tied to the creation of long-term stockholder value. Shares are eligible to vest at 0-200% of target award, based on achievement of a three-year cumulative revenue performance goal, subject to adjustment based on relative TSR performance. For purposes of the three-year performance period, ‘Revenue’ reflects organic performance and excludes revenues attributable to acquisitions completed during the acquisition year, in order to focus on underlying business growth.

Note for 2026: Performance Stock Awards were redesigned with updated metrics, more rigorous goals, and granted as a larger proportion of the Variable Equity mix.

Stock Options (15% of Equity)

Offer at-risk, equity-based pay opportunity over the long term, with potential value of awards increasing or decreasing with stock price. Options vest over three years.

Note for 2026: Stock Options were removed from the Variable Equity mix.

2026 PROXY STATEMENT 54

COMPENSATION DISCUSSION AND ANALYSIS

2025 CEO Compensation

The Compensation Committee sets the CEO’s compensation at the beginning of each year, in consultation with its independent compensation consultant. In establishing the 2025 compensation target levels, the Compensation Committee considered Mr. Florance’s leadership and performance, the breadth and complexity of his responsibilities as the Company’s Founder and Chief Executive Officer, and the Board’s confidence in his long-term strategic direction. The Compensation Committee also took into account Mr. Florance’s tenure as one of foremost experts in the real estate industry, his tenure as one of the longest-serving founder CEOs in the S&P 500, and the continuity, strategic discipline, and accountability that such leadership provides. The Compensation Committee considered that Mr. Florance is critical to the Company’s overall management as well as the continued development of its products and services, the Company’s culture, and its strategic direction. These factors were considered in relation to his pay positioning against relevant external market benchmarks. The Compensation Committee believes Mr. Florance’s compensation structure is strongly aligned with stockholder interests, with approximately 95% of his compensation tied to performance and at risk, requiring the creation of significant stockholder value to achieve maximum payout levels.

For 2026, in response to stockholder feedback regarding the quantum of CEO pay, the Compensation Committee enhanced the rigor and emphasis on long-term performance within the executive compensation program. In connection with these enhancements, current pay positioning against relevant external benchmarks, and with the full support of Mr. Florance, the Compensation Committee determined not to increase Mr. Florance’s target compensation from 2025 levels. For additional information, refer to the 2025 Say-on-Pay Results, Stockholder Engagement, and Responsive Actions section, including quantum of CEO pay.

2025 Total Target Compensation

The table below sets out the 2025 compensation target levels approved by the Compensation Committee for each NEO at the beginning of 2025. In the following sections, we provide detail for each component.

NAME	ANNUAL BASE SALARY	TARGET ANNUAL CASH INCENTIVE		2025 TARGET EQUITY AWARD				2025 TOTAL TARGET COMPENSATION
				OPTIONS	PERF BASED RSAS	PERF STOCK AWARDS	TOTAL

Andrew C. Florance Founder and Chief Executive Officer	$1M	150%	$1.5M	$2.9M	$8.6M	$7.6M	$19M	$21.5M

Christian M. Lown Chief Financial Officer	$600k	100%	$600k	$615k	$1.8M	$1.6M	$4.1M	$5.3M

Lisa C. Ruggles SVP, Global Operations	$595k	95%	$565k	$413k	$1.2M	$1.1M	$2.8M	$3.9M

Frederick G. Saint President, Marketplaces	$595k	100%	$595k	$615k	$1.8M	$1.6M	$4.1M	$5.3M

Frank A. Simuro Chief Technology Officer	$650k	100%	$650k	$825k	$2.5M	$2.2M	$5.5M	$6.8M

2026 PROXY STATEMENT 55

COMPENSATION DISCUSSION AND ANALYSIS

2025 Base Salaries

Base salaries provide a minimum, fixed level of cash compensation for the NEOs. Salary levels of the executive officers are reviewed annually by the Compensation Committee. In establishing salary levels, the Compensation Committee considers each executive’s individual responsibilities and performance, prior base salary and total compensation, the pay levels of similarly situated executives within the Company, benchmarking data, and current market conditions.

In 2025, the Compensation Committee conducted its annual review of NEO salaries and as a result determined that Mr. Florance’s salary should remain at the prior year’s level, Mr. Lown’s salary should be adjusted for better alignment with external benchmarks, and the rest of the NEOs should receive increases similar to the broader employee population. The following table shows the change to each NEO’s base salaries.

NAME	2025 ANNUAL BASE SALARY	2024 ANNUAL BASE SALARY	CHANGE

Andrew C. Florance Founder and Chief Executive Officer	$1,000,000	$1,000,000	—

Christian M. Lown Chief Financial Officer	$600,000	$550,000	9.1%

Lisa C. Ruggles SVP, Global Operations	$595,000	$575,000	3.5%

Frederick G. Saint President, Marketplaces	$595,000	$575,000	3.5%

Frank A. Simuro Chief Technology Officer	$650,000	$630,000	3.2%

2025 Annual Cash Incentive Awards

The Compensation Committee believes the use of an annual performance-based cash incentive award creates a direct link between executive compensation and individual and corporate performance. The Compensation Committee administers an annual cash incentive program under which our NEOs may earn a cash incentive award based on a fixed target percentage of base salary during the fiscal year if individual and corporate performance objectives for the fiscal year are achieved. The Compensation Committee reviews the target bonus opportunities annually, considering market and competitive conditions, peer company practices, and internal pay equity considerations.

In 2025, the Compensation Committee conducted its annual review of NEO target bonus opportunities and determined that adjustment was needed only for Mr. Lown in order to better align with external benchmarking. The following table shows each NEO’s target annual bonus opportunity for 2025, expressed as a percentage of his or her base salary.

NAME	2025 TARGET ANNUAL CASH INCENTIVE OPPORTUNITY	2024 TARGET ANNUAL CASH INCENTIVE OPPORTUNITY	CHANGE

Andrew C. Florance Founder & Chief Executive Officer and President	150%	150%	—

Christian M. Lown Chief Financial Officer	100%	95%	5%

Lisa C. Ruggles SVP, Global Operations	95%	95%	—

Frederick G. Saint President, Marketplaces	100%	100%	—

Frank A. Simuro Chief Technology Officer	100%	100%	—

The Compensation Committee also determines the weighting of various individual (subjective) and Company financial goals (objective). In 2025 and prior years, these weightings varied among the NEOs and were subject to change from year to year, based

2026 PROXY STATEMENT 56

COMPENSATION DISCUSSION AND ANALYSIS

on position and functional accountability and responsibility, as well as recommendations from our Chief Executive Officer. The individual weightings for 2025 are detailed below.

Note for 2026: For the 2026 plan year, the weighting of objective and subjective goals has changed. The CEO’s short-term incentives will remain entirely driven (100%) by objective financial goals and the weighting of objective financial metrics for all other NEOs will be increased to 80%.

At the beginning of each year, the Compensation Committee establishes Company financial goals that apply to all NEOs. After the completion of each year, the Compensation Committee reviews individual and Company performance to determine the extent to which goals were achieved and the actual cash bonuses to be paid to the NEOs according to the formula below.

COMPANY PERFORMANCE					INDIVIDUAL PERFORMANCE

Financial Goal Achievement	x	Weighting	+	Individual Goal Achievement	X	Weighting (0% for CEO)	=	OVERALL ACHIEVEMENT

2025 METRICS AND ACHIEVEMENT

For 2025, the Compensation Committee selected EBITDA as the Annual Cash Incentive performance metric, as in past years because it believes top-line growth and profitability are critical short-term measures for our success and key to long-term stockholder value creation. The EBITDA goal is intended to reflect the Company’s expected investments and strategic initiatives. The Compensation Committee set the 2025 EBITDA target based upon the Company’s 2025 budget as approved by the Board, and within the EBITDA guidance range of $253 million to $283 million provided by the Company in February 2025. The Compensation Committee set the target EBITDA at $278 million, challenging management to expand the margins of the Company’s commercial and marketplace businesses. This $278 million target was 119% higher than the 2024 actual EBITDA performance of $127 million. The Compensation Committee believed that setting an EBITDA-based performance goal at a $278 million target would incentivize management to further drive stockholder value and that the target goal was appropriately challenging to achieve.

The following graphic shows the threshold, target, and maximum EBITDA goals and payout percentages for 2025 performance, as well as the actual EBITDA and payout percentage determined by the Compensation Committee for 2025 performance (dollar amounts in millions).

In determining the 2025 payout percentage, the Compensation Committee considered the Company’s overall performance. In addition to the above target achievement of the EBITDA goals under the Plan, the Committee also considered significant strategic actions undertaken during the year that supported the Company’s long-term growth strategy, recognizing that the full impact of these actions may not be immediately reflected in near-term total shareholder return. The Compensation Committee found that management delivered solid financial performance in 2025 despite the Company’s 2025 stock performance which did not reflect these operating results. The stock price reflected broader market dynamics, including stock volatility driven by uncertainty regarding the perceived threat of emerging AI technologies. The Compensation Committee considered both absolute and relative performance, including stock price performance, operational results, and individual contributions, in making executive compensation decisions consistent with the established goals for the 2025 short-term incentives.

*	2025 target set 119% above 2024 actual result, which reflects a determination to establish a rigorous goal for our 2025 short-term incentive program.

Note for 2026: The Annual Cash Incentive Plan metrics have been redesigned to:

•	enhance goal rigor by establishing symmetrical slopes for performance metrics, and balance the EBITDA metric with an equally weighted Organic Revenue metric.

•	For all NEOs other than the CEO, the short-term incentive breakdown has changed to 40% Organic Revenue, 40% EBITDA, and 20% Individual Performance.

•	For the CEO, 50% Organic Revenue and 50% EBITDA.

2026 PROXY STATEMENT 57

COMPENSATION DISCUSSION AND ANALYSIS

Review of 2025 Individual Performance Outcomes

Andrew C. Florance FOUNDER AND CHIEF EXECUTIVE OFFICER

• Mr. Florance’s Short-term Incentive is entirely based upon objective financial goals (100% EBITDA).

Corporate Goals Achievement 200% Weighting 100%	2025 Cash Award $3,000,000	Award as % of Salary 300%

Christian M. Lown CHIEF FINANCIAL OFFICER

2025 INDIVIDUAL ACHIEVEMENTS

•  Strengthened and scaled global finance operations positioning the organization for continued growth and efficiency, including the reduction of finance risk, complexity, and expense by deprecating acquired finance software from acquisitions by 50%.

•  Maintained strong financial governance and compliance with a continued commitment to transparency, including 100% on-time filing of all SEC financials for 2025 without any issues or comments from the SEC.

•  Supported strategic growth through disciplined execution of multiple significant acquisitions with synergy realization, including the acquisitions of Domain ($1.9B) and Matterport ($1.6B).

•  Significantly increased engagement with stockholders.

Corporate Goals Achievement 200% Weighting 65%	Individual Goals Achievement 170% Weighting 35%	Overall Achievement 190% 2025 Cash Award $1,137,000 Award as % of Salary 190%

2026 PROXY STATEMENT 58

COMPENSATION DISCUSSION AND ANALYSIS

Lisa C. Ruggles SENIOR VICE PRESIDENT, GLOBAL OPERATIONS

2025 INDIVIDUAL ACHIEVEMENTS

•  Materially expanded and improved the breadth, accuracy, and timeliness of property, tenant, leasing, and market data supporting the Company’s major products.

•  Significantly increased photography, 3D capture, and advanced visualization output for residential and commercial offerings, improving listing quality, market coverage, and customer engagement.

•  Delivered significant innovation through disciplined use of automation and AI.

•  Improved efficiency, reduced costs, and supported large-scale international expansion without degradation of product quality.

Corporate Goals Achievement 200% Weighting 50%	Individual Goals Achievement 170% Weighting 50%	Overall Achievement 185% 2025 Cash Award $1,045,713 Award as % of Salary 176%

Frederick G. Saint PRESIDENT, MARKETPLACES

2025 INDIVIDUAL ACHIEVEMENTS

•  Delivered double-digit revenue growth and expanded earnings by $100M, with disciplined cost management and improved operating leverage.

•  Increased both gross (4%) and net (9%) sales productivity per representative year-over-year, while expanding the sales organization by 25% year-over-year.

•  Enhanced client engagement, significantly increasing in-person field engagement, and achieved strong customer satisfaction scores with sales NPS increased to 93.

•  Advanced growth initiatives in priority market segments, supporting long-term revenue and marketplace growth.

Corporate Goals Achievement 200% Weighting 60%	Individual Goals Achievement 200% Weighting 40%	Overall Achievement 200% 2025 Cash Award $1,190,000 Award as % of Salary 200%

2026 PROXY STATEMENT 59

COMPENSATION DISCUSSION AND ANALYSIS

Frank A. Simuro CHIEF TECHNOLOGY OFFICER

2025 INDIVIDUAL ACHIEVEMENTS

•  Materially advanced AI-enabled data capabilities to improve accuracy and scalability achieving over 98% accuracy on lease data.

•  Advanced monetization initiatives across residential and commercial platforms, laying groundwork for future revenue growth.

•  Increased operating margin through disciplined workforce review.

Corporate Goals Achievement 200% Weighting 50%	Individual Goals Achievement 200% Weighting 50%	Overall Achievement 200% 2025 Cash Award $1,300,000 Award as % of Salary 200%

2026 PROXY STATEMENT 60

COMPENSATION DISCUSSION AND ANALYSIS

Equity Incentive Compensation

The Compensation Committee structures executive equity incentives to align with long-term stockholder value creation and to support executive retention. The Compensation Committee believes that equity-based compensation and meaningful stock ownership encourage executives to maintain a sustained ownership interest in the Company’s long-term success. In setting target equity incentive levels, the Compensation Committee considers each executive’s individual responsibilities and performance, prior target levels, total compensation, internal pay equity considerations, and benchmarking data.

The Compensation Committee generally makes annual grants of equity awards as part of the executive compensation program. In 2025, the Compensation Committee conducted its annual review of NEO equity awards and as a result determined that Mr. Florance, Ms. Ruggles, and Mr. Saints’ awards should be increased year-over-year to levels that the Committee felt brought both their long-incentive grant and their total target compensation in better alignment with external benchmarks.

NEOs	STOCK OPTIONS	PERFORMANCE- BASED RSAS (TARGET)	PERFORMANCE STOCK AWARDS (TARGET)	TOTAL TARGET AWARD

Andrew C. Florance Founder & Chief Executive Officer	$2,850,000	$8,550,000	$7,600,000	$19,000,000*

Christian M. Lown Chief Financial Officer	$615,000	$1,845,000	$1,640,000	$4,100,000

Lisa C. Ruggles SVP, Global Operations	$412,500	$1,237,500	$1,100,000	$2,750,000

Frederick G. Saint President, Marketplaces	$615,000	$1,845,000	$1,640,000	$4,100,000

Frank A. Simuro Chief Technology Officer	$825,000	$2,475,000	$2,200,000	$5,500,000

*

In March of 2025, Mr. Florance also received RSUs in connection with the deferral of his 2024 annual cash bonus under the Management Stock Purchase Plan (MSPP). The value of the RSUs is reported under Stock Awards in the Summary Compensation Table, but is not considered part of his target Long-Term Incentives for 2025. For additional information regarding the MSPP, see the “Deferred Compensation” discussion.

2025 Equity Incentive Compensation Vehicles

2025 STOCK OPTIONS (15% OF AWARD VALUE):

Purpose: Executives realize value only if the stockholders realize value following the grant date (i.e., the price of the Company’s common stock has increased from the grant date to the time the option is exercised).

The exercise price for each option is equal to the closing price of the Company’s common stock on the date of grant, which was the date of approval by the Compensation Committee. Options vest in roughly equal annual installments over three years and have an exercise term of up to 10 years.

NEOs	STOCK OPTION AWARD VALUE(1)	SHARES UNDERLYING OPTION AWARD(2)

Andrew C. Florance Founder & Chief Executive Officer	$2,850,000	114,000

Christian M. Lown Chief Financial Officer	$615,000	24,600

Lisa C. Ruggles SVP, Global Operations	$412,500	16,500

Frederick G. Saint President, Marketplaces	$615,000	24,600

Frank A. Simuro Chief Technology Officer	$825,000	33,000

(1)

The amounts reported in this table under “Option Award Values” differ from the grant date fair values for these awards reported in the “2025 Summary Compensation Table” and the “Grants of Plan-Based Awards” table in this Proxy Statement.

(2)

The number of shares subject to the options granted is determined by dividing the option award value by our compensation consultant’s assessed value per option calculated using the Black-Scholes model, rounded up to the nearest 100 shares.

Note for 2026: Stock Options have been eliminated as an equity award vehicle beginning with the 2026 grant.

2026 PROXY STATEMENT 61

COMPENSATION DISCUSSION AND ANALYSIS

2025 PERFORMANCE-BASED RSAS (45% OF AWARD VALUE):

Purpose: Number of shares granted is determined based on the achievement of the prior year’s net income goal. Following grant, the shares are subject to time-based vesting, maintaining retention value.

Performance metric: In February 2024, the Compensation Committee established a net income goal of $133.5 million for the purposes of determining the size of the 2025 performance-based RSAs. For the 2024 performance period, the Board challenged management to expand margins for the Company’s commercial and marketplace businesses by two percentage points while simultaneously investing in excess of $850 million in the Company’s residential brands (Homes.com and OntheMarket). As a result, the Compensation Committee determined that setting the Net Income target at $133.5 million, which was less than the prior year actual Net Income, was appropriate and challenging in light of the commercial and marketplace margin expansion target.

Results: As a result of the investments made in the business and the performance of our management team, the Company achieved stronger than expected Net New Bookings, which together with management’s focus on operational efficiency, sales force growth, and other management initiatives, including efficiency improvements due to AI implementation across the business, internal restructuring, and continued integration of our acquired businesses, implemented during the year, resulted in stronger than forecasted earnings results. As a result, the performance-based RSAs were granted at 200% of target value. The table below sets out target and granted shares for each NEO. These restricted shares vest in three equal annual installments, subject to continued service.

NEOs	PERFORMANCE- BASED RSAS (TARGET)	2024 NET INCOME ACHIEVEMENT	PERFORMANCE BASED RSAS GRANTED	NUMBER OF SHARES GRANTED

Andrew C. Florance Founder & Chief Executive Officer	$8,550,000	200%	$17,100,000	218,400

Christian M. Lown Chief Financial Officer	$1,845,000	200%	$3,690,000	47,200

Lisa C. Ruggles SVP, Global Operations	$1,237,500	200%	$2,475,000	31,600

Frederick G. Saint President, Marketplaces	$1,845,000	200%	$3,690,000	47,200

Frank A. Simuro Chief Technology Officer	$2,475,000	200%	$4,950,000	63,200

Note for 2026: Informed by stockholder feedback to increase goal rigor and long-term goal performance, for 2026, the Compensation Committee updated the equity incentive plan design, including by eliminating performance-based RSAs in favor of time-based RSUs (which will be a smaller proportion of the total equity award).

Prior to the update, the Compensation Committee had already set a 2025 net income goal for the purposes of the 2026 performance-based RSAs. Although the performance-based RSAs were not granted in 2026, the Compensation Committee reviewed net income performance against the target that had been set and determined that, had there been a 2026 performance-based RSA, it would have been granted at 96.25% of target.

2026 PROXY STATEMENT 62

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee felt it was important that the NEOs be accountable for performance against the 2025 net income target and not inadvertently benefit from the change in structure. To achieve this, the Compensation Committee adjusted down the 2026 equity incentive plan target award for each NEO by the same amount that would have been forfeited due to below target performance had the performance-based RSA been continued.

*	2025 target set 58% above 2024 actual result, which reflects a determination to establish a rigorous goal for our long-term incentive program.

2025-2027 PERFORMANCE STOCK AWARD (40%): (“THREE-YEAR PERFORMANCE STOCK AWARD”)

Purpose: Shares vest based on achievement of a three-year revenue goal that encourages executives to achieve sustained growth, encourages executives’ focus on longer-term financial goals, and further links executives’ interests with those of our stockholders.

In February 2025, the Compensation Committee established goals for the 2025-2027 performance period for Three-Year Performance Stock Awards granted to NEOs. For this period, performance will again be based on the Company’s three-year revenue goal, adjusted by a TSR modifier as presented in the table below. The revenue target represents an increase from 2024-2025 performance period target and is designed to be challenging and to support the Company’s long-term growth strategy.

Performance Against Three-year Revenue Goal			x	Three-year TSR performance relative to S&P 500		=	Resulting Payout 0%-240%
0%-200%				80%-120%

PERFORMANCE	3-YEAR AGGREGATE REVENUE (IN THOUSANDS)	% OF TARGET SHARES EARNED		PERFORMANCE	MODIFIER TO TARGET SHARES		0%

<95% of target	<$9,176	0%		<=25th percentile 50th percentile >=75th percentile	80% 100% 120%
95% (threshold)	$9,176	50%
100% (target)	$9,659	100%					240%
102%	$9,852	200%

2026 PROXY STATEMENT 63

COMPENSATION DISCUSSION AND ANALYSIS

The number of target shares covered by all performance-based stock awards was based on the closing stock price on the date of grant. At the end of the performance period, the Compensation Committee will evaluate actual performance against the targets set at the beginning of the performance period and determine payouts using the formulas set out above. In the event of an acquisition that occurs during a three-year performance period, ‘Revenue’ does not include the revenue contribution for the year of the acquisition; however, the Compensation Committee adjusts the targets for the remaining years in the performance period to reflect the estimated revenue contribution from the acquisition in order to incentivize continued business growth.

NEOs	2025-2027 PERFORMANCE STOCK AWARDS (TARGET AMOUNT)	TARGET SHARES

Andrew C. Florance Founder & Chief Executive Officer	$7,600,000	97,100

Christian M. Lown Chief Financial Officer	$1,640,000	21,000

Lisa C. Ruggles SVP, Global Operations	$1,100,000	14,100

Frederick G. Saint President, Marketplaces	$1,640,000	21,000

Frank A. Simuro Chief Technology Officer	$2,200,000	28,100

Note for 2026: Informed by stockholder feedback, the Compensation Committee updated the equity incentive plan design, increasing the emphasis on PSUs, and improving market alignment. Stockholders also shared their preference for enhanced rigor in goal setting and updated performance metrics, including a mix of per share and heavier weighted TSR with symmetrical ranges consistent with current market practices. In response, the Compensation Committee approved the updates detailed below.

2025 DESIGN		UPDATED DESIGN

Weighting: 40%		Weighting: 80% (CEO) | 60% (other NEOs)

2025-2027 Revenue Metric (100%)		Three-year Adjusted EPS Metric (75%)

Threshold (50% payout)	80% of Target	Threshold (50% payout)	90% of Target

Target (100% payout)	100% of Revenue goal	Target (100% payout)	100% of EPS goal

Max (200% payout)	102% of Target	Max (200% payout)	110% of Target

		Super Stretch (250% payout)(1)	115% of Target

Relative TSR Modifier		Relative TSR Metric (25%)

Threshold (80% modifier)	25th percentile	Threshold (50% payout)	30th percentile

Target (100% modifier)	50th percentile	Target (100% payout)	55th percentile

Max (120% modifier)	75th percentile	Max (200% payout)(2)	80th percentile

		Super Stretch (250% payout)(1),(2)	90th percentile

(1)  Payout above 200% achievable only if “Super Stretch” target is reached. (There is no interpolation for performance between Max and Super Stretch)

(2)  TSR payout is capped at 100% if absolute TSR for the period is negative

SETTLEMENT OF PRIOR THREE-YEAR PERFORMANCE STOCK AWARDS

In prior years, the Company disclosed the settlement of Three-Year Performance Stock Awards based on the year in which payouts were approved and made. At the beginning of this year, the Company is aligning its disclosure with more standard practice by reporting the 3-Year Performance Stock Awards based on the completion of the applicable performance period. As a result, this year’s disclosure includes both the 2023–2025 performance stock awards for which the performance period concluded in 2025 and the 2022–2024 performance-based stock awards approved for payout in 2025.

2026 PROXY STATEMENT 64

COMPENSATION DISCUSSION AND ANALYSIS

Settlement of 2023-2025 Performance Stock Awards

In February 2023, the Compensation Committee granted target Three-Year Performance Stock Awards to the NEOs as part of their total annual incentive compensation. The payout of these Three-Year Performance Stock Awards was determined following the end of the performance period (January 1, 2023 – December 31, 2025). At the time of the grant, the Compensation Committee set a three-year aggregate revenue target for 2023-2025 of $8,296 million and in February 2026 the Compensation Committee evaluated the Company’s performance against that target. During the period, the Company’s aggregate revenue was $8,185 million, which was 98.7% of target. The Company does not include the revenue contribution of an acquired company for the year of the acquisition; however, for acquisitions completed within the three-year period, the Compensation Committee adjusts the remaining years in the performance period to reflect the estimated revenue contribution from the acquisition. The Company’s TSR over the period was -5.5%, which was the 18th percentile of the S&P 500. As a result, the Compensation Committee determined the achievement of the 2023-2025 performance stock awards as follows:

NEOs*	PERFORMANCE SHARES (TARGET)	% OF TARGET SHARES	# OF SHARES OF PERFORMANCE STOCK VESTED

Andrew C. Florance Founder & Chief Executive Officer	61,500	69.3%	42,617

Lisa C. Ruggles SVP, Global Operations	10,300	69.3%	7,137

Frederick G. Saint President, Marketplaces	10,300	69.3%	7,137

Frank A. Simuro Chief Technology Officer	18,000	69.3%	12,473

*	Mr. Lown commenced employment with the Company on July 1, 2024, after this award was granted

2026 PROXY STATEMENT 65

COMPENSATION DISCUSSION AND ANALYSIS

Settlement of 2022-2024 Performance Stock Awards

In February 2022, the Compensation Committee granted target Three-Year Performance Stock Awards to the NEOs as part of their total annual incentive compensation. The payout of these Three-Year Performance Stock Awards was determined following the end of the performance period (January 1, 2022 – December 31, 2024). At the time of the grant, the Compensation Committee set a three-year aggregate revenue target for 2022-2024 of $7,122 million and in February 2025 the Compensation Committee evaluated the Company’s performance against that target. During the period, the Company’s aggregate revenue was $7,374 million, which was 103% of target. The Company does not include the revenue contribution of an acquired company for the year of the acquisition; however, for acquisitions completed within the three-year period, the Compensation Committee adjusts the remaining years in the performance period to reflect the estimated revenue contribution from the acquisition. The Company’s TSR over the period was -1.5%, which was the 33rd percentile of the S&P 500. As a result, the Compensation Committee determined the achievement of the 2022-2024 performance stock awards to be 172.8%, calculated as a 200% payout on the revenue target modified downward with a 86.4% relative TSR modifier.

NEOs*	PERFORMANCE SHARES (TARGET)	% OF TARGET SHARES	# OF SHARES OF PERFORMANCE STOCK VESTED

Andrew C. Florance Founder & Chief Executive Officer	43,000	172.8%	74,304

Lisa C. Ruggles SVP, Global Operations	9,600	172.8%	16,588

Frederick G. Saint President, Marketplaces	9,600	172.8%	16,588

Frank A. Simuro Chief Technology Officer	9,600	172.8%	16,588

*	Mr. Lown commenced employment with the Company on July 1, 2024, after this award was granted.

Company Compensation Policies and Practices

To ensure our executive compensation program is effective in aligning our NEO interests with those of our stockholders, we maintain strong compensation governance practices. Please refer to the Executive Compensation Philosophy, Program Objectives, and Practices section of this CD&A for an overview of our governance standards. In this section, we address key compensation policies and practices in place to uphold these standards.

Risk Assessment in Compensation Programs

Management assesses the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations encourage or create undesired or unintentional risk of a material nature. The Compensation Committee also engaged its independent compensation consultant (Willis Towers Watson) to assess the Company’s executive compensation program. The risk assessment evaluated potential risk factors from three primary perspectives:

•	CoStar’s compensation structure and philosophy;

•	Pay program design and policies; and

•	Governance and the role of the Compensation Committee.

The Compensation Committee reviews all compensation programs but is focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. The Company supports the use of base salary, performance-based compensation and retirement plans that are generally similar in design and operation throughout the Company. In most cases, the compensation policies and practices are centrally designed and administered and are substantially identical throughout the Company, except that sales personnel are also eligible to receive sales commissions depending upon performance. Programs may differ by country due to variations in local laws and customs.

Based on the foregoing, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. We also believe that our incentive compensation arrangements provide incentives that do not encourage excessive risk-taking beyond our ability to effectively identify and manage significant risks, are compatible with effective internal controls and our risk management practices, and are supported by the Compensation Committee’s oversight and administration of executive compensation programs.

2026 PROXY STATEMENT 66

COMPENSATION DISCUSSION AND ANALYSIS

Clawback Policy
In 2023, we adopted the Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) in accordance with the Nasdaq listing standards and Exchange Act Rule
10D-1,
which applies to the Company’s current and former executive officers (as defined under Exchange Act Rule
10D-1).
The Clawback Policy provides for the mandatory recovery (subject to limited exceptions) from current and former officers of incentive-based compensation, that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
In December 2025, the Board adopted a Supplemental Policy for Recovery of Erroneously Awarded Compensation (“Supplemental Clawback Policy”) to enhance its executive compensation governance and further align with stockholder interests. The Supplemental Clawback Policy operates in addition to the Company’s existing SEC-mandated clawback policy and expands the Board’s ability to recover compensation in certain misconduct-related circumstances, including situations involving felony-level criminal conduct that results in material financial or reputational harm to the Company or violations of confidentiality or restrictive covenants. The policy applies to a broader range of compensation, including time-based equity awards. The Compensation Committee adopted the Supplemental Clawback Policy after considering evolving market practices and stockholder and proxy advisory firm feedback, and believes it strengthens accountability and reinforces a strong pay-for-performance culture.
Executive Stock Ownership Policy
The Company believes that its executive officers should have a significant financial stake in the Company. To better align the interests of our executive officers with those of our stockholders, the Compensation Committee adopted a robust Executive Stock Ownership Policy. Executive officers are expected to own shares of the Company’s common stock as follows:

EXECUTIVE LEVEL	MARKET VALUE OF SHARES OWNED AS A MULTIPLE OF BASE SALARY

Chief Executive Officer	Ten Times (10x) Increased from six times (6x) in December 2025

Other Executive Officers	Two Times (2x)
In December 2025, the Compensation Committee increased the CEO’s ownership requirements to 10x annual base salary from 6x annual base salary. Executive officers are required to hold any shares of vested restricted stock awards or shares obtained upon exercise of vested stock options until the thresholds under the Executive Stock Ownership Policy are met. Shares of stock represented by DSUs issued pursuant to the Company’s Management Stock Purchase Plan are considered owned by the executive for purposes of the policy. Any new executive officer has until the first December 31st following the fifth anniversary of the date of appointment as an executive officer to meet this requirement. As of December 31, 2025, each of the executive officers was in compliance with the Executive Stock Ownership Policy.
Treatment of Equity in the event of Change in Control
Equity awards granted to our NEOs after the 2025 Annual Meeting of Stockholders and the adoption of the 2025 Stock Incentive Plan include a double trigger termination provision which provides that participants are eligible to receive benefits in connection with a Change in Control after a qualifying termination during the CIC protection period. These awards do not automatically become vested upon a Change in Control.
The 2025 Stock Incentive Plan replaced the 2016 Plan for all equity awards made after June 26, 2025.

2026 PROXY STATEMENT 67

COMPENSATION DISCUSSION AND ANALYSIS

Equity Grant Practices
The Company does not have any program, plan or practice to time equity awards in coordination with the release of material non-public
information, nor does the Company time the release of material nonpublic information for the purpose of affecting the value of executive compensation.
Insider Trading Compliance Policy, Anti-Hedging and Anti-Pledging Policies
The Company has adopted an Insider Trading Compliance Policy (the “Insider Trading Policy”) that governs the purchase, sale, and/or other dispositions of our securities by directors, officers, and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations and the Nasdaq listing standards.
Pursuant to the Insider Trading Policy, the Company’s directors, officers and employees are prohibited from pledging or margining Company stock and from engaging in hedging transactions in Company stock. In addition, pursuant to the Insider Trading Policy, the Company does not permit directors, officers, or employees to engage in speculative or short-term financial activities involving the Company’s stock or derivatives based on the Company’s securities in any instance. The Company does not allow for any exceptions to its anti-pledging and anti-hedging policies in the Insider Trading Policy and no current director or officer has pledged shares.
Employment Agreements
We have an employment agreement with Mr. Florance and an offer letter with Mr. Lown, and we have at-will
employment terms with Ms. Ruggles, Mr. Saint, and Mr. Simuro. All employees, including our NEOs, are required to execute terms and conditions of employment, which state that employment is at-will
and set forth restrictive covenants, including duties of confidentiality, non-solicitation
of customers and employees, and
non-competition.
Pursuant to Mr. Lown’s offer letter, in the event he is terminated by the Company for any reason other than cause (as defined in the agreement) and (1) the termination occurs within one year from his start of employment, Mr. Lown is eligible to receive 12 months of base salary and Company-paid COBRA benefits, or (2) the termination occurs more than one year from his start of employment, Mr. Lown is eligible to receive six months of base salary and Company-paid COBRA benefits, in each case, subject to his execution of a release.
Pursuant to his employment agreement, Mr. Florance is entitled to receive base salary, an annual cash bonus, six weeks of paid vacation per year, the same health insurance, accident and disability insurance, life insurance, and other fringe benefits provided to most senior executives of the Company, and additional term life insurance coverage not to exceed $1 million (at a cost to the Company not to exceed $2,000 per year), payable as designated by Mr. Florance. Mr. Florance’s employment agreement automatically renews for successive one-year
terms unless either the Company or Mr. Florance provides the other with written notice of termination at least three months prior to the end of the then-current term. Pursuant to his employment agreement, Mr. Florance is subject to confidentiality and non-compete
restrictive covenants. The
non-compete
restrictions apply during the term of the agreement, any period of time during which he remains employed with the Company “at will” and through the second anniversary of the date of his termination.
Mr. Florance determined to voluntarily eliminate, without any consideration, a legacy tax gross up entitlement related to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, which had been in Mr. Florance’s employment agreement since April 1998 based upon direct stockholder feedback. Effective January 1, 2026, the Company entered into an amendment to Mr. Florance’s employment agreement solely to eliminate this legacy provision, which had significant value to Mr. Florance. Mr. Florance, with the support of the Compensation Committee, determined that eliminating this provision was appropriate and in the best interests of the Company and its stockholders, aligning the agreement more closely with evolving market practices and stockholder feedback. In making this determination, the Compensation Committee considered the absence of any stockholder feedback regarding changes to any other provisions of the employment agreement.

2026 PROXY STATEMENT 68

COMPENSATION DISCUSSION AND ANALYSIS

Executive Severance Plan

Except as noted above for Mr. Florance and Mr. Lown, our NEOs were not entitled to contractual severance in 2025 and prior years. Instead, they were subject to the company-wide severance plan, which provides payments that do not discriminate in scope, terms or operation in favor of executives of the Company and that are available generally to all salaried employees.

In January 2026, the Compensation Committee adopted an Executive Severance Plan to support the Company’s ability to retain experienced executive leadership, promote stability and continuity of management, and encourage executives to remain focused on the Company’s long-term objectives, particularly during periods of organizational change or strategic transitions.

In approving the Executive Severance Plan, the Compensation Committee reviewed prevailing market practices, including severance multiples, benefit structures, and change in control provisions among the Company’s peer group, and considered the recommendations of its independent compensation consultant. The Compensation Committee also evaluated the Plan’s design features to ensure alignment with stockholder interests, including appropriate triggers, limitations, and governance protections.

The Compensation Committee believes that the Executive Severance Plan reflects a balanced approach that is consistent with market practice, supports executive retention and engagement, and reinforces the Company’s commitment to sound compensation governance.

The Executive Severance Plan, without duplicating any other severance protections, provides for the payment of customary severance benefits to certain of the Company’s executives at the level of Vice President or above, including the NEOs, in the event of an involuntary termination of employment with the Company, subject to the executive satisfying certain conditions, including the delivery of a release of claims in favor of the company.

In the event of a Change in Control, participants are eligible to receive benefits under the plan only after a qualifying termination during the CIC protection period (“Double Trigger”).

Benefits under the new Executive Severance Plan for executive officers, including the NEOs, generally consist of the executive’s base salary multiplied by a specific severance multiplier, a pro-rated bonus (or full bonus if the termination occurs during a change in control protection period) for the year of termination multiplied by a specific severance multiplier, any earned but unpaid bonus for the prior calendar year, subsidized COBRA health care coverage, and a number of months of equity vesting acceleration (or full equity vesting acceleration if the termination occurs during a change in control protection period), subject to actual performance for performance awards. Nothing in the Executive Severance Plan limits an NEO’s participation in, or rights under, any other plan, agreement, policy, or program of the Company, provided that benefits under the Executive Severance Plan and any such arrangement are not duplicative.

CASH SEVERANCE				DOUBLE TRIGGER CHANGE IN CONTROL CASH SEVERANCE

	COMPENSATION BASIS	MULTIPLE OF PAY	SEVERANCE PERIOD	COMPENSATION BASIS	MULTIPLE OF PAY	CIC PROTECTION PERIOD	CIC SEVERANCE PERIOD

CEO	Base Salary and Prorated Bonus	2.0	24 months following Termination	Base Salary and Target Bonus	2.0	24 months following CIC	24 months following Termination

Other NEOs	Base Salary and Prorated Bonus	1.0	12 months following Termination	Base Salary and Target Bonus	1.0	24 months following CIC	12 months following Termination

2026 PROXY STATEMENT 69

COMPENSATION DISCUSSION AND ANALYSIS

Deferred Compensation

The company maintains the Management Stock Purchase Plan (MSPP), designed to provide selected key employees of the Company and its subsidiaries, including the NEOs, the opportunity to defer a portion of their cash incentive compensation and to align management and stockholder interests through awards of Deferred Stock Units (“DSUs”) under the MSPP and awards of Matching RSUs under the 2016 Plan, the 2025 Plan, or a successor plan. In December 2025, the Compensation Committee amended the plan and permitted participants to elect to defer up to 90% of their annual incentive bonus or commissions that may be earned during the calendar year to improve tax administration. On the day the bonus would have otherwise been paid, the Company will award to the participant DSUs covering a number of shares of common stock having an aggregate fair market value on that date equal to the amount of the annual cash incentive for the prior calendar year that the participant elected to be deferred under the MSPP. On the same date the DSUs are awarded, the participant will receive a grant of Matching RSUs covering a number of shares of common stock equal to 100% of the DSUs granted.

The DSUs issued under the MSPP will be fully vested at grant and will be settled as soon as practicable following the earliest to occur of (i) the fourth anniversary of the date of grant; (ii) the participant’s death; (iii) the participant’s disability; (iv) the participant’s separation from service from the Company; or (v) a change in control (as defined in the MSPP) of the Company. Matching RSUs will vest four years after the date of grant, subject to the participant’s continued employment through that date, or upon a change in control of the Company that occurs prior to such date (as defined in the MSPP). If the participant’s employment terminates for any reason before the Matching RSUs vest, they will be forfeited. In accordance with SEC rules, the Matching RSUs granted to the NEOs that participated in the MSPP in March of 2023, 2024 and 2025 are included in the 2025 Summary Compensation Table and the Matching RSUs granted to NEOs in March of 2025 are included in the Grants of Plan-Based Awards Table below.

Impact of Taxation and Accounting Considerations

POLICY ON DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Code limits a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to its Chief Executive Officer, Chief Financial Officer and certain other current and former executive officers. The Company expects that it will be unable to deduct all compensation in excess of $1 million paid to its Chief Executive Officer, Chief Financial Officer and other NEOs, other than any awards granted prior to November 2, 2017 to the extent they qualify for certain transition rules under Section 162(m).

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors

Robert W. Musslewhite, Chair

Angelique G. Brunner

John L. Berisford

2026 PROXY STATEMENT 70

EXECUTIVE COMPENSATION

2025 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	STOCK AWARDS(1) ($)	OPTION AWARDS(2) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(3) ($)	ALL OTHER COMPENSATION(4) ($)	TOTAL ($)

Andrew C. Florance Founder and Chief Executive Officer	2025	$1,000,000	$28,318,400	$3,425,382	$3,000,000	$688,154	$36,431,936
	2024	$1,000,000	$30,335,765	$2,857,085	$3,000,000	$201,110	$37,393,960
	2023	$997,000	$23,225,988	$2,119,231	$2,250,000	$583,961	$29,176,180

Christian M. Lown Chief Financial Officer	2025	$588,269	$5,488,266	$739,161	$1,137,000	$17,727	$7,970,423
	2024	$253,846	$2,750,035	—	$525,355	$11,274	$3,540,510

Lisa C. Ruggles Senior Vice President, Global Operations	2025	$591,923	$3,677,817	$495,779	$1,045,713	$17,594	$5,828,826
	2024	$571,154	$4,746,973	$448,294	$955,938	$31,997	$6,754,356
	2023	$545,293	$3,671,620	$355,101	$759,688	$240,941	$5,572,643

Frederick G. Saint President, Marketplaces	2025	$591,923	$5,488,266	$739,161	$1,190,000	$178,856	$8,188,206
	2024	$571,154	$6,703,685	$536,690	$1,000,500	$151,326	$8,963,355
	2023	$546,985	$3,671,620	$355,101	$794,750	$17,590	$5,386,046

Frank A. Simuro Chief Technology Officer	2025	$646,923	$7,347,105	$991,558	$1,300,000	$17,853	$10,303,439
	2024	$622,961	$10,430,806	$984,984	$1,260,000	$18,367	$13,317,118
	2023	$587,446	$6,418,808	$617,818	$1,050,000	$44,917	$8,718,989

(1)

This column reflects the aggregate grant date fair value of the awards granted in the years shown, calculated in accordance with FASB ASC Topic 718 and SEC rules. For Three-Year Performance Stock Awards granted in 2023 and 2024, consistent with prior year reporting, amounts reflect the grant-date fair value of the maximum number of shares that may be earned based on achievement of three-year cumulative revenue goals with payouts subject to adjustment based on the Company’s relative TSR over the applicable performance period. For Three-Year Performance Stock Awards granted in 2025, amounts reflect the grant-date fair value of awards, calculated in accordance with FASB ASC Topic 718 and SEC rules based on the probable outcome of the applicable performance conditions as of the grant date. The fair values shown represent accounting expense and do not necessarily reflect the actual value ultimately realized by the NEOs. Additional information regarding these awards is provided in the “2025 Grants of Plan Based Awards” and “Outstanding Equity Awards at 2025 Fiscal Year-End” tables as well as the “Equity Incentive Compensation” discussion within the section titled “Compensation Discussion and Analysis” of this Proxy Statement. Assumptions used to calculate the fair value of 2025 awards are described in Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 26, 2026.

The maximum grant date fair values of the 2025 Three-Year Performance Stock Awards are as follows (representing a 240% maximum payout):

NAME	MAXIMUM GRANT DATE FAIR VALUE ($)

Mr. Florance	$19,875,982

Mr. Lown	$4,298,616

Ms. Ruggles	$2,886,214

Mr. Saint	$4,298,616

Mr. Simuro	$5,751,958

2026 PROXY STATEMENT 71

EXECUTIVE COMPENSATION

This column also includes the value of the Matching RSUs issued to Mr. Florance under the MSPP pursuant to his election to defer 100% of his 2024 annual cash incentive compensation. Additional information regarding the Matching RSUs is provided in the “2025 Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2025 Fiscal Year-End” Tables as well as the “Deferred Compensation” discussion within the section titled “Compensation Discussion and Analysis” of this Proxy Statement.

NAME	2024 CASH INCENTIVE COMPENSATION	2024 MSPP CONTRIBUTION ($)	EQUIVALENT DSUs AWARDED IN MARCH 2025 (#)	MATCHING RSUs AWARDED IN MARCH 2025 (#)

Andrew C. Florance	$3,000,000	$2,929,469*	37,649	37,649
* Reflects deduction for non-deferrable taxes
(2)

Amounts reported reflect the grant date fair value of stock options granted to NEOs pursuant to FASB ASC Topic 718, excluding estimated forfeitures. The assumptions used to calculate the value of option awards are set forth under Note 16 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 26, 2026.

(3)

This amount represents the annual cash incentive earned under the Company’s annual incentive bonus plan based on the achievement of individual and/or Company financial goals. These bonuses are awarded and paid in the year following the year for which performance was measured. For additional information regarding the annual cash incentives paid for 2025 performance, see the “2025 Annual Cash Incentive Awards” discussion within the section titled “Compensation Discussion and Analysis” of this Proxy Statement.

As outlined below, certain of our NEOs elected to defer a portion of their 2025 cash incentive compensation under the MSPP.

The DSUs and Matching RSUs awarded pursuant to the NEOs’ elections with respect to their 2025 cash incentive compensation were issued in March 2026. For additional information regarding the MSPP, see the “Deferred Compensation” discussion within the section titled “Compensation Discussion and Analysis” of this Proxy Statement. The Matching RSUs awarded in 2026 to each of Messrs. Florance and Lown will be included in the 2027 Summary Compensation Table and 2027 Grants of Plan Based Awards Table in next year’s proxy statement.

NAME	2025 CASH INCENTIVE COMPENSATION	2025 MSPP CONTRIBUTION ($)	EQUIVALENT DSUs AWARDED IN MARCH 2026 (#)	MATCHING RSUs AWARDED IN MARCH 2026 (#)

Andrew C. Florance	$3,000,000	$2,876,856*	62,081	62,081

Christian M. Lown	$1,137,000	$284,250	6,134	6,134
* Reflects deduction for non-deferrable taxes
(4)

Amounts include, as applicable, the value of perquisites and personal benefits, taxable imputed income related to group term life insurance and long-term disability coverage, and company contributions to defined contribution plans and health savings accounts (HSAs). Where the value of the items reported in a particular category for an NEO exceeded $10,000 in 2025 (other than perquisites and benefits, which are subject to different thresholds as described below), those items are identified and quantified below.

Perquisites and Personal Benefits: Perquisites and other personal benefits provided to certain NEOs are as follows: security, travel-related perquisites, and other nominal perquisites or personal benefits. We determine the incremental cost for perquisites and personal benefits based on costs or charges incurred by the Company.

Security. The Company provides Mr. Florance with residential and security measures based on a comprehensive residential physical security evaluation and independent security threat assessment, following credible threats made to Mr. Florance and members of his family. The amounts reported in the All Other Compensation column include the costs of these security measures, which are treated as perquisites under applicable SEC guidance, even though they arise from risks associated with Mr. Florance’s role with the Company. The costs are primarily associated with physical security enhancements and property improvements designed to mitigate identified safety risks at Mr. Florance’s residences, including limited security detail, camera system enhancements, access control enhancements and alarm system upgrades. The Compensation Committee believes the scope and costs are an appropriate business expense and necessary to protect the safety of Mr. Florance so he that may focus on his ability to perform his employment responsibilities and are necessary to reduce potential risks to the Company. The Compensation Committee believes this business expense is not related to personal services or discretionary personal benefits. Security costs are based on actual costs incurred by the Company.

Company Aircraft: The Company calculates the value of personal use of Company aircraft by calculating an hourly variable rate for variable costs such as fuel and hourly engine program costs for the aircraft and multiplied that result by the hours flown for personal use, then added one-time, variable costs incurred while using the corporate aircraft for personal use, such as catering and crew travel expenses. Since the aircraft is used primarily for business travel, the calculation does not include the fixed costs that do not change based on usage, such as crew salaries, hangar storage costs and cost of maintenance not related to personal use trips.

The cost of any category of the listed perquisites and personal benefits did not exceed the greater of $25,000 or 10% of total perquisites and personal benefits for any NEO in 2025, except for the following:

•	Mr. Florance: costs attributable to security measures ($558,343) as discussed above.
•	Mr. Saint: relocation costs ($79,957) and a tax gross-up ($65,685) on the value of those relocation costs.
Contributions to Plans: In 2025, each NEO received a 401(k) Plan employer matching contribution in the amount of $14,000.

2026 PROXY STATEMENT 72

EXECUTIVE COMPENSATION

2025 Grants of Plan-Based Awards

The following Grants of Plan-Based Awards table provides additional information about stock and option awards granted to our NEOs during the year ended December 31, 2025, as well as non-equity incentive plan awards for the year ended December 31, 2025.

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(3) (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS(4) (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS(5) ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(6)
NAME	GRANT DATE	APPROVAL DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Andrew C. Florance			$750,000	$1,500,000	$3,000,000
	2/20/2025	2/13/2025				38,840	97,100	233,040				$8,281,659
	2/20/2025	2/13/2025							218,400			$17,107,272
	2/20/2025	2/13/2025								114,000	$78.33	$3,425,382,
	3/5/2025								37,649			$2,929,469
Christian M. Lown			$195,000	$600,000	$1,200,000
	2/20/2025	2/13/2025				8,400	21,000	50,400				1,791,090
	2/20/2025	2/13/2025							47,200			3,697,716
	2/20/2025	2/13/2025								24,600	$78.33	$739,161
Lisa C. Ruggles			$141,313	$565,250	$1,130,500
	2/20/2025	2/13/2025				5,640	14,100	33,840				$1,202,589
	2/20/2025	2/13/2025							31,600			$2,475,228
	2/20/2025	2/13/2025								16,500	$78.33	$495,779
Frederick G. Saint			$178,500	$595,000	$1,190,000
	2/20/2025	2/13/2025				8,400	21,000	50,400				$1,791,090
	2/20/2025	2/13/2025							47,200			$3,697,176
	2/20/2025	2/13/2025								24,600	$78.33	$739,161

Frank A. Simuro			$162,500	$650,000	$1,300,000
	2/20/2025	2/13/2025				11,240	28,100	67,440				$2,396,649
	2/20/2025	2/13/2025							63,200			$4,950,456
	2/20/2025	2/13/2025								33,000	$78.33	$991,558

(1)

Amounts shown in these columns are possible amounts payable under the Company’s annual executive cash incentive plan for 2025. The actual cash payments made in 2026 for 2025 performance under the Company’s annual executive cash incentive plan are reported in the Summary Compensation Table above. The Company’s annual executive cash incentive plan in effect for 2025 is described more fully in the section titled “Compensation Discussion and Analysis—2025 Annual Cash Incentive Awards” within this Proxy Statement.

(2)

Amounts shown in these columns are the possible number of shares that may vest pursuant to the three-year performance-based restricted stock awards granted in February 2025 under the Company’s 2016 Plan, which vest based on achievement of a three-year cumulative revenue goal for the performance period from January 1, 2025 through December 31, 2027 and are subject to adjustment based on the Company’s relative TSR over the three-year performance period. See “Compensation Discussion and Analysis—2025 Equity Incentive Compensation Vehicles” for a description of the material terms of these awards.

(3)

Amounts shown in this column represent restricted stock and restricted stock unit awards granted to the NEOs in 2025, including grants on February 20, 2025 in respect of achievement of 2024 net income goals and for Mr. Florance, on March 5, 2025 of matching RSUs in respect to deferrals of 2024 cash incentive compensation under the MSPP. The closing prices of the Company’s common stock on February 20, 2025 and March 5, 2025 were $78.33 and $77.81, respectively. These awards were granted under the Company’s 2016 Plan.

(4)	Amounts shown in this column represent stock options granted to the NEOs in 2025 under the Company’s 2016 Plan that vest in three equal annual installments after the date of grant.
(5)	The exercise price is the closing price of our common stock on the date of grant, as reported on Nasdaq.
(6)

The amounts shown in this column represent the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718 pursuant to SEC rules. The grant date fair value of performance-based restricted stock awards is based on probable outcome with regard to the applicable performance metrics. For a discussion of the assumptions used in calculating the fair value of each equity award see Note 16 to the audited financial statements in the 2025 Annual Report.

2026 PROXY STATEMENT 73

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table summarizes the equity awards we have made to our NEOs that are outstanding as of December 31, 2025.

		OPTION AWARDS				STOCK AWARDS(1)

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS(1) (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS(1) (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(2) (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(3) ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(4) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3) (#)

Florance	3/2/2017	346,000	—	$20.49	3/1/2027

	2/28/2018	310,000	—	$34.21	2/27/2028

	2/7/2019	222,000	—	$39.82	2/6/2029

	2/6/2020	162,000	—	$66.65	2/5/2030

	2/18/2021	80,000	—	$91.98	2/17/2031

	2/16/2022	101,400	—	$67.29	2/15/2032

	2/14/2023	48,933	24,467	$76.78	2/13/2033

	2/22/2024	30,166	60,334	$82.47	2/21/2034

	2/20/2025	—	114,000	$78.33	2/19/2035

	2/14/2023					46,100	$3,099,764	61,500	$4,135,260

	3/15/2023					18,922	$1,272,315	—	—

	2/22/2024					118,667	$7,979,169	79,100	$5,318,684

	2/20/2025					218,400	$14,685,216	233,040	$15,669,610

	3/5/2025					37,649	$2,531,519	—	—

Lown	2/20/2025	—	24,600	$78.33	2/19/2035

	7/1/2024					24,816	$1,668,628	—	—

	2/20/2025					47,200	$3,173,728	50,400	$3,388,896

Ruggles	2/28/2018	21,670	—	$34.21	2/27/2028

	2/7/2019	38,000	—	$39.82	2/6/2029

	2/6/2020	33,000	—	$66.65	2/5/2030

	2/18/2021	17,000	—	$91.98	2/17/2031

	2/16/2022	22,600	—	$67.29	2/15/2032

	2/14/2023	8,200	4,100	$76.78	2/13/2033

	2/22/2024	4,733	9,467	$82.47	2/21/2034

	2/20/2025	—	16,500	$78.33	2/19/2035

	3/15/2022					3,388	$227,809

	2/14/2023					7,700	$517,748	10,300	$692,572

	2/22/2024					18,534	$1,246,226	12,400	$833,776

	2/20/2025					31,600	$2,124,784	33,840	$2,275,402

Saint	2/7/2019	45,000	—	$39.82	2/6/2029

	2/6/2020	33,000	—	$66.65	2/5/2030

	2/18/2021	19,000	—	$91.98	2/17/2031

	2/16/2022	22,600	—	$67.29	2/15/2032

	2/14/2023	8,200	4,100	$76.78	2/13/2033

2026 PROXY STATEMENT 74

EXECUTIVE COMPENSATION

		OPTION AWARDS				STOCK AWARDS(1)

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS(1) (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS(1) (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(2) (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(3) ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(4) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3) (#)

	2/22/2024	5,666	11,334	$82.47	2/21/2034

	2/20/2025	—	24,600	$78.33	2/19/2035

	2/14/2023					7,700	$517,748	10,300	$692,572

	2/22/2024					22,267	$1,497,233	14,900	$1,001,876

	7/26/2024					9,554	$642,411	—	—

	2/20/2025					47,200	$3,173,728	50,400	$3,388,896

Simuro	2/28/2018	22,420	—	$34.21	2/27/2028

	2/7/2019	38,000	—	$39.82	2/6/2029

	2/6/2020	33,000	—	$66.65	2/5/2030

	2/18/2021	17,000	—	$91.98	2/17/2031

	2/16/2022	22,600	—	$67.29	2/15/2032

	2/14/2023	14,266	7,134	$76.78	2/13/2033

	2/22/2024	10,400	20,800	$82.47	2/21/2034

	2/20/2025	—	33,000	$78.33	2/19/2035

	3/15/2022					12,641	$849,981

	2/14/2023					13,467	$905,521	18,000	$1,210,320

	2/22/2024					40,800	$2,743,392	27,200	$1,828,928

	2/20/2025					63,200	$4,249,568	67,440	$4,534,666

(1)

Stock option awards vest one-third annually, with awards granted between the 1st and 15th of any month vesting on the 15th day of the month during which the anniversary of the grant falls, assuming continued employment and awards granted between the 16th day of the month and the end of the month vesting on the 1st day of the month following during which the anniversary of the grant falls, assuming continued employment.

(2)

Performance-based restricted stock awards in this column vest one-third annually, with awards granted between the 1st and 15th of any month vesting on the 15th day of the month during which the anniversary of the grant falls, assuming continued employment and awards granted between the 16th day of the month and the end of the month vesting on the 1st day of the following month, assuming continued employment. Matching RSUs granted to Mr. Florance on March 5, 2025 pursuant to his deferral of annual incentive compensation under the MSPP cliff vest four years from the date of grant.

(3)	Market value based on the closing price of the Company’s common stock as of December 31, 2025 of $67.24 per share, the last trading day of fiscal year 2025.
(4)

Outstanding Three-Year Performance Stock Awards granted in 2025, 2024, and 2023 vest based on performance for the three-year performance period ending on December 31, 2027, 2026, and 2025, respectively, subject to the Compensation Committee’s certification of the applicable performance results following the end of each performance period. The amounts shown for the 2025 and 2024 Three-Year Performance Stock Awards reflect maximum and target level performance assumptions, respectively, and do not represent actual performance results, and may differ materially from the number of shares ultimately earned.

The 2023 Three-Year Performance Stock Awards vested in February 2026 upon the Compensation Committee’s certification of performance. The actual number of shares earned by each NEO in February 2026 as a result of the vesting was as follows:

NAME	ACTUAL SHARES EARNED (#)

Mr. Florance	42,617

Ms. Ruggles	7,137

Mr. Saint	7,137

Mr. Simuro	12,473

2026 PROXY STATEMENT 75

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in 2025

The following Option Exercises and Stock Vested table provides information about the value realized by the NEOs upon option award exercises and stock award vesting during the year ended December 31, 2025.

NAME	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING(1) ($)

Andrew C. Florance	—	$0	212,081	$15,843,488

Christian M. Lown	—	$0	12,407	$997,523

Lisa C. Ruggles	—	$0	43,016	$3,218,280

Frederick G. Saint	—	$0	45,802	$3,486,246

Frank A. Simuro	—	$0	64,152	$4,828,033

(1)	Reflects the product of the number of shares acquired upon vesting multiplied by the closing price of our common stock on the trading day immediately preceding the vesting date.

Non-Qualified Deferred Compensation in 2025

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR ($)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS(2) ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR END(3) ($)

Andrew C. Florance	$2,929,469	—	—	—	$3,803,834

Christian M. Lown	—	—	—	—	$0

Lisa C. Ruggles	$0	—		($175,568)	$227,809

Frederick G. Saint	$0	—	—	—	$0

Frank A. Simuro	$0	—		($510,958)	$849,981

(1)

These contributions were made by deferring a portion of the 2024 annual cash incentive award under our MSPP and represent the value of DSUs purchased in 2025 based on the closing share price of our common stock on the purchase date. All of the amounts shown in this column were included as compensation in the “Summary Compensation Table” for 2024 in accordance with SEC rules because they represent a portion of the annual cash incentive award earned for 2024 performance that would have been paid out in 2025 if the deferral election had not been made.

(2)	Represents the value of the DSUs vested and distributed in 2025.
(3)	Represents the value of the DSUs held as of December 31, 2025, multiplied by $67.24, the closing stock price of our common stock on December 31, 2025, the last trading day of 2025.

Potential Payments Upon Termination or Change of Control

This section discusses the incremental compensation that would be payable by the Company to each NEO in the event of a change of control of the Company or a termination of the NEO’s employment with the Company for various reasons described below, sometimes referred to herein as a “triggering event.”

The actual amounts that would be paid upon a NEO’s termination of employment or change of control can only be determined at the time of the applicable event. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and the Company’s stock price.

2026 PROXY STATEMENT 76

EXECUTIVE COMPENSATION

Termination and Change of Control Provisions Pursuant to Employment Agreements

MR. FLORANCE

The Company is permitted to terminate Mr. Florance’s employment at any time, without “cause”, upon 60 days’ written notice, and Mr. Florance may voluntarily terminate his employment for “good reason” upon at least 60 days’ written notice, with each of “cause” and “good reason” as defined in Mr. Florance’s employment agreement. For example, “good reason” includes an acquisition or change of control of the Company occurring and Mr. Florance terminating his employment within one year after such event.

As of December 31, 2025, in the event that the Company terminated Mr. Florance’s employment without cause or if he terminates his employment for good reason, Mr. Florance was entitled to receive his base salary for one year payable in installments in accordance with the Company’s payroll practices, his bonus for the year in which the termination occurred, the immediate vesting of all of his unvested stock options and a gross-up payment, if any, to cover any taxes assessed under Section 4999 of the Code. Upon termination by the Company without cause or by Mr. Florance for good reason, all of his unvested stock options would have become immediately exercisable and he would have 180 days to exercise all vested options. If all or any portion of Mr. Florance’s stock options could not be accelerated under the terms of the applicable stock incentive plan, Mr. Florance was entitled to receive cash consideration in lieu of acceleration for each share underlying that portion of his stock options that could not be so accelerated equal to the excess (if any) of the highest closing price of the Company’s common stock during the 180 days following the executive’s date of termination (or, if the Company was no longer publicly traded as of the date of termination, the per-share price in connection with the transaction(s) that resulted in the Company no longer being publicly traded) over the exercise price of such option.

Mr. Florance’s employment agreement also provided that in the event of his termination due to his disability or death, he (or his estate) would be entitled to receive (i) a prorated portion of his unvested stock options due to vest during the calendar year of his disability or death, and (ii) a prorated share of his bonus for the year of his disability or death. In the event of termination due to disability or his death, Mr. Florance (or his estate) would have one year to exercise all vested options.

As discussed in the section titled “Compensation Discussion and Analysis—Company Compensation Policies and Practices” within this Proxy Statement, in January 2026, Mr. Florance’s employment agreement was amended to solely eliminate the gross-up entitlement related to Sections 280G and 4999 of the Code and the Company adopted an Executive Severance Plan which covers Mr. Florance. For the purposes of this analysis, which assumes a triggering event on December 31, 2025, values have been calculated without accounting for the amendment to Mr. Florance’s employment agreement or the adoption of the Executive Severance Plan. We also assume he (or his estate) would be entitled to the full amount of his bonus for 2025.

Mr. Florance also has the right at any time to terminate his employment without good reason upon 180 days’ written notice to the Company, and the Company has the right at any time to terminate Mr. Florance for cause. In either such event, Mr. Florance would not be entitled to any base salary or fringe benefits for any period after termination, and he would forfeit any unvested stock options and his right to participate in the Company’s cash incentive program. These provisions are unchanged by the Executive Severance Plan.

OTHER NEOS

Pursuant to Mr. Lown’s offer letter, for any termination by the Company without “cause” (within the meaning of his offer letter) which occurs after the first anniversary of the commencement of his employment, Mr. Lown is eligible to receive six months of base salary and Company-paid COBRA benefits, subject to the execution of a release. For additional information, see the “Employment Agreements” discussion in the “Compensation Discussion and Analysis” section of this Proxy Statement

As of December 31, 2025, except as may be provided to all employees of the Company generally and as provided pursuant to the Company’s stock incentive plans (as described below), Ms. Ruggles, Mr. Saint, and Mr. Simuro were not entitled to any post-employment compensation if their employment was terminated.

Pursuant to the company-wide severance policy, full-time staff who are part of a position reduction may receive severance pay equal to two weeks current base pay for the first year or less of employment, plus one week current base pay for each completed additional year of continuous service (up to a 16-week maximum payout) in exchange for a full release of claims.

CHANGE OF CONTROL PROVISIONS UNDER THE COMPANY’S 2016 PLAN AND 2025 PLAN

Pursuant to the Company’s 2016 Plan and related award agreements, upon a change of control (as defined in the Company’s 2016 Plan), all options will immediately vest and all restrictions on stock grants, including any Matching RSUs issued when DSUs are awarded under the MSPP, will lapse (except in the event that the awards are assumed or substitute grants are awarded pursuant to the terms of the grant). Pursuant to the MSPP, although fully vested, all DSUs that have not yet settled will be settled upon a change in control of the Company that qualifies as a change in the ownership or effective control of the Company within the meaning of Section 409A of the Code.

2026 PROXY STATEMENT 77

EXECUTIVE COMPENSATION

Pursuant to the RSU and PSU award agreements under the Company’s 2025 Plan, upon a change in control (as defined in the Company’s 2025 Plan) in which such awards are assumed, continued, or substituted in connection with the change in control, they will vest only if the holder experiences a termination of service without cause within twelve months following the change in control (and such awards will vest upon a change in control if such awards are not assumed, continued or substituted).

In January 2026 the Company adopted a new Executive Severance Plan, which will govern the terms and values of payments to our NEOs in the event of termination or change in control. Please refer to the section titled “Compensation Discussion and Analysis—Company Compensation Policies and Practices” within this Proxy Statement for a discussion of the Executive Severance Plan.

Payments at Termination of Employment

The table below summarizes the potential termination and change of control payments described above for each of the NEOs as of December 31, 2025. The equity values presented in the table below were valued using the closing stock price as of December 31, 2025 ($67.24). Since this table reflects potential termination as of December 31, 2025, it does not reflect change of control payments that would be paid under the Executive Severance Plan adopted by the Board in January 2026.

NAME	TERMINATION BY COMPANY FOR CAUSE OR VOLUNTARY TERMINATION BY EXECUTIVE (EXCEPT, FOR CEO ONLY, RESIGNATION FOR “GOOD REASON”)	TERMINATION BY COMPANY “WITHOUT CAUSE” OR (FOR CEO ONLY) VOLUNTARY TERMINATION FOR “GOOD REASON”	TERMINATION DUE TO DEATH OR DISABILITY	TERMINATION UPON CHANGE OF CONTROL	CHANGE OF CONTROL WITHOUT TERMINATION

Andrew C. Florance

Cash Severance(1)	$0	$1,000,000	$0	$1,000,000	$0

Bonus(2)	$0	$3,000,000	$3,000,000	$3,000,000	$0

Accelerated Equity Awards(3)	$0	$0	$0	$67,927,058	$67,927,058

Total	$0	$4,000,000	$3,000,000	$71,927,058	$67,927,058

Christian M. Lown

Cash Severance(1)	$0	$300,000	$0	$300,000	$0

Bonus(2)	$0	$0	$0	$0	$0

Accelerated Equity Awards(3)	$0	$0	$0	$8,231,252	$8,231,252

Total	$0	$300,000	$0	$8,531,252	$8,231,252

Lisa C. Ruggles

Cash Severance(1)	$0	$183,077	$0	$0	$0

Bonus(2)	$0	$0	$0	$0	$0

Accelerated Equity Awards(3)	$0	$0	$0	$10,055,204	$10,055,204

Total	$0	$183,077	$0	$10,055,204	$10,055,204

Frederick G. Saint

Cash Severance(1)	$0	$183,077	$0	$0	$0

Bonus(2)	$0	$0	$0	$0	$0

Accelerated Equity Awards(3)	$0	$0	$0	$13,286,691	$13,286,691

Total	$0	$183,077	$0	$13,286,691	$13,286,691

Frank A. Simuro

Cash Severance(1)	$0	$200,000	$0	$0	$0

Bonus(2)	$0	$0	$0	$0	$0

Accelerated Equity Awards(3)	$0	$0	$0	$20,577,323	$20,577,323

Total	$0	$200,000	$0	$20,577,323	$20,577,323

2026 PROXY STATEMENT 78

EXECUTIVE COMPENSATION

(1)

For Mr. Florance, amounts reflect one year of base salary in accordance with the terms of his employment agreement. For Mr. Lown, amounts reflect six months of base salary in accordance with the terms of his offer letter. For all other NEOs, amounts reflect payment under company-wide severance policy, equal to two weeks of current base pay for the first year or less of employment, plus one week of current base pay for each completed additional year of continuous service (up to a 16-week maximum payout).

(2)	For Mr. Florance, amounts reflect payment of the 2025 cash incentive bonus in accordance with the terms of his employment agreement.
(3)

Consists of values realizable by the NEOs with respect to unvested stock options in the money as of December 31, 2025 and restricted stock under the Company’s 2016 Plan. The intrinsic value of stock options was calculated by multiplying the number of shares underlying the unvested options by the difference between the exercise price of each unvested option and the closing price of the Company’s common stock on December 31, 2025 ($67.24), excluding options with an exercise price greater than such price (such options referred to as “underwater”). As of December 31, 2025, all unvested stock options were underwater. The intrinsic value of restricted stock was calculated by multiplying the full number of shares underlying such restricted stock outstanding (at maximum performance for performance-based restricted stock awards) by the closing price of the Company’s common stock on December 31, 2025 ($67.24). All Accelerated Equity Awards reflect treatment under the legacy 2016 Plan. As noted previously, the 2016 Plan was replaced by the 2025 Stock Incentive Plan. Following the Annual Meeting of Stockholders in 2025, all awards granted under the 2025 Stock Incentive Plan to our NEOs in 2025 require a qualifying termination in the change in control protection period in order to be eligible for benefits.

Equity Compensation Plan Information

The following table sets forth information with respect to the Company’s equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2025.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS	WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN THE FIRST COLUMN)

Equity compensation plans approved by security holders(1)	2,218,073(3)	$53.71(5)	9,993,771(6)

Matterport Equity Compensation Plan	1,701,357(4)	$9.40(5)

Equity compensation plans not approved by security holders(2)	244,565	—	1,039,503

(1)	Consists of the following plans: the 2016 Plan, the 2025 Plan, and the Company’s Employee Stock Purchase Plan.
(2)

Consists of the Company’s MSPP. The MSPP was approved by the Board of Directors on December 7, 2017 and was not subject to approval by the Company’s stockholders. The MSPP provides selected employees of the Company the opportunity to defer a portion of their bonus and commission compensation, and enables the Company to align management and stockholder interests, through awards of DSUs, with an aggregate grant date value equal to the deferred compensation, issued under the MSPP and awards of matching restricted stock units issued under the 2016 Plan and 2025 Plan. DSUs issued under the MSPP are fully vested at grant and are settled upon the earliest of (i) four years after the date of grant; (ii) the participant’s death; (iii) the participant’s disability; (iv) the participant’s separation from service from the Company; or (v) a change in control (as defined in the MSPP) of the Company. Matching RSUs issued under the 2016 Plan vest four years after the date of grant, subject to the participant’s continued employment through that date, or upon a change in control of the Company that occurs prior to such date. Matching RSUs issued under the 2025 Plan vest four years after the date of grant, subject to the participant’s continued employment through that date; provided, the Matching RSUs will fully vest upon a change in control of the Company in which the Matching RSUs are assumed, continued, or substituted and the participant experiences a termination of service without cause within twelve months following the change in control (and such Matching RSUs will fully vest upon a change in control if they are not assumed, continued or substituted).

(3)

Includes 126,783 shares of common stock subject to restricted stock unit awards that vest over time. The actual number of shares issued with respect to these awards depends on whether the vesting conditions are met.

(4)

Includes 588,922 shares of common stock subject to restricted stock unit awards that vest over time. The actual number of shares issued with respect to these awards depends on whether the vesting conditions are met.

(5)	Calculated solely based on outstanding stock options.
(6)

Includes 292,559 shares of common stock available for future issuance under the Company’s stockholder-approved Employee Stock Purchase Plan, which amount includes 13,268 shares subject to purchase during the then-current purchase period.

CEO Pay Ratio

The 2025 annual total compensation for the median compensated employee of the Company, other than our CEO was $120,170 and the annual total compensation of our CEO was $36,431,936. Based on this information, for fiscal year 2025 the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 303 to 1. We believe this ratio is a reasonable estimate, calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934.

As a result of large acquisitions completed in 2025, including Domain, which significantly changed the size and composition of the Company’s employee population, the Company re-identified its median employee for fiscal year 2025, as permitted under SEC

2026 PROXY STATEMENT 79

EXECUTIVE COMPENSATION

rules. The Company believes that re-identifying the median employee was appropriate given the impact of the acquisitions on employee demographics and compensation distribution.

Our CEO pay ratio is based on the following methodology:

•	We identified our median employee from among our employees as of December 31, 2025, based on our payroll records.

•

As permitted by SEC rules under a de minimis exemption, we excluded 408 employees, who in the aggregate represented less than 5% of our 8,429 employees as of December 31, 2025. These exclusions consisted of all employees located in Philippines (249 employees), Germany (56 employees), Spain (29 employees), Singapore (27 employees), Japan (12 employees), China (11 employees), Indonesia (9 employees), Colombia (4 employees), Malaysia (3 employees), United Arab Emirates (3 employees), and Italy, Netherlands, Norway, Sweden, and Taiwan (1 employee each). The application of this de minimis exception results in an employee population of 8,021 including the Chief Executive Officer.

•

We used a consistently applied total direct compensation measure consisting of (i) fiscal year 2025 base pay, which we annualized for any permanent employees who commenced work during the year, (ii) cash bonuses paid in fiscal year 2025, excluding allowances and relocation payments, (iii) sales incentive compensation and overtime pay, and (iv) the dollar value of annual equity awards granted during fiscal year 2025.

•	We calculated the total compensation of our median employee for purposes of computing the pay ratio using the same criteria that were used for determining the total annual compensation of our CEO.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2026 PROXY STATEMENT 80

EXECUTIVE COMPENSATION

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act, we are providing the information below to illustrate the relationship between the
SEC-defined
compensation actually paid (“CAP”) and various measures used to gauge the Company’s financial performance in conformance with Item 402(v) of Regulation
S-K.
CAP is calculated in accordance with Item 402(v) of
Regulation S-K
and differs from compensation shown in the Summary Compensation Table for the Chief Executive Officer and other NEOs. See below for a reconciliation of the total compensation shown in the Summary Compensation Table to CAP. The Compensation Committee does not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please review the “Compensation Discussion and Analysis” section of this Proxy Statement.
The following table sets forth information concerning the compensation of our NEOs and our financial performance for each of the five years in the period ended December 31, 2025:

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO ($)	COMPENSATION ACTUALLY PAID TO PEO (1) ($)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO (1) NEOS ($)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		NET INCOME ($ IN MILLIONS)	EBITDA ($ IN MILLIONS)
					TOTAL SHAREHOLDER RETURN ($)	PEER GROUP TOTAL SHAREHOLDER RETURN (2) ($)

2025	$36,431,936	$33,174,602	$8,072,724	$5,593,138	$112.39	$122.51	$6.5	$170.1

2024	$37,393,960	$8,220,790	$8,229,951	$2,855,473	$119.66	$118.76	$138.7	$123.0

2023	$29,176,180	$28,622,960	$7,289,696	$7,416,214	$146.06	$112.65	$374.7	$389.8

2022	$19,420,514	$16,180,113	$5,633,566	$4,583,956	$129.17	$101.00	$369.5	$582.7

2021	$22,164,341	$11,430,937	$6,616,193	$3,506,869	$132.09	$137.09	$292.6	$565.0

(1)
The amounts shown represent CAP to our Principal Executive Officer (“PEO”) and the average CAP to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

YEAR	PEO	NON-PEO NEOS

2025	Andrew C. Florance	Christian M. Lown, Lisa C. Ruggles, Frederick G. Saint, and Frank A. Simuro

2024	Andrew C. Florance	Christian M. Lown, Scott T. Wheeler, Lisa C. Ruggles, Frederick G. Saint, and Frank A. Simuro

2023	Andrew C. Florance	Scott T. Wheeler, Lisa C. Ruggles, Frederick G. Saint, and Frank A. Simuro

2022	Andrew C. Florance	Scott T. Wheeler, Lisa C. Ruggles, Frederick G. Saint, and Frank A. Simuro

2021	Andrew C. Florance	Scott T. Wheeler, Lisa C. Ruggles, and Frederick G. Saint

2026 PROXY STATEMENT 81

EXECUTIVE COMPENSATION

CAP to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

ADJUSTMENTS	PEO
	2025	202 4	202 3	202 2	202 1

Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the 2025 Summary Compensation Table for Applicable Year	-($31,743,782)	-($33,192,850)	-($25,345,219)	-($15,526,424)	-($18,710,768)

Increase based on ASC 718 Fair Value of Awards Granted during Applicable Year that Remain Unvested as of Applicable Year End, determined as of Applicable Year End	$33,304,624	$22,403,392	$24,240,807	$18,416,210	$14,435,844

Increase based on ASC 718 Fair Value of Awards Granted during Applicable Year that Vested during Applicable Year, determined as of Vesting Date	$0	$0	$0	$3,551	$0

Increase/deduction for Awards Granted during Prior Year(s) that were Outstanding and Unvested as of Applicable Year End, determined based on change in ASC 718 Fair Value from Prior Year End to Applicable Year End	-($5,247,515)	-($13,423,536)	$2,965,451	$756,384	$3,584,582

Increase/deduction for Awards Granted during Prior Year(s) that Vested During Applicable Year, determined based on change in ASC 718 Fair Value from Prior Year End to Vesting Date	$429,339	-($4,960,176)	-($2,414,259)	-($6,890,122)	-($2,873,898)

Total Adjustments	-($3,257,334)	-($29,173,170)	-($553,220)	-($3,240,401)	-($10,733,404)

2026 PROXY STATEMENT 82

EXECUTIVE COMPENSATION

ADJUSTMENTS	AVERAGE NON-PEO NEOS
	2025	2024	2023	2022	2021

Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the 2025 Summary Compensation Table for Applicable Year	-($8,338,663)	-($5,320,293)	-($5,755,090)	-($4,293,321)	-($5,277,307)

Increase based on ASC 718 Fair Value of Awards Granted during Applicable Year that Remain Unvested as of Applicable Year End, determined as of Applicable Year End	$6,667,183	$4,751,991	$5,567,668	$4,567,643	$3,840,076

Increase based on ASC 718 Fair Value of Awards Granted during Applicable Year that Vested during Applicable Year, determined as of Vesting Date	$0	$0	$0	$0	$301

Increase/deduction for Awards Granted during Prior Year(s) that were Outstanding and Unvested as of Applicable Year End, determined based on change in ASC 718 Fair Value from Prior Year End to Applicable Year End	-($925,888)	-($1,899,128)	$738,930	$183,671	-($849,736)

Increase/deduction for Awards Granted during Prior Year(s) that Vested During Applicable Year, determined based on change in ASC 718 Fair Value from Prior Year End to Vesting Date	$117,782	-($463,526)	-($424,990)	-($1,507,603)	-($822,658)

Deduction of ASC 718 Fair Value of Awards Granted during Prior Year(s) that were Forfeited during Applicable Year, determined as of Prior Year End	$0	-($2,443,522)	$0	$0	$0

Total Adjustments	-($2,479,586)	-($5,374,478)	$126,518	-($1,049,610)	-($3,109,324)

(2)
Pursuant to SEC rules, the TSR amounts assume an initial investment of $100 on December 31, 2020. As permitted by SEC rules, the peer group referenced for purposes of the TSR comparison is the group of companies included in the S&P Composite 1500 Real Estate Index, which is the industry peer group used for purposes of Item 201(e) of Regulation
S-K.
The separate peer group used by the Compensation Committee for purposes of determining compensation paid to our executive officers is described in the “Compensation Discussion and Analysis—How Executive Compensation Decisions are Made” section of this Proxy Statement.

2026 PROXY STATEMENT 83

EXECUTIVE COMPENSATION

Narrative Disclosure to Pay Versus Performance Table
RELATIONSHIP BETWEEN FINANCIAL PERFORMANCE MEASURES
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR and our Peer Group TSR, (ii) our net income, and (iii) our EBITDA, in each case, for each of the five years in the period ended December 31, 2025.

2026 PROXY STATEMENT 84

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE TABULAR LIST
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2025:

(1)	Revenue;

(2)	EBITDA;

(3)	Relative TSR; and

(4)	Net Income.
These measures reflect the key metrics used for measuring performance under our annual cash and equity incentive compensation plans and multi-year performance-based equity incentive awards
.

2026 PROXY STATEMENT 85

STOCK OWNERSHIP INFORMATION

The following table provides certain information regarding the beneficial ownership of our common stock as of April 1, 2026, unless otherwise noted, by:

•	The NEOs listed in the 2025 Summary Compensation Table in this Proxy Statement;

•	Each of our current directors;

•

Each person we know to be the beneficial owner of more than 5% of our outstanding common stock (based upon Schedule 13D and Schedule 13G filings with the SEC, which can be reviewed for further information on each such beneficial owner’s holdings); and

•	All of our current executive officers and current directors as a group.

NAME AND ADDRESS(1)	SHARES BENEFICIALLY OWNED(2)	PERCENTAGE OF OUTSTANDING SHARES(2)

Louise S. Sams(3)	20,409	*

Andrew C. Florance(4)	3,044,568	*

Christian M. Lown(5)	137,316	*

Lisa C. Ruggles(6)	334,451	*

Frederick G. Saint(7)	569,599	*

Frank A. Simuro(8)	600,711	*

John L. Berisford(9)	2,973	*

Angelique G. Brunner(10)	10,166	*

Rachel C. Glaser(11)	4,157	*

John W. Hill(12)	18,231	*

Christine M. McCarthy(13)	3,323	*

Robert W. Musslewhite(14)	18,277	*

All current executive officers and directors as a group (13 persons)(15)	4,838,145	1.18%

BlackRock, Inc.(16)	31,820,259	7.79%

Vanguard Portfolio Management(17)	38,292,035	9.38%

Vanguard Capital Management(18)	31,613,997	7.74%

(1)	Unless otherwise noted, each listed person’s address is c/o CoStar Group, Inc., 1201 Wilson Blvd., Arlington, Virginia 22209.
(2)

Beneficial ownership, as determined in accordance with Rule 13d-3 under the Exchange Act, includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of shares, as well as the right to acquire beneficial ownership within 60 days of April 1, 2026, through the exercise of an option or otherwise. Accordingly, when applicable, DSUs issued pursuant to the MSPP are included in the beneficial ownership amounts reported herein, whereas Matching RSUs issued pursuant to the MSPP are excluded from the beneficial ownership amounts reported herein because such Matching RSUs are subject to vesting conditions and do not carry voting rights. Except as indicated in the footnotes to the table and to the extent authority is shared by spouses under applicable law, we believe, based on information furnished to us, that the persons named in the table have sole voting and dispositive power with respect to their reported shares of common stock. The use of * indicates ownership of less than 1%. As of April 1, 2026, the Company had 408,325,696 shares of common stock outstanding.

(3)	Includes 8,678 shares of restricted stock that are subject to vesting restrictions.
(4)

Includes 1,393,133 shares issuable upon options exercisable within 60 days of April 1, 2026, as well as 627,814 shares of restricted stock that are subject to vesting restrictions and performance conditions.

(5)

Includes 8,200 shares issuable upon options exercisable within 60 days of April 1, 2026, as well as 106,683 shares of restricted stock that are subject to vesting restrictions and performance conditions.

2026 PROXY STATEMENT 86

STOCK OWNERSHIP INFORMATION

(6)

Includes 159,536 shares issuable upon options exercisable within 60 days of April 1, 2026, as well as 93,934 shares of restricted stock that are subject to vesting restrictions and performance conditions.

(7)

Includes 151,433 shares issuable upon options exercisable within 60 days of April 1, 2026, as well as 138,315 shares of restricted stock that are subject to vesting restrictions and performance conditions.

(8)

Includes 186,220 shares issuable upon options exercisable within 60 days of April 1, 2026, as well as 195,254 shares of restricted stock that are subject to vesting restrictions and performance conditions.

(9)	Includes 2,973 shares of restricted stock that are subject to vesting restrictions.
(10)	Includes 7,528 shares of restricted stock that are subject to vesting restrictions.
(11)	Includes 3,143 shares of restricted stock that are subject to vesting restrictions.
(12)	Includes 8,869 shares of restricted stock that are subject to vesting restrictions.
(13)	Includes 2,973 shares of restricted stock that are subject to vesting restrictions.
(14)	Includes 8,202 shares of restricted stock that are subject to vesting restrictions.
(15)

Includes 1,898,522 shares issuable upon options exercisable within 60 days of April 1, 2026, as well as 1,237,169 shares of restricted stock that are subject to vesting restrictions and performance conditions.

(16)

Number of shares beneficially owned is as of March 31, 2025 and is based on the most recent Schedule 13G/A filed by BlackRock, Inc. on April 23, 2025. The reporting person had sole voting power with respect to 29,054,688 shares and sole dispositive power with respect to 31,820,259 shares, and shared voting and shared dispositive power with respect to no shares. The address of the reporting person is 50 Hudson Yards, New York, NY 10001.

(17)

Number of shares beneficially owned is as of March 31, 2026, and is based on the most recent Schedule 13G filed by Vanguard Portfolio Management on April 29, 2026. The reporting person had sole voting power with respect to 57,902 shares, sole dispositive power with respect to 38,292,035 shares, and shared voting and shared dispositive power with respect to no shares. The address of the reporting person is 100 Vanguard Boulevard, Malvern, PA 19355.

(18)

Number of shares beneficially owned is as of March 31, 2026, and is based on the most recent Schedule 13G filed by Vanguard Capital Management on April 29, 2026. The reporting person had sole voting power with respect to 4,190,094 shares, sole dispositive power with respect to 31,613,997 shares, and shared voting and shared dispositive power with respect to no shares. The address of the reporting person is 100 Vanguard Boulevard, Malvern, PA 19355.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and any persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of securities ownership and changes in such ownership with the SEC. The Company assists in complying with this reporting obligation by preparing and filing ownership reports on behalf of its executive officers and directors pursuant to powers of attorney issued by the executive officer or director to the Company. Based solely on our review of these reports, or written representations from certain reporting persons, we believe that during fiscal year 2025, all such reporting persons filed the required reports on a timely basis under Section 16(a), except that an ownership interest was inadvertently omitted from a timely filed Form 3 for Christine M. McCarthy, which omission was corrected by an amended Form 3 filed on April 2, 2026.

2026 PROXY STATEMENT 87

Proposal 4

APPROVAL OF THE COSTAR GROUP, INC. 2026 EMPLOYEE STOCK PURCHASE PLAN

At the Annual Meeting, stockholders will be asked to approve the 2026 ESPP.

Overview

In this Proposal 4, we are requesting stockholders approve the adoption of the Costar Group, Inc. 2026 Employee Stock Purchase Plan (the “2026 ESPP”). The Board has adopted the 2026 ESPP, subject to stockholder approval, to be effective as of the date on which our stockholders approve the 2026 ESPP. The 2026 ESPP is described in more detail below. If this Proposal 4 is not approved by our stockholders, the 2026 ESPP will not become effective.

The 2026 ESPP

The 2026 ESPP is comprised of two distinct components in order to provide increased flexibility to grant options to purchase shares under the 2026 ESPP. Specifically, the 2026 ESPP authorizes (1) the grant of options that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code (the “Section 423 Component”), and (2) the grant of options that are not intended to be tax-qualified under Section 423 of the Code (the “Non-Section 423 Component”). Where permitted and if implemented, we expect that the Non-Section 423 Component will generally be operated and administered on terms and conditions similar to the Section 423 Component.

Background and Proposed Share Reserve

The Board has unanimously adopted, subject to stockholder approval, the 2026 ESPP for our employees and the employees of our participating subsidiaries. The 2026 ESPP authorizes the issuance of 2,500,000 shares of the Company’s common stock.

The primary purpose of the 2026 ESPP is to assist eligible employees in acquiring a stock ownership interest in the Company pursuant to a plan that, where applicable, is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code and to help eligible employees provide for their future security and to encourage them to remain in the employment of the Company and its participating subsidiaries. The 2026 ESPP gives employees an opportunity to purchase shares of common stock through payroll deductions over the course of each offering period under the 2026 ESPP. We believe that our stockholders will correspondingly benefit from the increased interest on the part of participating employees in the success of the Company.

We believe that the 2026 ESPP is a powerful incentive and retention tool that will benefit all of our stockholders. Specifically, we believe the 2026 ESPP will enable the Company to: (1) provide eligible employees with a convenient means of acquiring an equity interest in the Company through payroll deductions, (2) enhance such employees’ sense of participation in the affairs of the Company, and (3) provide an incentive for continued employment. The 2026 ESPP will also align the interests of employees with those of stockholders through increased stock ownership.

The Board approved the 2026 ESPP on April 27, 2026, subject to further approval by our stockholders. In making its determination, the Board considered various factors in determining the appropriate share reserve under the 2026 ESPP, including the costs of the share reserve and the expected employee utilization of the 2026 ESPP. Specifically, the Board considered that:

•	The 2,500,000 shares to be initially reserved for issuance under the 2026 ESPP represent 0.61% of outstanding shares as of the date the Board approved the 2026 ESPP.

•

We expect the proposed aggregate share reserve under the 2026 ESPP to provide us with enough shares for approximately five years or more, depending on the price of our shares and expected hiring activity and eligible employee participation. We cannot predict these factors with any degree of certainty at this time, and the share reserve under the 2026 ESPP could last for a shorter or longer time.

2026 PROXY STATEMENT 88

PROPOSAL 4 — APPROVAL OF THE COSTAR GROUP, INC. 2026 EMPLOYEE STOCK PURCHASE PLAN

In light of the factors described above, and the fact that the Board believes that offering an employee stock purchase plan is important to the Company’s ability to continue to attract and retain employees in the labor markets in which we compete for talent, the Board has determined that the size of the share reserve under the 2026 ESPP is reasonable and appropriate at this time.

Summary of the 2026 ESPP

This section summarizes certain principal features of the 2026 ESPP. The summary is qualified in its entirety by reference to the complete text of the 2026 ESPP, a copy of which is attached as Appendix B to this Proxy Statement. We urge our stockholders to carefully read the entire 2026 ESPP before voting on this proposal.

Eligibility and Administration

We expect that all of CoStar’s employees will be eligible to participate in the 2026 ESPP. However, with respect to the Section 423 Component, an employee may not be granted rights to purchase stock under the 2026 ESPP if the employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of CoStar’s securities. Immediately following the adoption of the 2026 ESPP by our stockholders, if approved, CoStar is expected to have approximately 8,000 employees who may be eligible to participate in the 2026 ESPP.

The 2026 ESPP will be administered by the Board, which may delegate its duties and responsibilities to one or more committees of its directors (collectively, the “ESPP administrator’’). Among other things, the ESPP administrator will have authority to interpret the terms of the 2026 ESPP, determine eligibility of participants and impose a mandatory holding period pursuant to which employees may not dispose of or transfer shares purchased under the 2026 ESPP for a period of time determined by the ESPP administrator in its discretion. Following the adoption of the 2026 ESPP by our stockholders, if approved, we expect the Compensation Committee to administer the 2026 ESPP.

Shares Available for Awards

A total of 2,500,000 shares of CoStar’s common stock will initially be reserved for issuance under the 2026 ESPP, all of which can be granted under the Section 423 Component.

Awards

Stock will be offered under the 2026 ESPP during offering periods. Additionally, the ESPP administrator may designate one or more purchase periods within an offering period. The length of the offering periods and purchase periods under the 2026 ESPP will be determined by the ESPP administrator and the offering period may be up to twenty-seven months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates for each offering period will be the final trading day in the purchase period, or such other date determined by the ESPP administrator in an offering document. Offering periods and purchase periods under the 2026 ESPP will commence when determined by the ESPP administrator. The ESPP administrator may, in its discretion, modify the terms of future offering periods or purchase periods. In non-U.S. jurisdictions where participation in the 2026 ESPP through payroll deductions is prohibited, the ESPP administrator may provide that an eligible employee may elect to participate through contributions to the participant’s account under the 2026 ESPP in a form acceptable to the ESPP administrator in lieu of or in addition to payroll deductions.

The 2026 ESPP permits participants to purchase common stock through payroll deductions of up to a specified percentage of their eligible compensation. The ESPP administrator will establish a maximum number of shares that may be purchased by a participant during any offering period. In addition, no employee will be permitted to accrue the right to purchase stock under the Section 423 Component at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of CoStar’s common stock as of the first day of the offering period).

On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of CoStar’s common stock. The option will expire at the end of the applicable offering period (or, if earlier, the last trading day of the purchase period, or such other date as determined by the ESPP administrator) and will be exercised at that time to the extent of the payroll deductions accumulated during the purchase period. The ESPP administrator may determine the purchase price of the shares, which, in the absence of a contrary designation, will be 85% of the lower of the fair market value of CoStar’s common stock on the first trading day of the offering period or on the purchase date. Participants may voluntarily end their participation in the 2026 ESPP at any time during a specified period prior to the end of the applicable offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon a participant’s termination of employment.

2026 PROXY STATEMENT 89

PROPOSAL 4 — APPROVAL OF THE COSTAR GROUP, INC. 2026 EMPLOYEE STOCK PURCHASE PLAN

A participant may not transfer rights granted under the 2026 ESPP other than by will or the laws of descent and distribution, and rights granted under the 2026 ESPP are generally exercisable only by the participant.

Certain Transactions

In the event of certain non-reciprocal transactions or events affecting CoStar’s common stock, the ESPP administrator will make equitable adjustments to the 2026 ESPP and outstanding rights. In the event of certain unusual or non-recurring events or transactions, including a change in control, the ESPP administrator may provide for (1) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of stock subject to outstanding rights, (4) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (5) the termination of all outstanding rights.

2026 ESPP Amendment and Termination

The ESPP administrator may amend, suspend or terminate the 2026 ESPP at any time. However, stockholder approval will be obtained for any amendment that increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the 2026 ESPP or changes the corporations or classes of corporations whose employees are eligible to participate in the 2026 ESPP.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to participation in the 2026 ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

As described above, the 2026 ESPP has a Section 423 Component and a Non-Section 423 Component. The tax consequences for a participant will depend on whether the participant participates in the Section 423 Component or the Non-Section 423 Component.

Tax Consequences to U.S. Participants in the Section 423 Component

The Section 423 Component, and the rights of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the shares purchased under the 2026 ESPP are sold or otherwise disposed of. This means that the participant will not recognize taxable income on the date the participant is granted an option under the 2026 ESPP. In addition, the participant will not recognize taxable income upon the purchase of shares.

Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), or if the participant dies while holding the shares, then the participant (or the participant’s estate) generally will recognize ordinary income measured as the lesser of:

i.	the excess of the fair market value of the common stock at the time of such sale or disposition (or death) over the purchase price of such shares, or

ii.	an amount equal to the applicable discount from the fair market value of the shares as of the first day of the applicable offering period.

Any additional gain should be treated as long-term capital gain. If the shares are held for at least the holding periods described above but are sold for a price that is less than the purchase price, there will be no ordinary income and the difference will be a long-term capital loss. CoStar will not be entitled to an income tax deduction with respect to the grant or exercise of a right to purchase shares, or the sale of such shares by a participant, where such participant holds such shares for at least the holding periods described above.

Any sale or other disposition of shares before the expiration of the holding periods described above will be a “disqualifying disposition,” and the participant will recognize ordinary income at the time of such disposition generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price, and CoStar will be entitled to an income tax deduction for such ordinary income. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period following the date the shares were purchased by the participant prior to such sale or disposition, and CoStar will not be entitled to an income tax deduction for any such capital gain.

2026 PROXY STATEMENT 90

PROPOSAL 4 — APPROVAL OF THE COSTAR GROUP, INC. 2026 EMPLOYEE STOCK PURCHASE PLAN

Tax Consequences to U.S. Participants in the Non-Section 423 Component

A participant in the Non-Section 423 Component generally will have compensation income equal to the value of the common stock on the day the participant purchased the common stock less the purchase price.

When a participant sells the common stock the participant purchased under the Non-Section 423 Component, the participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the common stock on the day it was purchased. This capital gain or loss will be long-term if the participant held the common stock for more than one year and otherwise will be short-term.

With respect to U.S. participants, CoStar is generally entitled to a deduction for amounts taxed as ordinary income to a participant to the extent of ordinary income recognized upon a purchase made under the Non-Section 423 Component.

New Plan Benefits

Participation in the 2026 ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the 2026 ESPP. Additionally, benefits under the 2026 ESPP will depend on the participants’ enrollment and contribution elections, and the fair market value of the shares at various future dates. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2026 ESPP.

Interests of Certain Persons in the 2026 ESPP

Stockholders should understand that our executive officers may be considered to have an interest in the approval of the 2026 ESPP because they may in the future be eligible to participate in the 2026 ESPP. Nevertheless, the Board believes that it is important to provide incentives and promote the retention of all employees by adopting the 2026 ESPP.

RECOMMENDATION

We strongly believe that approval of the 2026 ESPP is essential to our continued success. Our employees are one of our most valuable assets. The 2026 ESPP is critical for attracting and retaining outstanding and highly skilled individuals. This type of plan is vital to support our ability to motivate employees to achieve our Company-wide goals. For the reasons stated above, stockholders are being asked to approve the 2026 ESPP.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COSTAR GROUP, INC. 2026 EMPLOYEE STOCK PURCHASE PLAN.

2026 PROXY STATEMENT 91

OTHER INFORMATION

Attending the Annual Meeting of Stockholders

WEBCAST

The Annual Meeting will be held in a virtual only format consisting of a live webcast. Stockholders will be able to participate from any geographic location with Internet connectivity. You may listen, vote and submit questions during the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/CSGP2026. More information regarding how you can participate in the virtual Annual Meeting is provided in the Proxy Statement. A webcast replay of the Annual Meeting’s audio will be available on the investor relations page of our website after the Annual Meeting.

STREET NAME HOLDERS

If your shares are held in a bank, brokerage or other institutional account, you are a beneficial owner of these shares but not the record holder. This is known as holding shares in “street name.” If you wish to vote the shares you hold in “street name” in person at the meeting, you must obtain a legal proxy from your bank, broker or other intermediary and bring it with you to hand in with your ballot.

SOLICITATION OF PROXIES AND EXPENSES

We have hired Innisfree M&A Inc. to assist in the solicitation of votes for $25,000 plus reasonable out-of-pocket expenses. Proxies are solicited on behalf of the Board. The Company will bear all expenses in connection with the Annual Meeting and this proxy solicitation. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, in person, by telephone, by mail, facsimile, or other electronic or other means. We will reimburse brokerage houses, banks, and other custodians for their reasonable expenses for forwarding these materials to beneficial owners.

In connection with our solicitation of proxies for our 2027 Annual Meeting of Stockholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

TABULATION OF VOTES

Broadridge Financial Services, Inc. will tabulate the votes.

Notice of Business to Come Before the Annual Meeting

We do not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter properly comes before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matter as they determine appropriate.

Voting Information

RECORD DATE

At the close of business on the record date, Monday, April 27, 2026, there were 408,355,715 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote on each of the eight director nominees and on each of the other proposals.

QUORUM

The presence at the Annual Meeting, online or by proxy, of a majority in number of the total issued and outstanding shares of common stock of the Company entitled to vote constitutes a quorum (the minimum number of shares required to take action) for the Annual Meeting. Both abstentions and broker non-votes will be counted as shares present for purposes of obtaining a quorum.

2026 PROXY STATEMENT 92

OTHER INFORMATION

VOTING REQUIREMENTS FOR PROPOSALS

The required vote and the calculation method for each of the matters scheduled for consideration at the Annual Meeting are as follows:

Election of Directors. Each director will be elected if the number of shares voted “FOR” a director exceeds the number of shares voted “AGAINST” that director. If the votes cast for an incumbent director do not exceed the votes cast against the director, then the director is required to tender his or her resignation pursuant to the Board’s director resignation policy, and our Board will consider whether to accept or reject such director’s resignation following the Nominating and Corporate Governance Committee’s recommendation.

Each of the Other Proposals. Each of the other proposals to be voted on at the Annual Meeting shall be decided by a majority of the votes cast at the Annual Meeting by the stockholders entitled to vote thereon. Thus each of the other proposals to be voted on at the Annual Meeting will be approved if the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal.

HOW TO CAST YOUR VOTE

You may vote the shares of common stock that you owned as of April 27, 2026, which is the record date for the Annual Meeting. We encourage you to vote as soon as possible, even if you plan to attend the meeting. Please follow the instructions on your proxy card, voting instruction form, or on the Notice that you received. If you submit your vote prior to the meeting, you may still attend the Annual Meeting and vote at the Annual Meeting. However, simply attending the Annual Meeting online will not revoke your proxy. If you instructed a broker, bank, or other nominee to vote your shares, you must follow your broker’s, bank’s, or other nominee’s directions for changing those instructions.

You may vote in the following ways:

Online	You can vote online before the meeting, at www.proxyvote.com, using the instructions provided in the Notice.

By Telephone	You can vote by calling the number on your proxy card or voting instruction form.

By Mail	If you receive a complete set of proxy materials by U.S. mail, complete, sign and return the accompanying proxy or voting instruction form in accordance with the instructions provided.

At the Meeting	You can vote online during the meeting, at www.virtualshareholdermeeting.com/CSGP2026.

You may listen, vote, submit questions and view the list of registered stockholders during the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/CSGP2026. If you are a registered stockholder, to access, participate in and vote at the Annual Meeting, you will need the 16-digit control number included on your proxy card or the Notice. If your shares are held in brokerage accounts and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that voting instruction form or the Notice. Otherwise, stockholders who hold their shares in brokerage accounts should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

TREATMENT OF ABSTENTIONS

Abstentions will not affect the outcome of the election of directors or the other proposals because they are disregarded in calculating the total number of votes cast. Abstentions will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

TREATMENT OF BROKER NON-VOTES

Beneficial owners whose shares are held in brokerage accounts have the right to direct their broker, bank, or other nominee how to vote their shares, and the broker, bank, or other nominee is required to vote those shares in accordance with their instructions.

Brokers, banks, or other nominees have the discretion to vote shares held in brokerage accounts on routine corporate matters, such as ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2), without specific voting instructions from the beneficial owner. Brokers, banks, or other nominees may not vote shares held in brokerage accounts on non-routine matters, such as the election of directors (Proposal 1), the advisory resolution to approve executive compensation (Proposal 3), or the approval of the CoStar Group, Inc. 2026 Employee Stock Purchase Plan (Proposal 4) without specific voting instructions from the beneficial owner (this is referred to as a “broker non-vote”). Broker non-votes will not affect the outcome of Proposals 1, 3 or 4.

2026 PROXY STATEMENT 93

OTHER INFORMATION

Broker non-votes will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

REVOCATION OF PROXIES

You may revoke your proxy at any time before it is voted by:

•	Delivering to the Corporate Secretary at our principal executive office written notice that you are revoking your proxy;

•	Submitting a properly executed proxy bearing a later date;

•	Voting again online before the meeting at www.proxyvote.com; or

•	Before the electronic polls close, submitting a later-dated vote online during the Annual Meeting, via the Internet, at www.virtualshareholdermeeting.com/CSGP2026.

Multiple Stockholders Sharing the Same Address

If you and others who share your mailing address own common stock in street name, meaning through a broker, bank, or other nominee, you may have received a notice that your household will receive only one Notice or one set of proxy materials (the 2025 Annual Report and this Proxy Statement), as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single set of proxy materials has been sent to your address. Each stockholder will continue to receive a separate voting instruction form. If you would like to revoke your consent to householding and in the future receive your own Notice or your own set of proxy materials, as applicable, or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Broadridge Financial Services, Inc., either by calling 1-866-540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. A revocation of consent to householding will be effective 30 days following its receipt. We will deliver promptly, upon written or oral request, a separate copy of the proxy materials for the Annual Meeting to a stockholder at a shared address to which a single copy of the materials was delivered.

Stockholder Proposals and Nominations for Directors for the 2027 Annual Meeting of Stockholders

Rule 14a-8 Stockholder Proposals. A stockholder who intends to introduce a proposal for consideration at our 2027 Annual Meeting of Stockholders may seek to have that proposal included in our Proxy Statement if the proposal relates to a subject that is permitted under Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our Proxy Statement, the proposal must be received by our Corporate Secretary at our principal executive office not later than December 31, 2026, and must satisfy the other requirements of Rule 14a-8. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our Proxy Statement.

A stockholder may otherwise propose business for consideration or nominate persons for election to the Board, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in our Proxy Statement.

Other Stockholder Proposals. Our By-Laws specify the requirements that must be met in order to submit any such proposals or nominations. Stockholders who wish to nominate persons for election as directors or bring forth other proposals outside of Rule 14a-8 at the 2027 Annual Meeting of Stockholders must give notice of their intention to do so in writing to our Corporate Secretary on or before the close of business on April 9, 2027, but no sooner than the close of business on March 10, 2027. The stockholder’s submission must include specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of common stock as required by our By-Laws. Stockholder proposals or nominations not meeting these requirements will not be entertained at the 2027 Annual Meeting of Stockholders. The address of our principal executive office is: 1201 Wilson Blvd., Arlington, Virginia 22209. Any notice of director nomination submitted to the Company other than through proxy access must include the additional information required by Rule 14a-19(b) under the Exchange Act.

Proxy Access. Pursuant to the proxy access provision in our By-Laws, eligible stockholders have the ability to nominate and include in our proxy statement director nominee(s), if such nominations are submitted in accordance with the procedures set forth in the By-Laws. Notice must be provided in writing to the Secretary as provided in the By-Laws. For the 2027 Annual Meeting of Stockholders, the Corporate Secretary of the Company must receive this notice no later than December 31, 2026, and no earlier

2026 PROXY STATEMENT 94

OTHER INFORMATION

than December 1, 2026, which dates are 120 calendar days and 150 calendar days, respectively, prior to April 30, 2027, the anniversary of the date that the Company mailed its proxy statement for the Annual Meeting; provided, that if the annual meeting is not scheduled to be held on a date that is not within 30 days before or after such anniversary date, then notice by the stockholder to be timely must be delivered not earlier than the close of business on the date that is 150 days prior to such annual meeting and not later than the close of business on the date that is 120 days prior to such annual meeting or the 10th day following the day on which public announcement or disclosure of the date of such meeting is first made.

Universal Proxy Cards. In addition to satisfying the requirements of the Company’s advance notice By-Law provision, a stockholder who intends to solicit proxies in support of director nominees for election at the 2027 Annual Meeting of Stockholders, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than April 24, 2027.

Availability of Form 10-K

If you would like a paper copy of our 2025 Annual Report, excluding certain exhibits, please send a written request to Gene Boxer, General Counsel and Corporate Secretary, CoStar Group, Inc., 1201 Wilson Blvd., Arlington, Virginia 22209.

2026 PROXY STATEMENT 95

APPENDIX A

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group’s plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “likely,” “might,” “believe,” “expect,” “observe,” “consider,” “think,” “intend,” “envision,” “will,” “should,” “could,” “would,” “plan,” “target,” “goal,” “estimate,” “predict,” “continue,” “commit,” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risks related to AI technologies, such as Homes AI; our inability to attract and retain new clients; our inability to successfully develop and introduce new or updated online marketplace services, information, and analytics; our inability to compete successfully against existing or future competitors in attracting advertisers and in general; the effects of fluctuations and market cyclicality; the effects of global economic uncertainties and downturns or a downturn or consolidation in the real estate industry; our inability to hire qualified persons for, or retain and continue to develop our sales force, or unproductivity of our sales force; our inability to retain and attract highly capable management and operating personnel; the downward pressure that our internal and external investments may place on our operating margins; our inability to increase brand awareness; our inability to maintain or increase internet traffic to our marketplaces, and the risk that the methods, including Google Analytics, that we use to measure average monthly unique visitors to our portals may misstate the actual number of unique persons who visit our network of mobile applications and websites for a given month or may differ from the methods used by competitors; our inability to attract new advertisers; our inability to successfully identify, finance, integrate, and/or manage costs related to acquisitions; our inability to complete certain strategic transactions if a proposed transaction is subject to review or approval by regulatory authorities pursuant to applicable laws or regulations; our inability to realize the benefits of the Matterport Acquisition or the Domain Acquisition; the inability of third-party suppliers upon which Matterport relies to fulfill its needs; the effects of cyberattacks and security vulnerabilities, and technical problems or disruptions; the significant costs associated with undertaking a large infrastructure project; our inability to generate increased revenues from our current or future geographic expansion plans; the risks related to acceptance of credit cards and debit cards and facilitation of other customer payments; the effects of climate-related events and other events beyond our control; the effects related to attention to climate-related risks and opportunities; our inability to obtain and maintain accurate, comprehensive, or reliable data; our inability to obtain and maintain stable data feeds, or disruption of our data feeds; our inability to enforce or defend our ownership and use of intellectual property; the effects of use of new and evolving technologies, including AI, on our ability to protect our data and intellectual property from misappropriation by third parties; our inability to defend against potential legal liability for collecting, displaying, or distributing information; our inability to obtain or retain listings from real estate brokers, agents, property owners, and apartment property managers; our inability to maintain or establish relationships with third-party listing providers; our inability to comply with the rules and compliance requirements of Multiple Listing Services; the risks related to open source software; the risks related to international operations; the effects of foreign currency exchange rate fluctuations; our indebtedness; the effects of a lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; the effects of any actual or perceived failure to comply with privacy or data protection laws, regulations, and standards; the effects of changes in tax laws, regulations, or fiscal and tax policies; the effects of third-party claims, litigation, regulatory proceedings, or government investigations; risks related to return on investment; and the risks related to the specific timing, price, and size of repurchases under the Stock Repurchase Program, including that the Stock Repurchase Program may be suspended or discontinued at any time at the Company’s discretion. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar Group’s filings from time to time with the SEC, including in CoStar Group’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar Group’s other filings with the SEC (including Current Reports on Form 8-K) available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar Group on the date hereof, and CoStar Group assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

2026 PROXY STATEMENT A-1

APPENDIX A

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

This Proxy Statement includes disclosure of certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA. We typically disclose EBITDA on a consolidated and an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. Adjusted EBITDA is different from EBITDA because we further adjust EBITDA for stock-based compensation expense, acquisition- and integration-related costs, restructuring and related costs, including certain advisory fees, and settlements and impairments incurred outside our ordinary course of business.

These non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies, but we believe that they may help our investors meaningfully evaluate and compare our results of operations to our previously reported results of operations.

For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this proxy statement and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA represents GAAP net income (loss) attributable to CoStar Group before interest income or expense, net and other income or expense, net; loss on debt extinguishment; income taxes, and depreciation and amortization expense.

Adjusted EBITDA represents EBITDA before stock-based compensation expense; acquisition- and integration-related costs; restructuring and related costs, including certain advisory fees; and settlements and impairments incurred outside the Company’s ordinary course of business. Adjusted EBITDA margin represents Adjusted EBITDA divided by revenues for the period.

Operating Metrics

Net New Bookings is calculated based on the annualized amount of change in the Company’s sales bookings resulting from new subscription-based contracts, changes to existing subscription-based contracts, and cancellations of subscription-based contracts for the period reported. Information regarding Net New Bookings is not comparable to, nor should it be substituted for, an analysis of the Company’s revenues over time.

2026 PROXY STATEMENT A-2

APPENDIX A

Set forth below are descriptions of financial items that have been excluded from net income (loss) to calculate EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income (loss):

•

Amortization of acquired intangible assets in cost of revenue may be useful for investors to consider because it represents the diminishing value of any acquired trade names and other intangible assets and the use of our acquired technology, which is one of the sources of information for our database of commercial real estate information. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•

Amortization of acquired intangible assets in operating expenses may be useful for investors to consider because it represents the estimated attrition of our acquired customer base. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•

Depreciation and other amortization may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•

The amount of interest (expense) income, net and other (expense) income, net we generate and incur may be useful for investors to consider and may result in current cash inflows and outflows. However, we do not consider the amount of interest income or expense (expense) income, net and other (expense) income, net to be a representative component of the day-to-day operating performance of our business.

•

Income tax expense may be useful for investors to consider because it generally represents the taxes that may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business. However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

•

The amount of loss on our debt extinguishment may be useful for investors to consider because it generally represents losses from the early extinguishment of debt. However, we do not consider the amount of the loss on debt extinguishment to be a representative component of the day-to-day operating performance of our business.

Set forth below are descriptions of additional financial items that have been excluded from EBITDA to calculate Adjusted EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income (loss):

•

Stock-based compensation expense may be useful for investors to consider because it represents a portion of the compensation of our employees and executives. Determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expenses recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Therefore, we believe it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business.

•

The amount of acquisition- and integration-related costs incurred may be useful for investors to consider because such costs generally represent professional service fees and direct expenses related to acquisitions. Because we do not acquire businesses on a predictable cycle, we do not consider the amount of acquisition- and integration-related costs to be a representative component of the day-to-day operating performance of our business.

•

The amount of settlement and impairment costs incurred outside of our ordinary course of business may be useful for investors to consider because they generally represent gains or losses from the settlement of litigation matters, charges related to terminations of contracts or impairments of acquired intangible assets or other long lived assets. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•

The amount of restructuring and related costs, including certain advisory costs, incurred may be useful for investors to consider because they generally represent costs incurred in connection with changes to the structure of our operations, governance, offices and related properties, and suppliers or employees used to deliver services and include costs to terminate contracts, advisory fees, and other professional services, and severance. Because we do not carry out restructuring activities on a predictable cycle, we do not consider the amount of restructuring-related costs to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to investors to understand the factors and trends affecting our business.

2026 PROXY STATEMENT A-3

APPENDIX A

The following table shows our net income reconciled to our EBITDA and our Adjusted EBITDA for the indicated periods (in millions):

	YEAR ENDED DECEMBER 31, 2025	YEAR ENDED DECEMBER 31, 2024	YEAR ENDED DECEMBER 31, 2023

Net income	$7	$139	$375

Amortization of acquired intangible assets in cost of revenues	74	30	32

Amortization of acquired intangible assets in operating expenses	118	44	42

Depreciation and other amortization	50	44	34

Interest income, net	(110)	(213)	(214)

Other (income) expense, net(1)	8	8	(5)

Income tax expense	23	71	126

EBITDA	$170	$123	$390

Stock-based compensation expense	194	89	85

Acquisition and integration related costs	63	29	13

Restructuring and related costs	6	1	4

Settlements and impairments	9	(1)	—

Adjusted EBITDA	$442	$241	$492

(1)

Includes $21 million and $29 million of depreciation and amortization expense, including above-market lease amortization, associated with lessor activities for the years ended December 31, 2025 and 2024, respectively.

Operating Metrics

Net new bookings is calculated based on the annualized amount of change in the Company’s sales bookings resulting from new subscription-based contracts, changes to existing subscription-based contracts and cancellations of subscription-based contracts for the period reported. Information regarding net new bookings is not comparable to, nor should it be substituted for, an analysis of the Company’s revenues over time.

2026 PROXY STATEMENT A-4

APPENDIX B

COSTAR GROUP, INC. 2026 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I. PURPOSE

The purpose of this Plan is to assist Eligible Employees of the Company and its Designated Subsidiaries in acquiring a stock ownership interest in the Company.

The Plan consists of two components: (i) the Section 423 Component and (ii) the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. The Non-Section 423 Component authorizes the grant of rights which need not qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code. Rights granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and Designated Subsidiaries but shall not be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise determined by the Administrator or provided herein, the Non- Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan in which Eligible Employees will participate. The terms of these Offerings need not be identical, even if the dates of the applicable Offering Period(s) in each such Offering are identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component (as determined under Section 423 of the Code). Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.

ARTICLE II. DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

2.1 “Administrator” means the entity that conducts the general administration of the Plan as provided in Article XI.

2.2 “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.3 “Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which Shares are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

2.6 “Common Stock” means the common stock, par value $0.01 per shares, of the Company and such other securities of the Company that may be substituted therefor.

2026 PROXY STATEMENT B-1

APPENDIX B

2.7 “Company” means CoStar Group, Inc., a Delaware corporation, or any successor.

2.8 “Compensation” of an Eligible Employee means, unless otherwise determined by the Administrator, the total compensation subject to federal income tax and paid to such Eligible Employee by the Company or any Designated Subsidiary, excluding reimbursements or other expense allowances, fringe benefits, relocation expenses, stock-based compensation and severance benefits. For purposes of the Plan, (a) salary deferrals in connection with participation in the Plan or any other plan or arrangement (such as Section 401(k) of the Code, Section 125 of the Code or qualified transportation fringe benefits) shall be included as Compensation, and (b) compensation shall be recognized only for the period in which a person is actually an eligible Participant in the Plan.

2.9 “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

2.10 “Designated Subsidiary” means any Subsidiary designated by the Administrator in accordance with Section 11.2(b), such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Subsidiary may participate in either the Section 423 Component or Non-Section 423 Component, but not both; provided that a Subsidiary that, for U.S. tax purposes, is disregarded from the Company or any Subsidiary that participates in the Section 423 Component shall automatically constitute a Designated Subsidiary that participates in the Section 423 Component.

2.11 “Effective Date” means the date the Plan is approved by the Company’s stockholders.

2.12 “Eligible Employee” means:

(a) an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Shares and other securities of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

(b) Notwithstanding the foregoing, the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period under the Section 423 Component if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years); (iii) such Employee’s customary employment is for twenty hours per week or less; (iv) such Employee’s customary employment is for less than five months in any calendar year; and/or (v) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Shares under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Shares under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, that any exclusion in clauses (i), (ii), (iii), (iv) or (v) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

(c) Further notwithstanding the foregoing, with respect to the Non-Section 423 Component, (i) the Administrator may determine that any Employee is an “Eligible Employee” and (ii) to the extent the restrictions in the first sentence in this definition are not consistent with applicable local laws, the applicable local laws shall control.

2.13 “Employee” means any individual who renders services to the Company or any Designated Subsidiary in the status of an employee, and, with respect to the Section 423 Component, a person who is an employee of the Company or any Designated Subsidiary within the meaning of Section 3401(c) of the Code. For purposes of an individual’s participation in, or other rights under the Plan, all determinations by the Company shall be final, binding and conclusive, notwithstanding

2026 PROXY STATEMENT B-2

APPENDIX B

that any court of law or governmental agency subsequently makes a contrary determination. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)- month period.

2.14 “Enrollment Date” means the first Trading Day of each Offering Period.

2.15 “Fair Market Value” means, as of any date, the value of Shares determined as follows: (i) if the Shares are listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Shares as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Shares are not traded on a stock exchange but are quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Shares, the Administrator will determine the Fair Market Value in its discretion.

2.16 “Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that need not satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.17 “Offering” means an offer by the Company under the Plan to Eligible Employees of a right to purchase Shares that may be exercised during an Offering Period as further described in Article IV hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treas. Reg. § 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treas. Reg. § 1.423-2(a)(2) and (a)(3).

2.18 “Offering Document” has the meaning given to such term in Section 4.1.

2.19 “Offering Period” has the meaning given to such term in Section 4.1.

2.20 “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.21 “Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Shares pursuant to the Plan.

2.22 “Payday” means the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.

2.23 “Plan” means this 2026 Employee Stock Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.

2.24 “Purchase Date” means the last Trading Day of each Purchase Period or such other date as determined by the Administrator and set forth in the Offering Document.

2.25 “Purchase Period” shall refer to one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, in the event no Purchase Period is designated by the Administrator in the

2026 PROXY STATEMENT B-3

APPENDIX B

applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.

2.26 “Purchase Price” means the purchase price designated by the Administrator in the applicable Offering Document (which purchase price, for purposes of the Section 423 Component, shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.

2.27 “Section 423 Component” means those Offerings under the Plan, together with the sub- plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan or any Offering(s), in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that are intended to satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.28 “Securities Act” means the U.S. Securities Act of 1933, as amended.

2.29 “Share” means a share of Common Stock.

2.30 “Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary. In addition, with respect to the Non-Section 423 Component, Subsidiary shall include any corporate or non-corporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

2.31 “Trading Day” means a day on which national stock exchanges in the United States are open for trading.

2.32 “Treas. Reg.” means U.S. Department of the Treasury regulations.

ARTICLE III. SHARES SUBJECT TO THE PLAN

3.1 Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 2,500,000 Shares, all of which may be granted under the Section 423 Component of the Plan. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under the Plan.

3.2 Shares Distributed. Any Shares distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury shares or Shares purchased on the open market.

ARTICLE IV. OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

4.1 Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Shares under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The Administrator shall establish in each Offering Document one or more Purchase

2026 PROXY STATEMENT B-4

APPENDIX B

Periods during such Offering Period during which rights granted under the Plan shall be exercised and purchases of Shares carried out during such Offering Period in accordance with such Offering Document and the Plan. The provisions of separate Offerings or Offering Periods under the Plan may be partially or wholly concurrent and need not be identical.

4.2 Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a) the length of the Offering Period, which period shall not exceed twenty-seven months;

(b) the length of the Purchase Period(s) within the Offering Period;

(c) the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 1,000,000 Shares (and which, for the Section 423 Component Offering Periods, shall be subject to the limitations described in Section 5.5 below);

(d) in connection with each Offering Period that contains more than one Purchase Period, the maximum aggregate number of Shares which may be purchased by any Eligible Employee during each Purchase Period, which, in the absence of a contrary designation by the Administrator, shall be 1,000,000 Shares (and which, for the Section 423 Component Offering Periods, shall be subject to the limitations described in Section 5.5 below); and

(e) such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE V. ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.

5.2 Enrollment in Plan.

(a) Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

(b) Except as otherwise determined by the Administrator, each subscription agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each Payday during the Offering Period as payroll deductions under the Plan. The percentage of Compensation designated by an Eligible Employee may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 25% in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c) A Participant may increase or decrease the percentage of Compensation designated in his or her subscription agreement, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed to suspend his or her payroll deduction elections one time during each Offering Period and shall not be allowed to increase or decrease his or her payroll deductions during an Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following five business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions during an Offering Period, such Participant’s cumulative unapplied payroll deductions prior to the suspension (if any) shall be refunded to the Participant as soon as practicable and such Participant will need to reenroll in the Plan for future Offering Periods

2026 PROXY STATEMENT B-5

APPENDIX B

(d) Except as otherwise set forth in an Offering Document or as otherwise determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

5.3 Payroll Deductions. Except as otherwise provided in the applicable Offering Document or determined by the Administrator, payroll deductions for a Participant shall commence on the first Payday following the Enrollment Date and shall end on the last Payday in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively. Notwithstanding any other provisions of the Plan to the contrary, in any non-U.S. jurisdiction where participation in the Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator shall take into consideration any limitations under Section 423 of the Code when applying an alternative method of contribution.

5.4 Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.

5.5 Limitation on Purchase of Shares. An Eligible Employee may be granted rights under the Section 423 Component only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6 Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 (with respect to the Section 423 Component) or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable, but not more than 30 days, after the Purchase Date.

5.7 Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms, rules and procedures applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Except as permitted by Section 423 of the Code, with respect to the Section 423 Component, such special terms may not be more favorable than the terms of rights granted under the Section 423 Component to Eligible Employees who are residents of the United States. Such special terms may be set forth in an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 11.2(g). Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.

2026 PROXY STATEMENT B-6

APPENDIX B

5.8 Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, unless otherwise set forth in the terms of an Offering Document, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal Payday equal to the Participant’s authorized payroll deduction.

ARTICLE VI. GRANT AND EXERCISE OF RIGHTS

6.1 Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earliest of: (x) the last Purchase Date of the Offering Period, (y) the last day of the Offering Period, and (z) the date on which the Participant withdraws in accordance with Section 7.1 or Section 7.3.

6.2 Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be credited to a Participant’s account and carried forward and applied toward the purchase of whole Shares for the next following Purchase Period, unless the Administrator provides that such amounts should be returned to the Participant in one lump sum payment in a subsequent payroll check. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

6.3 Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant without interest in one lump sum in cash as soon as reasonably practicable after the Purchase Date, or such earlier date as determined by the Administrator.

6.4 Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation or Shares received pursuant to the Plan the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.

6.5 Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges, if any, on

2026 PROXY STATEMENT B-7

APPENDIX B

which the Shares are then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable; (d) the payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and (e) the lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE VII. WITHDRAWAL; CESSATION OF ELIGIBILITY

7.1 Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than one week prior to the end of the then-applicable Purchase Period (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). All of the Participant’s payroll deductions credited to his or her account during such Purchase Period and not yet used to exercise rights under the Plan shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of any subsequent Offering Period unless the Participant is an Eligible Employee and timely delivers to the Company a new subscription agreement by the applicable enrollment deadline for any such subsequent Offering Period, as determined by the Administrator.

7.2 Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in any subsequent Offering Period that commences after the termination of the Offering Period from which the Participant withdraws.

7.3 Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the then-current Purchase Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment under the Plan, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the then-current Purchase Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment under the Plan and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between entities participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code or other Applicable Law.

ARTICLE VIII. ADJUSTMENTS UPON CHANGES IN SHARES

8.1 Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), change in control, reorganization, merger, amalgamation, consolidation, combination, repurchase, redemption, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or

2026 PROXY STATEMENT B-8

APPENDIX B

exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

8.2 Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a) To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b) To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d) To provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and

(e) To provide that all outstanding rights shall terminate without being exercised.

8.3 No Adjustment Under Certain Circumstances. Unless determined otherwise by the Administrator, no adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Section 423 Component of the Plan to fail to satisfy the requirements of Section 423 of the Code.

8.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

ARTICLE IX. AMENDMENT, MODIFICATION AND TERMINATION

9.1 Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the

2026 PROXY STATEMENT B-9

APPENDIX B

Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII) or (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan.

9.2 Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected (and, with respect to the Section 423 Component of the Plan, to the extent permitted by Section 423 of the Code), the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

9.3 Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;

(b) shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

(c) allocating Shares.

Such modifications or amendments shall not require stockholder approval or if the Administrator so determines, the consent of any Participant.

9.4 Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon, or the Offering Period may be shortened so that the purchase of Shares occurs prior to the termination of the Plan.

ARTICLE X. TERM OF PLAN

The Plan shall become effective on the Effective Date. The effectiveness of the Section 423 Component of the Plan shall be subject to approval of the Plan by the Company’s stockholders within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Section 423 Component of the Plan prior to such stockholder approval. The Plan shall remain in effect until terminated under Section 9.1. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE XI. ADMINISTRATION

11.1 Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan). The Board may at any time re-vest in itself any previously-delegated authority or duties for administration of the Plan. The Administrator may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

11.2 Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a) To determine when and how rights to purchase Shares shall be granted and the provisions of each offering of such rights (which need not be identical).

2026 PROXY STATEMENT B-10

APPENDIX B

(b) To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(c) To impose a mandatory holding period pursuant to which Participants may not dispose of or transfer Shares purchased under the Plan for a period of time determined by the Administrator in its discretion.

(d) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(e) To amend, suspend or terminate the Plan as provided in Article IX.

(f) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code for the Section 423 Component.

(g) The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

11.3 Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE XII. MISCELLANEOUS

12.1 Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the Applicable Laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2 Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, no Participant or Designated Beneficiary shall be deemed to be a stockholder of the Company, and no Participant or Designated Beneficiary shall have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or the Designated Beneficiary following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

12.3 Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

12.4 Designation of Beneficiary.

(a) A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

2026 PROXY STATEMENT B-11

APPENDIX B

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6 Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under the Section 423 Component so that the Section 423 Component of this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of the Section 423 Component that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as other Eligible Employees participating in the Non-Section 423 Component or as Eligible Employees participating in the Section 423 Component.

12.7 Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8 Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

12.9 No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ or service of the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment or service of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10 Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Section 423 Component of the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.11 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, Designated Beneficiary or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Offering Period, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

12.12 Data Privacy. As a condition for participation in the Plan, each Participant acknowledges and agrees that the Company (acting as data controller) may hold certain personal information about the Participant, including the Participant’s name, address and telephone number; birthdate; social security number, insurance number or other identification number;

2026 PROXY STATEMENT B-12

APPENDIX B

salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and participation details (the “Data”) to implement, manage and administer the Plan and any Offering Period(s). The Company may receive the Data from its Subsidiaries and affiliates or the Participant, and may share the Data with its Subsidiaries and to third parties assisting the Company with the Plan implementation, administration and management including to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. These recipients may be located outside of the Participant’s country (and outside of the United States, European Economic Area or United Kingdom), and in such cases the Data will be transferred in accordance with applicable law, including where required using approved international data transfer mechanisms such as standard contractual clauses. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. To the extent permitted under applicable law, a Participant may, at any time, exercise their right to request access to their Data, to delete or correct their Data, to object to the Company’s use of the Data, to request that the Company restricts the use of Data or shares the Data with another controller, or to raise any issues around the Company’s use of Data with the Company or any data privacy regulator. To contact the Company, request a copy of any international data transfer mechanism, exercise any data privacy right, or find out more information about how the Company uses the Data, a Participant may contact their local human resources representative.

12.13 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

12.14 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

12.15 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Offering Periods will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Offering Periods will be deemed amended as necessary to conform to Applicable Laws.

12.16 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

12.17 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced in accordance with the laws of the State of Delaware, disregarding any state’s choice of law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

12.18 Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

12.19 Section 409A. The Section 423 Component of the Plan and the rights to purchase Shares granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A of the Code and the U.S. Department of Treasury Regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”). Neither the Non-Section 423 Component nor any right to purchase Shares granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any right to purchase Shares granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause a right to purchase Shares granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

* * * * *

2026 PROXY STATEMENT B-13

COSTAR GROUP, INC. 1201 WILSON BLVD. ARLINGTON, VIRGINIA 22209 ATTN: GENE BOXER

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. EDT on June 22, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CSGP2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. EDT on June 22, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V97064-P53238     KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COSTAR GROUP, INC.

Company Proposals The Board of Directors recommends you vote FOR all the nominees listed in proposal 1:

1. Proposal for the election of directors.

Nominees:	For	Against	Abstain

1a. Louise S. Sams	☐	☐	☐

1b. Andrew C. Florance	☐	☐	☐

1c. John L. Berisford	☐	☐	☐

1d. Angelique G. Brunner	☐	☐	☐

1e. Rachel C. Glaser	☐	☐	☐

1f. John W. Hill	☐	☐	☐

1g. Christine M. McCarthy	☐	☐	☐

1h. Robert W. Musslewhite	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:	For	Against	Abstain

2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026.	☐	☐	☐

3. Proposal to approve, on an advisory basis, the Company’s executive compensation.	☐	☐	☐

4. Proposal to approve the CoStar Group, Inc. 2026 Employee Stock Purchase Plan.	☐	☐	☐

NOTE: I authorize the proxies to vote according to their discretion on any other matters that are properly presented before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

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V97065-P53238

COSTAR GROUP, INC.

Annual Meeting of Stockholders

June 23, 2026 10:00 A.M. EDT

Via the Internet at www.virtualshareholdermeeting.com/CSGP2026

This proxy is solicited by the Board of Directors

The undersigned stockholder of CoStar Group, Inc., a Delaware corporation (the “Company”), hereby acknowledgesreceipt of the Notice of 2026 Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2026, and of the 2025 Annual Report to Stockholders and hereby revokes any proxy or proxies previously given and hereby appoints Andrew C. Florance, Christian M. Lown and Gene Boxer or any of them, with full power to each of substitution on behalf and in the name of the undersigned, as the proxies and attorneys-in-fact to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2026 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held online at www.virtualshareholdermeeting.com/CSGP2026, at 10:00 a.m. EDT on Tuesday, June 23, 2026, and any adjournment or postponement thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth on the reverse side of this proxy card.

THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026, “FOR” APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION, AND “FOR” APPROVAL OF THE COSTAR GROUP, INC. 2026 EMPLOYEE STOCK PURCHASE PLAN, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side